SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549

                          AMENDMENT NO. 1
                                To
                              FORM S-1
                       Registration Statement
                 Under the Securities Act of 1933

                      IRON EAGLE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

          Delaware                  0-22965               27-1922514
(State or other jurisdiction   (Primary Standard      (I.R.S. Employer
   of incorporation or      Industrial Classification  Identification
      organization)               Code Number)              Number)

                                               Jason Shapiro
61 West 62nd Street, Suite 23F        61 West 62nd Street, Suite 23F
      New York, NY 10023                    New York, NY 10023
         888-481-4445                          888-481-4445
 (Address, and telephone number     (Name, address and telephone number
 of principal executive offices)            of agent for service)

Copies to:
     Ms. Jody Walker Esq.                  Mitchell Lampert, Esq.
    7841 South Garfield Way              Meister Seelig & Fein LLP
   Centennial, Colorado 80122              Two Grand Central Tower
     Phone 303-850-7637              140 East 45th Street, 19th Floor
    Fax: 303-482-2731                    New York, New York 10017
  Phone: (212) 655-3575                     Fax: (646)539-3675


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.406 of this chapter) during the preceding 12 months (or for such shorter period that we was required to submit and post such files). Yes [ ] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]    Accelerated filer         [ ]
Non-accelerated filer   [ ]    Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS   AMOUNT     PROPOSED    PROPOSED     AMOUNT OF
  OF SECURITIES        BEING     MAXIMUM     MAXIMUM      REGISTRATION
TO BE REGISTERED     REGISTERED OFFER PRICE  AGGREGATE       FEE(1)
                                 PER SHARE  OFFER PRICE

Common Stock       3,000,000 (2)  $5.00 (2)  $15,000,000  $1,741.50 (*)
Common Stock         120,000 (3)  $6.00 (3)     $720,000      83.59
------------       ---------      -----      -----------  ---------
Total              3,120,000                 $15,720,000  $1,825.09

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

 (2) Reflects a one-for-eight reverse stock split of the outstanding common stock of the registrant that will be consummated prior to completion of the offering of the securities included in this registration statement.

 (3) Represents common shares issuable upon exercise of warrants issued to the representatives of the several selling agents.
________________________________
 (*) Previously paid.

Iron Eagle amends this registration statement on such date or dates as may be necessary to delay its effective date until Iron Eagle shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                               PROSPECTUS

                              $15,000,000

                          IRON EAGLE GROUP, INC.

                              Common Stock

We are offering up to 3,000,000 common shares. The selling agents named in this prospectus are acting as our agents and offering our shares on a best efforts basis. However, a minimum of 2,000,000 shares of common stock must be sold during an offering period currently expiring on September 2, 2011 in order to complete this offering. Until completion of the offering, all proceeds from the sale of our common shares will be held in an interest bearing escrow account at Signature Bank, New York, New York.

Our common stock is currently traded on the OTCQB under the symbol IEAG.OTCQB. We intend to consummate a one-for-eight reverse split of our outstanding common stock prior to completion of the offering and apply to list our common stock on the Nasdaq Stock Exchange under the symbol: IEAG. On August 3, 2011, the last reported sale price of our common stock on the OTCQB was $3.20 per share, which reflects the one-for-eight reverse stock split.

These securities involve a high degree of risk. You should consider carefully the risk factors beginning on page 6 in this prospectus.

                                          Total          Total
                           Per Share     Minimum        Maximum
                             -----     -----------    -----------
Price to public              $5.00     $10,000,000    $15,000,000
Selling commissions (1)       0.35         700,000      1,050,000
Proceeds, before expenses    -----     -----------    -----------
  to Iron Eagle              $4.65     $ 9,300,000    $13,950,000
__________________________
(1)Does not include a 2% non-accountable expense allowance we have granted to Aegis Capital Corp, as the representative of the selling agents and warrants to purchase an aggregate number our shares of common stock equal to 4% of the total number shares sold in this offering at an exercise price equal to 120% of the per share offering price of our shares.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The selling agents expect to deliver the common stock to purchasers upon completion of this offering, subject to certain closing conditions, including approval of the listing of our shares on Nasdaq, and our payment of approximately $9,000,000 to retire a purchase note payable to the former owner of our operating subsidiary.

                          AEGIS CAPITAL CORP.

           The date of this prospectus is August 8, 2011

                             TABLE OF CONTENTS

Prospectus Summary                                                 5
Summary Consolidated Financial Data                               11
Risk Factors                                                      18
Forward Looking Statements                                        29
Use of Proceeds                                                   29
Dividend Policy                                                   31
Dilution                                                          31
Capitalization                                                    32
Market for Common Equity and Recent Sales of Securities           33
Selected Consolidated Financial Data                              38
Management's Discussion and Analysis of Financial
   Condition and Results of Operations                            51
Business                                                          58
Management                                                        67
Executive Compensation                                            71
Security Ownership of Certain Beneficial Owners
  and Management                                                  79
Certain Relationships and Related Transactions                    81
Plan of Distribution                                              83
Description of Capital Stock                                      85
Shares Eligible for Future Sale                                   85
Disclosure of Commission Position on Indemnification
  for Securities Act liabilities                                  86
Experts                                                           87
Legal Matters                                                     87
Where You Can Find More Information                               87
Financial Statements                                              88

                        PROSPECTUS SUMMARY

You should read the entire prospectus carefully, including the risk factors beginning on page 6 and our financial statements and the notes thereto.

Unless the context otherwise requires, all references in this prospectus to "the Company," "we," "our" and "us" refer to Iron Eagle Group, Inc., formerly known as Pinnacle Resources, Inc. and our wholly-owned subsidiaries, Sycamore Enterprises, LLC and Delta Mechanical Contractors, LLC. Unless the context otherwise requires, all references in this prospectus to "Iron Eagle" refers solely to Iron Eagle Group, Inc. Unless the context otherwise requires, the information contained in this prospectus gives effect to the January 21, 2011 acquisition of 100% of the members interest in Sycamore Enterprises LLC which, in turn, owns 100% of the member's interest in Delta Mechanical Contractors LLC.

All references in this prospectus to Iron Eagle's outstanding shares of common stock and per share data gives effect to a one-for-eight reverse stock split of our common stock that we intend to consummate prior to completion of this offering.

Our Company
-----------
Through our DMC subsidiary, we provide construction and contracting services in both the infrastructure and government markets. DMC is a regional subcontractor providing commercial and industrial installation of plumbing, heating, ventilation and air conditioning and fire protection services in the regions of Rhode Island, Southeastern
Massachusetts and Eastern Connecticut.

We typically procure and install equipment to our customers design specifications. We provide contracting services for both new construction projects and the rehabilitation of existing infrastructure, commercial, and industrial facilities. Our services primarily consist of:

 - Plumbing and piping systems
 - Specialty, process piping & equipment
 - Heating Ventilation and Air Conditioning
 - Upgrades and repairs of HVAC equipment
 - Medical gas piping (e.g. Hospitals)
 - Laboratory service piping
 = Fire protection services
 - Specialty pump installation

We service the following core commercial and industrial construction markets:

 - Military
 - Federal, State and Local Public Works
 = University/College
 = Pharmaceutical Facility
 - Manufacturing Facility
 - Medical
 - Office Building and Towers
 - Specialty Plants and Mills
 - Hotel/Motel
 - Distribution/Warehouse
 - Assisted Living
 - R&D and Laboratory
 - Retail/Entertainment/Recreational
 - Institutional

Most of our work is performed on a fixed-price basis. Although we bear the risk of project cost overruns, we believe that we have the ability to seek to recover unforeseen additional costs through project change orders or claims.

We had a backlog of anticipated revenue from the uncompleted portions of awarded contracts totaling approximately $31,000,000 as at March 31, 2011 and received contract awards of $3,200,000 from Electric Boat Company and the University of Rhode Island in the quarter ended March 31, 2011. Subsequent to March 31, 2011, we received contract awards and change orders for an additional $3,300,000. Our backlog as of December 31, 2010 was $39,500,000, compared to approximately $42,400,000 as of December 31, 2009.

We believe that approximately $6,000,000 of our backlog as at March 31, 2011 is for work that is not anticipated to be completed in calendar 2011 and is expected to be reflected in 2012 revenues. The schedule for each project is different and subject to change due to circumstances beyond our control. Accordingly it is not reasonable to assume that performance of backlog will be evenly distributed throughout the course of a year. We believe that our backlog is firm notwithstanding provisions in our contracts allowing the customers to modify or cancel the contract at any time, subject in certain cases, to our receipt of cost reimbursement and cancellation fees.

Our Strategy and Key Corporate Objectives
-----------------------------------------
Our goal is to become a leading construction and contracting service provider to both the infrastructure and government markets throughout the United States. We believe that the highly-fragmented construction and contracting business for infrastructure and other public projects lends itself to such strategy. We intend to achieve this goal by implementing the following strategies:

 - Growth through acquisitions.   We believe that there are a number
of opportunities to acquire for a combination of cash, earn-outs and our securities, the assets or equity of a number of small and medium sized prime contractors and subcontractors to federal, state and municipal public projects as well as government sponsored institutions. Our acquisition model is to seek to acquire established and profitable well-managed companies with revenues of between $35.0 and $100.0 million at multiples of approximately 3.5 to 5.0 times their historical earnings before interest, taxes, depreciation and amortization, or EBITDA.

 - Internal growth opportunities. We believe that there are a number of revenue growth opportunities for DMC in its existing markets as work repairing and upgrading certain infrastructures, such as roads, bridge and schools in the New England market area require municipalities to make necessary expenditures.

 - Achieve a cost savings integration strategy. As we make strategic acquisitions, we intend to pursue a non-invasive cost-savings and integration strategy with easily-outsourced back-office functions being integrated at the corporate-level in order to achieve cost savings and to allow each of our operating subsidiaries to focus on their construction operations and not administrative tasks.

 - Highly experienced management team - We believe that our management team has the unique set of skills to effectively implement our growth strategy. Our management team has over 30 years of experience identifying, acquiring and managing regional, national and international construction companies which had revenues ranging from $20.0 million to $1.8 billion.

In order to achieve our growth strategy, we will be required to raise additional capital through a combination of loans and equity financings. There is no assurance that such financing will be available or terms that will be acceptable to us.

Recent Events
-------------
On January 21, 2011, Iron Eagle acquired 100% of the member's interest of Sycamore and its DMC operating subsidiary from Bruce Bookbinder, the sole member of Sycamore. The total purchase price was paid by delivery of Iron Eagle's 5% $9.0 million note that was payable on or before June 2, 2011. Under the terms of our agreement, the note was subject to reduction on a dollar for-dollar basis if the working capital of Sycamore and its DMC subsidiary as at the January 21, 2011 closing date was less than $5.0 million. On May 18, 2011, we and Mr. Bookbinder agreed, based on the $4,675,463 closing date working capital of Sycamore, to reduce the principal amount of the note to $8,675,463 and on May 31, 2011 we agreed to extend its maturity date to September 2, 2011. The note is secured by 100% of the equity of DMC, which can revert to Mr. Bookbinder if the entire note, together with accrued interest thereon, is not paid in full by September 2, 2011.

In addition, as per the purchase agreement for DMC executed on January 18, 2011, in the event that Sycamore and its DMC subsidiary achieve consolidated net income before interest, taxes, depreciation and amortization, or EBITDA in any one or more of the four fiscal years ending December 31, 2011 through December 31, 2014, we are obligated to pay Mr. Bookbinder future contingent payments based on the DMC results for such fiscal years 2014, with such contingent payments not to exceed $250,000 in any one of such four fiscal years or $1.0 million in the aggregate. We also agreed to employ Mr. Bookbinder as president of our DMC subsidiary for a period of four years through December 31, 2014.
In connection with our May 31, 2011 agreement to extend the maturity date of the note to September 2, 2011, we agreed, following payment of such note, to either secure a full release to Mr. Bookbinder from his personal indemnity liability to Berkley Regional Insurance Company, a bonding company to DMC, or to provide an indemnity bond or other acceptable form of indemnity to Mr. Bookbinder.

We are totally dependent upon receipt of the net proceeds from this offering to pay the principal and accrued interest on the note payable to Mr. Bookbinder. If only the 2,000,000 minimum number of shares are sold, the net proceeds we expect to receive will be only approximately $8.75 million, and we may be required to utilize approximately $192,000 of the existing cash balances of DMC in order to retire the purchase note, including accrued interest of approximately $266,000. As a result, DMC's bonding capability and our working capital may be adversely impacted.

Our History
-----------
Iron Eagle Group., was originally operated as a mining and exploration company, and was incorporated under the laws of Wyoming in January 1995 under the name of Pinnacle Resources, Inc. In March 2010, Pinnacle re-domiciled in Delaware and changed its name to Iron Eagle Group, Inc.
We discontinued all mining and exploration activities as of April 2009.

Iron Eagle entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group, Inc., a Nevada corporation. On August 18, 2010, Iron Eagle issued 9,337,296 shares of common stock (1,167,162 post reverse split) in exchange for a 100% equity interest in Iron Eagle-Nevada. As a result of the share exchange, Iron Eagle-Nevada became a wholly owned subsidiary of Iron Eagle and the shareholders of Iron Eagle-Nevada acquired a majority of the voting stock of Iron Eagle. As a result, the transaction was regarded as a reverse merger whereby Iron Eagle-Nevada was considered to be the accounting acquirer as its shareholders retained control of we after the exchange, although Iron Eagle is the legal parent company. For accounting purposes, the share exchange was treated as a recapitalization and Iron Eagle-Nevada and its historical financial statements is the continuing entity for financial reporting purposes. The financial statements have been prepared as if we had always been the reporting company and then, on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle-Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

Available Information
---------------------
Our website is www.ironeaglegroup.com. Our periodic reports and all amendments to those reports required to be filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website. Our periodic reports on Form 10-K, 10-Q and our current reports on Form 8-K and any amendments to those documents to our website as soon as reasonably practicable after those reports are filed with or furnished to the Securities and Exchange Commission. Material contained on our website is not incorporated by reference in this prospectus.


Securities offered      A minimum of 2,000,000 and a maximum of
3,000,000 shares of our common stock.

Terms of the Offering   The selling agents will be selling the common
stock offered hereby on a "best efforts, 2,000,000 shares or none" basis during an offering period commencing on the date of this prospectus and ending on or before September 2, 2011, subject to extension only with the approval of the former owner of DMC, as the holder of our $8,675,463 purchase note.
Pending the sale during the offering period of not less than 2,000,000 of the shares, all proceeds will be held in a special interest bearing escrow account at Signature Bank, New
York, New York. In addition to our receipt of not less than $10,000,000 of gross proceeds, in order to complete this offering, Iron Eagle will be required to obtain approval from Nasdaq to list its shares on such stock exchange and retire the $8,941,669 note payable and accrued interest to the former owner of DMC. In the event that the offering is not completed for any reason, all proceeds will be returned to investors, together with accrued interest.

Offering price          $5.00 per share.

Common stock            1,506,337
  outstanding before
  this offering

Common stock to be      A minimum of 3,737,535 common shares and a
outstanding after       maximum of 4,727,535 common shares
  this offering(1)      4,737,535 common shares.

Use of proceeds         We plan to use the net proceeds of this
offering to pay approximately $8,941,669 of principal and accrued interest on a purchase note issued in January 2011 in connection with the acquisition of DMC. To the extent that we sell more than 2,000,000 common shares, we will use the additional net proceeds to reduce certain accounts payable, and for working capital purposes to enable us to implement our acquisition strategy.

If only the minimum 2,000,000 common shares are
sold, the net proceeds we expect to receive
will be only approximately $8,750,000, and we
anticipate that we may be required to utilize
approximately $192,000 of the existing cash
balances of DMC in order to retire the purchase
note.  As a result DMC's bonding capability on
future construction projects it   bids for and
our available working capital may be adversely impacted.

Risk Factors            An investment in our common shares involves a
high degree of risk. You should carefully consider the Risk Factors beginning on page 20 of this prospectus before deciding to invest in Iron Eagle common shares.

 (1) Includes an aggregate of 243,095 restricted common shares issuable upon completion of this offering to certain executive officers of Iron Eagle, members of its board of directors and other stockholders or their affiliates in connection with their agreement to convert an aggregate of $972,374 of Iron Eagle notes and other accrued obligations outstanding at March 31, 2011 into common stock at a conversion price of $4.00 per share.

The number of common shares to be outstanding after the closing of this offering excludes:
- 24,219 shares issuable upon exercise of options outstanding and having a weighted average exercise price of $9.47 per share;
- a maximum of 350,000 common shares issuable upon exercise of 50,000 Series A warrants at an exercise price of $4.00 per common share, and 50,000 Series B warrants at an exercise price of $4.00 per common share, and 250,000 Series C warrants at an exercise price of $0.08 per common share, issued in connection with a private placement of $200,000 of 13% notes due December 31, 2012 completed in August 2011, and
- a minimum of 80,000 and a maximum of 120,000 shares issuable upon exercise of warrants issued to the selling agents in this offering at an exercise price of $6.00 per share.

              SUMMARY CONSOLIDATED FINANCIAL DATA

We are providing the following summary financial information to assist you in your analysis of our financial condition and results of operations. Iron Eagle acquired the equity of Sycamore, the parent of our operating subsidiary DMC effective January 21, 2011, by the issuance of Iron Eagle's 5% $8.7 million note due September 2, 2011 which is secured by a pledge of 100% of the equity of DMC and its parent entity, Sycamore.

The summary consolidated balance sheets and statement of income of Sycamore and subsidiaries as at September 30, 2010 and 2009 and for the two fiscal years ended September 30, 2010 are derived from Sycamore's consolidated financial statements audited by The Hall Group, CPAs, independent registered public accountants. The summary consolidated balance sheet and consolidated statement of operations data of Iron Eagle as of December 31, 2010 and for the year ended December 31, 2010 is derived from Iron Eagle's consolidated financial statements audited by The Hall Group, CPAs, independent registered public accountants and are included elsewhere in this prospectus.

Also included is unaudited summary consolidated statement of operations data of Sycamore for the comparative six month periods ended March 31, 2011 and March 31, 2010, and our unaudited summary consolidated balance sheet data as at March 31, 2011 and our unaudited summary consolidated statement of operations data for the three months ended March 31, 2011.

We are also furnishing below the pro-forma summary consolidated balance sheet and consolidated statement of operations of Iron Eagle as at December 31, 2010 and for the year ended December 31, 2010. Our pro forma summary consolidated balance sheet and consolidated statement of operations data is derived from the audited consolidated balance sheet and consolidated statement of operations data of Iron Eagle and the unaudited balance sheet and consolidated statement of income of Sycamore as at December 31, 2010, and includes pro-forma adjustments resulting from the acquisition of Sycamore and DMC consummated on January 21, 2011. The unaudited proforma summary consolidated balance sheet is prepared as if the acquisition occurred on December 31, 2010 and the unaudited proforma summary consolidated statement of operations was prepared assuming the acquisition occurred on January 1, 2010.

The proforma financial information is unaudited and not necessarily indicative of the actual financial position of Iron Eagle as of December 31, 2010 or what the actual results would have been assuming the acquisition had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.

The related consolidated financial information presented below should be read in conjunction with the historical consolidated financial statements of each of Iron Eagle and Sycamore/DMC and the related notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this prospectus. The historical results indicated below and elsewhere in this prospectus may not be indicative of our future performance.

                        IRON EAGLE GROUP, INC.
            Summary Consolidated Statements of Operations
                 For the Year Ended December 31, 2010
         and the Three Months Ended March 31, 2011 and 2010

                                   Year Ended        Three Months Ended
                                   December 31,          March 31
                                      2010          2011       2010
                                   ---------    -----------  ---------
REVENUES                           $       -    $12,247,566  $       -

COST OF SALES                              -     11,411,943          -
                                   ---------    -----------  ---------
GROSS PROFIT                               -        835,623          -

TOTAL OPERATING EXPENSES             942,255        939,439    110,172
                                   ---------    -----------  ---------
NET OPERATING (LOSS)                (942,255)      (103,816)  (110,172)

OTHER EXPENSE                         (2,865)      (107,224)      (782)
                                   ---------    -----------  ---------
NET (LOSS)                         $(945,120)   $  (211,040) $(110,954)
                                   =========    ===========  =========
  Earnings (Loss) per Share,
    basic and diluted              $   (1.77)   $     (0.15) $ (887.63)
                                   =========    ===========  =========
Weighted Average Shares
 Outstanding, basic and
 diluted                             534,642      1,455,099        125
                                   =========    ===========  =========

                         IRON EAGLE GROUP, INC.
                 Summary Consolidated Balance Sheets
                 December 31, 2010 and March 31, 2011
                ---------------------------------------

                                       December 31,      March 31,
                                           2010            2011
                                         (audited)      (unaudited)
                                       ------------     -----------
             ASSETS

Current Assets                          $   618,539     $18,543,516
Fixed and Other Assets                        2,150       5,277,482
                                        -----------     -----------
TOTAL ASSETS                            $   620,689     $23,820,998

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                     $ 1,756,814     $23,912,518
Long-Term Liabilities                             -         831,910
                                        -----------     -----------
TOTAL LIABILITIES                         1,756,814      24,744,428

Stockholders' Equity/(Deficit)           (1,136,125)       (923,430)
                                        -----------     -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                  $   620,689     $23,820,998

              SYCAMORE ENTERPRISES, LLC AND SUBSIDIARIES
              Summary Consolidated Statements of Income
       For the Years ended September 30, 2010 and 2009 (audited) and the Three Months Ended March 31, 2011 and 2010 (unaudited)

                                 Years Ended    Three Months Ended
                                September 30,        March 31,
                              2010       2009       2011        2010
                           (audited)  (audited) (unaudited) (unaudited)
                          ----------- ----------- ----------- -----------
Contract revenues earned  $43,003,070 $68,687,661 $10,605,776 $14,131,963
Cost of revenues earned    37,775,348  62,145,617   9,133,176  13,235,754
                          ----------- ----------- ----------- -----------
Gross profit                5,227,722   6,542,044   1,472,600     896,209

Operating expenses          3,365,163   3,202,899   1,058,790     753,083
                          ----------- ----------- ----------- -----------
Income from operations      1,862,559   3,339,145     413,810     143,126

Other (expense) income:      (109,209)     (8,965)    (17,556)    (15,092)
                          ----------- ----------- ----------- -----------
Net income                  1,753,350   3,330,180     396,254     128,034

        PRO FORMA CONSOLIDATED SUMMARY FINANCIAL INFORMATION

       Pro Forma Summary Consolidated Statement of Operations
                        December 31, 2010

                                    Year Ended December 31, 2010
                                    ----------------------------
                           Iron Eagle(1)  Sycamore(2) Adjustments  Pro Forma
                            ---------    -----------   --------  -----------
Revenues                    $       -    $47,274,347   $      -  $47,274,347

Cost of sales                       -     41,848,069          -   41,848,069
                            ---------    -----------   --------   ----------
Gross profit                        -      5,426,278          -    5,426,278
Total operating expenses      942,255      3,470,868          -    4,413,123
                            ---------    -----------   --------   ----------
 Net operating income (loss) (942,255)     1,955,410          -    1,013,155
Other income (expense)         (2,865)       (85,771)         -      (88,636)
                            ---------    -----------   --------   ----------
Net income (loss) before
      Income taxes           (945,120)     1,869,639          -      924,519
Provision for income
    taxes (expense) benefit         -              -          -            -
                            ---------    -----------   --------  -----------
Net income (loss)           $(945,120)   $ 1,869,639   $      -  $   924,519
                            =========    ===========   ========  ===========
Earnings per Share,
  basic and diluted (3)     $   (1.77)                           $      1.73
                            =========                            ===========
Weighted average outstanding
  shares basic and diluted(3) 534,642                                534,642
                            =========                            ===========

(1) Derived from Iron Eagle's audited Consolidated Statement of
Operations for the year ended December 31, 2010.
 (2) Derived from Sycamore's unaudited Consolidated Statement of
Operations for the year ended December 31, 2010.
(3)  Reflects 1:8 reverse stock split.

  Pro Forma Summary Consolidated Balance Sheet at December 31, 2010

                               (Unaudited)
                            December 31, 2010
                       ---------------------------
                          Iron Eagle(1) Sycamore(2) Adjustments(3) Pro Forma
                           ------------- ----------- ----------- -----------
        ASSETS
Current Assets             $  618,539    $18,905,203           - $19,523,742

Fixed Assets, Net of
  Accumulated Depreciation      2,150        303,067           -     305,217
Goodwill and Non-Compete            -              -   4,591,304   4,591,304
                           ----------    -----------  ---------- -----------
Total assets               $  620,689    $19,208,270  $4,591,304 $24,420,263
                           ==========    ===========  ========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities        $1,756,814    $14,306,237  $7,703,089 $23,766,140
Earn-out                            -              -     813,321     813,321
Long Term Liabilities               -          4,553           -       4,553
                           ----------    -----------  ---------- -----------
Total Liabilities          $1,756,814    $14,310,790  $8,516,410 $24,584,014
                           ----------    -----------  ---------- -----------
Total Stockholders' Equity (1,136,125)     4,897,480  (3,925,106)   (163,751)
                           ----------    -----------  ---------- -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY     $  620,689    $19,208,270   4,591,304 $24,420,263
                           ==========    ===========  ========== ===========

Consideration:
Seller's Note (principal, as adjusted)    $8,675,463
Earnout - over 4 years                       813,321 Present Value of Earnout
                                          ----------
Total Purchase Price                      $9,488,784

(1) Derived from Iron Eagle's audited consolidated balance sheet as at December 31, 2010

(2) Derived from Sycamore's unaudited balance sheet as of December 31, 2010.

(3) Adjustments made to allocate the purchase price of DMC. As a result of the acquisition of DMC, Iron Eagle Company received $18,905,203 in current assets and $303,067 of fixed assets, which were depreciated and approximated fair value. Iron Eagle assumed current liabilities of $14,306,237 and a $4,553 long term note payable. Bruce
A. Bookbinder, the former owner of Sycamore has a four year earn-out that has been recorded at the net present value of the future cash flows. Specifically identified intangibles include $300,000 for non-compete agreements with the former owner and goodwill of $4,291,304.

    Pro Forma Consolidated Summary Balance Sheet at March 31, 2011

                                          (Unaudited)
                                         March 31, 2011
                                Actual   Adjustments(1)    Pro Forma
                             -----------  -------------    -----------
ASSETS

Current Assets               $18,543,516             -     $18,543,516
Fixed & Other Assets           5,277,482             -       5,277,482
                             -----------     ---------     -----------
Total Assets                 $23,820,998             -     $23,820,998
                             ===========     =========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities          $23,912,518     ($972,374)(1) $22,940,145
Long Term Liabilities            831,910             -         831,910
                             -----------     ---------     -----------
Total Liabilities            $24,744,428     ($972,374)(1) $23,772,055

Stockholders' Equity/(Deficit)  (923,430)      972,374          48,943
                             -----------     ---------     -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY       $23,820,998             -     	$23,820,998
                             ===========     =========     ===========

(1) Reflects an aggregate of 243,095 shares of common stock issuable upon completion of this offering to certain executive officers of Iron Eagle, members of its board of directors and other stockholders or their affiliates in connection with their agreement to convert an aggregate of $972,374 of Iron Eagle accrued obligations outstanding at March 31, 2011 into common stock at a conversion price of $4.00 per share.

                             RISK FACTORS

Our business is subject to numerous significant risk factors, including the following.

             Risks Related to our Financial Condition
             ----------------------------------------

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

Prior to January 21, 2011, we were considered a development stage entity seeking to commence principal operations. Iron Eagle had an accumulated deficit of $(1,216,092) as of December 31, 2010 and an accumulated deficit of $(1,427,132) as of March 31, 2011. Even after we acquired DMC and became an operating infrastructure construction and contracting services company, we cannot assure you that we will ever be able to operate in a profitable manner. Accordingly, there is a risk that you could lose your entire investment.

2. Our auditors have issued a going concern opinion. As a result, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your entire investment.

3. Iron Eagle is totally dependent on the proceeds of this offering to continue as an operating company.

The ability of Iron Eagle to continue as a going concern is totally dependent upon its receipt the net proceeds from the sale of the minimum 2,000,000 shares of common stock offered hereby and the retirement of its $8,941,669 purchase note and accrued interest obligation to the former owner of DMC. In the event that the net proceeds of this offering and, if required, available DMC cash resources are not adequate to pay all principal of and accrued interest on such purchase note, it is probable that Iron Eagle will lose its entire equity investment in DMC and be unable to implement its business plan and raise capital. In such event there would be substantial doubt about Iron Eagle's ability to continue as a going concern.

4. In order to achieve our growth strategy, we will need additional capital and may not be able to obtain such capital on acceptable terms.

Capital requirements are difficult to obtain in the current economic environment and especially in the construction and contracting industry. We expect that we will need capital to fund our future acquisitions, to provide bonding capacity to bid on significant infrastructure contracts, technological infrastructure and sales and marketing activities. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

 - Investors' perceptions of, and demand for, securities of construction and contracting businesses;
 - conditions of the United States and other capital markets in which we may seek to raise funds;
 - our future results of operations, financial condition and cash flows;
 - governmental regulation of educational program providers; and
 - economic, political and other conditions in the United States.

Any failure by us to raise additional funds on terms favorable to us, or at all, may have a material adverse effect on our business, financial condition and results of operations. For example, we may not be able to carry out parts of our growth strategy to acquire vocational, training and/or technical schools that are complementary to our existing business or necessary to maintain our growth and competitive position.

Risks Related to our Business
-----------------------------
5. We work in a highly competitive marketplace which has recently negatively affected our revenues and profitability.

We will have multiple competitors in all of the areas in which we intend to work. During economic down cycles resulting in lower government funding for public works projects, competition for the decreased number of available public projects intensified. In addition, downturns in residential and commercial construction activity has caused traditional construction companies to bid on public projects, thereby further increasing the competition for available public sector work. In view of the fact that DMC management has made a strategic decision not to bid on low margin or unprofitable work, increased competition from both infrastructure and traditional construction competitors directly led to a significant decrease in new awards bid upon and granted to DMC, as a result of which revenues and net income before taxes in our operating subsidiary for its fiscal year ended September 30, 2010 were approximately $43.0 million and $1.65 million, respectively, as compared to approximately $69.0 million and $3.2 million in fiscal 2009.

6. Our success depends on attracting and retaining qualified personnel in a competitive environment.

We believe that the single largest factor affecting our ability to profitably execute our work is our ability to attract, develop and retain qualified personnel. Our success in attracting qualified people will be dependent on the resources available in individual geographic areas and changes in the labor supply as a result of general economic conditions, as well as our ability to provide compensation packages and a work environment that are competitive.

7. Fixed price contracts subject us to the risk of increased project cost. Our profitability may be adversely affected.

We enter into fixed price contracts. The profitability of our fixed price contracts will be adversely affected by a number of factors that can cause our actual costs to materially exceed the costs estimated at the time of our original bid. Also, if we enter into an incorrect bid, the fixed price nature of the contracts could cause losses and put the company at risk.

8. Many of our contracts have penalties for late completion which could reduce our profits, if any.

In some instances, including many of our fixed price contracts, we will guarantee that we will complete a project by a certain date. If we subsequently fail to complete the project as scheduled we may be held responsible for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages. To the extent these events occur, the total cost of the project could exceed our original estimate and we could experience reduced profits or, in some cases, a loss on that project.

9. Weather can significantly affect our ability to perform work and could have a negative effect on our quarterly revenues and profitability.

Our ability to perform work will be significantly affected by weather conditions such as precipitation and temperature. Changes in weather conditions can cause delays and otherwise significantly affect our project costs. The impact of weather conditions can result in variability in our quarterly revenues and profitability, particularly in the first and fourth quarters of the year.

10. Design/build contracts subject us to the risk of design errors and omissions. We may liable for amounts not covered by subcontractor or their errors and omissions insurance.

Design/build is increasingly being used as a method of project delivery as it provides the owner with a single point of responsibility for both design and construction. We generally subcontract design
responsibility to architectural and engineering firms.   However, in
the event of a design error or omission causing damages, there is risk that the subcontractor or their errors and omissions insurance would not be able to absorb the liability. In this case we may be responsible, resulting in a potentially material adverse effect on our financial position, results of operations and cash flows.

11. Failure of our subcontractors to perform as anticipated could have a negative effect on our results.

We subcontract portions of many of our contracts to specialty subcontractors, but we are ultimately responsible for the successful completion of their work. Although we seek to require bonding or other forms of guarantees, we may not always be successful in obtaining those bonds or guarantees from our higher risk subcontractors. In this case, we may be responsible, resulting in a potentially adverse effect on our financial position, results of operations and cash flows.

12. Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.

It is generally very difficult to predict whether and when new contracts will be offered for tender, as these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, funding arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.

The uncertainty of the timing of contract awards may also present difficulties in matching the size of our equipment fleet and work crews with contract needs. In some cases, we may maintain and bear the cost of more equipment and ready work crews than are currently required, in anticipation of future needs for existing contracts or expected future contracts. If a contract is delayed or an expected contract award is not received, we would incur costs that could have a material adverse effect on our anticipated profit.

In addition, the timing of the revenues, earnings and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions, such as prolonged or intense periods of rain, snow, storms or flooding; delays in receiving material and equipment from suppliers and services from subcontractors; and changes for current and future periods until the affected contracts are completed.

13. If our estimated backlog is significantly inaccurate or does not result in future profits, this could adversely affect our future growth.

Our backlog consists of the uncompleted portion of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other long-term requirements contracts. Many of our contracts are multi-year agreements, and we include in our backlog the amount of services projected to be performed over the terms of the contracts based on our historical experience with customers and, more generally our experience in procurements of this type. In many instances, our customers are not contractually committed to procure specific volumes of services under a contract. Our estimates of a customer's requirements during a particular future period may not prove to be accurate, particularly in light of the current economic conditions and the uncertainty that imposes on changes in our customer's requirements for our services. If our estimated backlog is significantly inaccurate or does not result in future profits, this could adversely affect our future growth.

14. Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our working capital, profits, and cash flows.

Our contracts generally require us to perform extra work or change order work as directed by the customer even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. These disputes may not be settled to our satisfaction. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of that work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could have a materially adverse effect on our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestones.

15. If we experience delays and/or defaults in customer payments, we could be unable to recover all expenditures.

Because of the nature of our contracts, at times we commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures on projects as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making their payments on a project in which we have devoted resources, it could have a material negative effect on our results of operations.

16. Government contracts generally have strict regulatory requirements. The cost of compliance may have an adverse effect on our profitability.

A portion of our income may be derived from contracts funded by federal, state and local government agencies and authorities. Government contracts are subject to specific procurement regulations, contract provisions and a variety of socioeconomic requirements relating to their formation, administration, performance and accounting and often include express or implied certifications of compliance. Claims for civil or criminal fraud may be brought for violations of regulations, requirements or statutes. We may also be subject to qui tam, i.e., Whistle Blower, litigation brought by private individuals on behalf of the government under the Federal Civil False Claims Act, which could include claims for up to treble damages. Further, if we fail to comply with any of the regulations, requirements or statutes, our existing government contracts could be terminated and we could be suspended from government contracting or subcontracting, including federally funded projects at the state level. Should one of these events occur, it could have a material adverse effect on our financial position, results of operations, and cash flows.

17. We are subject to environmental and other regulations. The cost of compliance may adversely affect our operations.

We are subject to a number of federal, state and local laws and regulations relating to the environment, workplace safety and a variety of socioeconomic requirements, the noncompliance with which can result in substantial penalties, termination or suspension of government contracts as well as civil and criminal liability. There can be no assurance that these requirements will not change and that the cost of compliance will not adversely affect our operations.

18. Strikes or work stoppages could have a negative effect on our operations and results.

We are a party to collective bargaining agreements covering a portion of our craft workforce. If we become subject to strikes, work stoppages or slow-downs, such labor actions could have a significant effect on our operations if they occur in the future.

19. Unavailability of insurance coverage could have a negative effect on our operations and results.

We maintain insurance coverage as part of our overall risk management strategy and pursuant to requirements to maintain specific coverage that are contained in our financing agreements and in most of our construction contracts. Although we have been able to obtain reasonably priced insurance coverage to meet our requirements in the past, there is no assurance that we will be able to obtain reasonably priced insurance coverage to meet our requirement, and our inability to obtain such coverage could materially affect our financial position, results of operations and cash flows.

20. Our insurance coverage may not cover all losses. Our operations and results could be negatively effected.

We maintain insurance coverage as part of our overall risk management strategy and pursuant to requirements to maintain specific coverage that are contained in our financing agreements and in most of our construction contracts. While we have been able to obtain appropriate coverage in the past, there is no assurance that our available coverage will be enough to cover any future losses we may incur.

21. Our inability to obtain bonding would have a negative effect on our operations and results.

We are generally required to provide surety bonds securing our performance under the majority of our public and private sector contracts. Our inability to obtain reasonably priced surety bonds in the future could significantly affect our ability to be awarded new contracts, which would have a material adverse effect on our financial position, results of operations and cash flows.

22. Our joint venture contracts with project owners subject us to joint and several liability.

We enter into joint venture contracts with project owners. If a joint venture partner fails to perform we could be liable for completion of the entire contract, we may be subject to joint and several liability. If the contract were unprofitable, this could result in a material adverse effect on our financial position, results of operations and cash flows.

23. Our dependence on a limited number of large contracts in a given year may adversely affect our ability to continue operating.

We enter into a limited number of large contracts each year. Due to the nature of the work, each contract is time consuming and represents a large portion of our yearly income. If we do not receive enough of these contracts, it may have a materially adverse effect on our financial position, results of operations and cash flows.

24. We use certain commodity products. Price fluctuations may adversely affect our operations.

Diesel fuel and other petroleum-based products are used to fuel and lubricate our equipment. We also use steel and other commodities in our construction projects that can be subject to significant price fluctuations. There is no guarantee that we will not be adversely affected by price fluctuations in the future.

25. The majority of our contracts are with a concentrated group of customers. Our operations and results may be negatively affected by the lack of diversification.

Through DMC, our subsidiary, we provide construction and contracting services in both the infrastructure and government markets. For the year ended December 31, 2010, DMC's principal customers were Gilbane Building Company, Dimeo Construction Company and HV Collins Company, which accounted for 60% of DMC's total revenues for the year. If we were to lose any of these customers, we might not be able to generate the revenues necessary to continue operations.

26. Our contracts are concentrated in one geographical region. Our operations and results may be negatively affected by the lack of diversification.

Through DMC, we provide construction and contracting services to Rhode Island, Southeastern Massachusetts, and Eastern Connecticut. As a result, we are dependent on the local economy in those regions. Since we are focused on this one region, our operating results may be negatively affected by local conditions.

27. Private sector work can be affected by economic downturns which may limit our profitability.

The availability of private sector work can be adversely affected by economic downturns in the residential housing market, demand for commercial property or the availability of credit. To the extent these events occur, our operating results will be adversely affected.

28. The funding source of a project may encounter financial difficulty and therefore be unable to advance funds to the owner and prime contractor.

In most of our agreements with general contractors, there are or will be pay-when-paid clauses. By contract definition, the general contractor is not required nor is he obligated to pay the subcontractors until he receives funding. Our potential recourse in these situations is to file mechanics liens against the property.
Delays in payment may adversely affect our ability to obtain profitability.

29. We may incur expenses related to engineering and/or product deficiencies from third parties.

Defective equipment and/ or equipment from third parties may not perform up to expectations. Many times we incur costs due to these engineering and/or product deficiencies. While we have insurance, until these situations are remedied, this can cost us significant dollars to prove we are not at fault or collect insurance. In addition, this may cause delays in our projects causing increased expenses than estimated.

Risks Relating to Our Securities
--------------------------------
30. Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers and directors hold approximately 34% of our outstanding common stock, which includes (i) shares owned by our officers and/or directors, (ii) shares attributable to certain entities in which our officers and directors share beneficial ownership, and
(iii) shares issuable upon exercise of stock options which have vested as of the date of this report. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

31. There may not be sufficient liquidity in the market for our common stock.

Our common stock is quoted on the Pink Sheets under the current symbol "IEAG". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

32. We may not be able to sell securities in all the states we originally intended.

We do not have sufficient assets to post our securities on NASDAQ. As a result, we must register our securities in each individual state we wish to sell in. Since each state has its own set of rules and regulations, there is no guarantee that each state will accept our registration, and we may not be able to sell enough securities to meet all of our financial obligations.

33.    The offering period during which we may sell our shares
currently expires on September 2, 2011.   There is no guarantee of an
extension if all the necessary funds are not raised by that time.

The offering period during which we may sell our shares currently expires on September 2, 2011 and may only be extended by mutual agreement between our company and Bruce A. Bookbinder, as holder of our $8,676,000 note. In addition to payment of such note, completion of this offering is also subject to our shares being approved for sale by each individual state. If we cannot raise the necessary amount, we may not have the capital necessary for continued operations.

34.   The market price of our common stock may be volatile.

The market price of our common stock may be highly volatile, as is the stock market in general, and the market for Pink Sheets quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

35.   We have never paid dividends and have no plans to in the future.

Holders of shares of Iron Eagle's common stock are entitled to receive dividends as declared by our Board of Directors. To date, Iron Eagle has not paid cash dividends on its shares of common stock and we do not expect to pay cash dividends on its common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

36. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, we may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of Iron Eagle' common stock causing the stock price to decline.

37. Prior to the completion of the offering, we will effectuate a one-for-eight reverse stock split. Regardless, the liquidity of our common stock may not improve.

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for Iron Eagle's Common Stock or result in a per common share price that will attract institutional investors or investment funds or that such common share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

38. The reverse stock split may not result in any change or increase to the market price per common share in proportion to the reduction in the number of common shares outstanding before the reverse stock split.

There can be no assurance that the market price per new common share after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old common shares outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

39. The market price of our common stock may decline more than would occur in the absence of a reverse stock split and the liquidity of our common stock could be adversely affected.

If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of common shares that would be outstanding after the reverse stock split.

40. We recently conducted a private placement offering of securities. If the sale of these securities is deemed to be integrated with this offering, we may have to offer rescission to the investors in the private placement offering.

In July and August 2011, Iron Eagle sold to a total of 4 investors, an aggregate of 9 units of its securities; each unit consisting of (a) Iron Eagle's 13% $25,000 note due December 31, 2012, (b) a Series A Warrant expiring December 31, 2012 entitling the holder to purchase 6,250 shares of common stock at an exercise price of $4.00 per share,
(c) a Series B Warrant entitling the holder to purchase an additional 6,250 shares of common stock at an exercise price of $4.00 per share, and (d) a Series C Warrant entitling the holder to purchase an additional 31,250 shares of common stock at an exercise price of $4.00 per share. These funds, aggregating $180,000 after commissions and expenses, were used solely to pay the costs related to the completion of this offering, including legal, accounting, filing and other fees and expenses. If the offering is integrated with this offering and we are required to return any of the funds received through the sale of the notes and warrants, our ability to meet our current expenses will be negatively affected and we will have to seek additional funding.

41. Iron Eagle's common stock is currently quoted on the OTCQB and is limited under the penny stock regulation.

The liquidity of Iron Eagle's common stock is restricted due to the fact that its common stock falls within the definition of a penny stock.

Even after giving effect to our one-for-eight reverse stock split and the $5.00 per share offering price of the common stock offered by this prospectus, under the rules of the Securities and Exchange Commission, if the price of our common stock falls below $5.00 per share, the common stock would come within the definition of a "penny stock." As a result, the common stock would be subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

 - Make a suitability determination prior to selling penny stock to the purchaser;
 - Receive the purchaser's written consent to the transaction; and
 - Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

42. The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Securities categorized as "penny stocks" are frequent targets of fraud or market manipulation, both because of their generally low prices. Patterns of fraud and abuse include:

- Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
- Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
- "Boiler-room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
- Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
- Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

                       FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of we, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by we, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                             USE OF PROCEEDS

The selling agents will be selling the common stock offered hereby as our agents on a "best efforts, 2,000,000 shares or none" basis during the offering period commencing on the date of this prospectus and currently expiring on September 2, 2011. Pending the sale of not less than 2,000,000 of the shares during the offering period, our payment of the $8,676,000 note payable and $266,000 of accrued interest to the former owner of Sycamore and DMC, and the satisfaction of other closing conditions, all proceeds will be held in a special interest bearing escrow account at Signature Bank, New York, New York. We are seeking to raise gross proceeds of $15,000,000 from the sale of 3,000,000 shares. The proceeds of this offering will be used approximately as follows:

Sources:                         Maximum Offering   Minimum Offering
--------                         ----------------   ---------------
Gross Proceeds                        $15,000,000       $10,000,000
Selling Commissions (1)                (1,350,000)         (900,000)
Other Offering Expenses                  (350,000)         (350,000)
                                      -----------       -----------
Net Proceeds                          $13,300,000       $ 8,750,000

Use of Proceeds:
----------------
Repay Outstanding Purchase Note (2)     8,942,000         8,750,000 (3)
Repayment of Related Party Loans (4)       60,000                 -
Net Working Capital (5)                 4,298,000                 -
                                      -----------       -----------
Total Use of Proceeds                 $13,300,000       $ 8,750,000
                                      -==========       ===========

(1) Consists of 7% selling commissions payable to the selling agents and a 2% non-accountable expense allowance payable to Aegis
Capital Corp., as representative of the several selling agents.

(2) Consists of an $8,676,000 Iron Eagle note payable to Bruce A.
Bookbinder, the former owner of Sycamore and DMC, and approximately $266,000 of accrued interest on such note.

(3) If only the minimum 2,000,000 common shares are sold, we will use approximately $8,750,000 of the net proceeds and may be required to utilize approximately $192,000 of the existing cash balances in our DMC subsidiary in order to retie the purchase note. At March
31, 2011, our cash balances were $2,685,139. As a result, DMC's ability to obtain completion bonds may be adversely affected, our working capital for operations may be adversely impacted and, for the near-term, we will have little or no funds to make strategic acquisitions for cash.

(4) Represents repayment of loans to Iron Eagle, aggregating $60,000, made in equal amounts in March 2011 by Joseph LoCurto, our former chairman, and Jed Sabio, our executive vice president of business development.

 (5) Net working capital includes uses for general corporate purposes, including increasing surety bonding capacity, reducing our accounts payable and making down payments in connection with selective acquisitions we may consider.

The offering period during which we may sell our shares currently expires on September 2, 2011 and may only be extended by mutual agreement between our company and Bruce A. Bookbinder, as holder of our
$8,676,000 note.   In addition to payment of such note, completion of
this offering is also subject to our shares being approved for sale in each individual state in which we register.

Following completion of this offering, we estimate at least $500,000 will be required to maintain our operations as a public company for the next twelve months, to include professional fees, insurance, exchange listing fees, investor relations and other general corporate overhead expenses. We expect our operations and our DMC subsidiary to provide cash for these expenses. If only the minimum net proceeds of this offering are received, we will be required to use cash generated by our operating subsidiary to defray such general corporate overhead expenses. We will also be required to raise additional capital to consummate additional strategic acquisitions. There can be no assurance that such additional capital will be available on commercially reasonable terms, if at all. In addition, to the extent that we issue equity or equity type securities in the future, investors in this offering will be subject to potential substantial dilution.

                            DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future. Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

                                DILUTION

Assuming completion of the offering, there will be up to 4,749,432 shares of common stock outstanding. The following table illustrates the per share dilution that may be experienced by investors at various funding levels based on the minimum and maximum proceed of this offering.

                                  Maximum Proceeds   Minimum Proceeds
                                  ----------------   ----------------
Funding Level                          $15,000,000        $10,000,000

Offering price                         $      5.00              $5.00
Net tangible pro forma book
  value per share before offering (1)         0.03               0.03

Increase per share attributable
  to investors in this offering               2.78               2.32
Pro forma net tangible book value
  per share after offering                    2.81               2.35
Dilution to investors                         2.19               2.65
Dilution as a percentage of the
  Per share offering price                     44%                53%

(1) Based upon 1,506,432 common shares outstanding immediately prior to the consummation of this offering and a pro forma consolidated stockholders' equity at March 31, 2011 of $48,943, after giving effect to:
   -  the one-for-eight reverse stock split;
   - the cancellation in May 2011 of a total of $615,250 of compensation to certain executive officers, directors and consultants that was payable in the quarter ended March 31, 2011, and
   - the issuance of an aggregate of 243,095 common shares to certain executive officers of Iron Eagle, members of our board of directors and other stockholders or their affiliates upon conversion of an aggregate of approximately $972,374 of additional Iron Eagle accrued obligations owed to such persons and entities at March 31, 2011.

Since inception, the officers, directors and affiliated persons have paid an aggregate average price of $0.78 per common share in comparison Since inception, the officers, directors and affiliated persons have paid an aggregate average price of $0.75 per common share in comparison
to the offering price of $5.00 per common share.   This per share price
includes the issuance of an aggregate of 243,095 shares of common stock Iron Eagle will issue to certain executive officers, members of its board of directors and other stockholders or their affiliates upon completion of this offering at an offering price of $4.00 a share upon the conversion of an aggregate of approximately $972,374 of Iron Eagle accrued obligations owed to such persons and entities at March 31, 2011.

Following completion of this offering, it may be expected that we will issue additional common stock equity and other securities convertible into or exercisable for shares of common stock, especially in connection with our contemplated acquisition strategy. These issuances and any sales of additional common shares may have a depressive effect upon the market price of our common stock will further dilute the equity of investors in this offering.


                             CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2011 on:
 - an actual basis;
 - a pro forma basis to reflect the conversion of the accrued obligations to certain officers, directors and principal stockholders of $972,374 which are being converted into 243,095 shares upon the close of this Offering
- a pro forma basis for the conversion of the $972,374 of accrued obligations and as adjusted to give effect to the completion of this offering at an offering price of $5.00 per share and the use of net proceeds.

                                         As of March 31, 2011
                                         --------------------
                                                           Pro Forma
                                    Actual    Pro Forma   As Adjusted
                                  ----------  ----------  ----------
Cash and cash equivalents         $2,684,139  $2,684,139  $ 6,982,139

Note Payable - Purchase of Delta   8,757,463   8,757,463            -
Other Current Debt,
  including capital Lease          1,142,869   1,142,869    1,082,869
Total Current Debt,
  including capital Lease          9,900,332   9,900,332    1,082,869

Note Payable - Long-Term               3,802       3,802        3,802

Stockholders' equity (deficit)      (923,430)     48,944   13,164,407

Total capitalization               8,980,704   9,953,078   14,251,078

The number of shares of our common stock to be outstanding after the closing of this offering excludes:

- 24,219 shares issuable upon exercise of options outstanding and having a weighted average exercise price of $9.47 per share;
 - a maximum of 262,500 shares of common stock issuable upon exercise of 50,000 Series A warrants at an exercise price of $4.00 per share, 50,000 Series B warrants at an exercise price of $4.00 per share, and 250,000 Series C warrants at an exercise price of $0.08 per share, issued in connection with a private placement of $200,000 of 13% notes due December 31, 2012 and completed in August 2011; and
 - a minimum of 80,000 and a maximum of 120,000 shares issuable upon exercise of warrants issued to the selling agents in this offering at an exercise price of $6.00 per share.


       MARKET FOR COMMON EQUITY AND RECENT SALES OF SECURITIES

Market Information.

Iron Eagle's common stock is listed on the OTCQB over-the-counter market under the symbol IEAG.OTCQB. As of August 3, 2011, there has been an extremely limited market for our common stock with only an average of approximately 350 shares being traded on a daily basis over the 90 day period ended July 31, 2011.

The following table sets forth the range of high and low bid quotations for our common stock for each quarter. The range has been revised to reflect the 1-for-40 reverse stock split that occurred on July 13, 2010 and the 1-for-8 reverse stock split that we will consummate prior to completion of this offering. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

    2011
    ----
Quarter Ended:                                 High Bid     Low Bid
-------------                                  --------     --------
March 31, 2011                                 $  20.00     $   5.60

    2010
    ----
Quarter Ended:                                 High Bid     Low Bid
-------------                                  --------     --------
December 31, 2010                              $   8.40     $   2.40
September 30, 2010                                57.60         2.40
June 30, 2010                                     76.80         6.40
March 31, 2010                                    25.60         3.20

    2009
    ----
Quarter Ended:                                 High Bid     Low Bid
-------------                                  --------     --------
December 31, 2009                              $  12.80     $   3.20
September 30, 2009                                12.80         3.20
June 30, 2009                                     38.40        16.00
March 31, 2009                                    25.60         9.60

At August 8, 2011, there were approximately 150 holders of record of our common stock.

Recent Sales of Unregistered Securities
----------------------------------------
From January 2010 to the present, Iron Eagle issued the following shares of common stock adjusted to give effect to our one-for-eight reverse stock split that we will consummate prior to completion of this offering:

   - On January 8, 2010, 1,167,162 common shares were issued to the former shareholders of Iron Eagle-Nevada in connection with a business combination. These shares were held in escrow until August 18, 2010. In exchange, the Iron Eagle-Nevada shareholders surrendered all of their issued and outstanding Iron Eagle-Nevada one-class common stock.

   - On February 23, 2010, Iron Eagle issued 625 shares of common stock, valued at $6,000, to pay fees to a non-affiliated website development firm.

   - On May 1, 2010, Iron Eagle agreed to issue 25,000 shares common stock at a per share price of $9.60, for consideration for an investor relations services agreement valued at $240,000 with Gary Smolen.

   - On May 4, 2010, Iron Eagle entered into a director's agreement with Gary Giulietti to become a member of its board, and issued 5,208 shares of our common stock valued at $50,000.

   - On May 4, 2010, Iron Eagle entered into a one year consulting agreement with CCG, an investor relations firm. In satisfaction for the agreement, Iron Eagle issued 13,594 shares of its common stock valued at $130,500 and a 5 year warrant to purchase up to 13,594 additional shares at an exercise price of $10.56 per share. The fair value of the warrant was $124,703. We received three months of services under this agreement. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010 and March 31, 2011.

   - On June 5, 2010, Iron Eagle entered into a three year consulting agreement with Steven Antebi to help it obtain financing and related services. The value of the services to be received was agreed upon to be $400,000. In satisfaction for the agreement, Iron Eagle issued 125,000 shares of our common stock, valued at $3.20 per share. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010 and March 31, 2011.

   -  On July 16, 2010, the board of directors appointed Joseph
Antonini as a director and granted him 4,808 shares of stock, valued at $50,000, which shares vested immediately.

   - On August 31, 2010, Iron Eagle entered into a financing agreement with Aegis Capital Corp., an investment bank, to act as their selling agent with respect to this public offering. In connection with such agreement, Iron Eagle paid Aegis Capital Corp., $30,000 in the form of 3,572 shares of common stock, valued at $8.40 a share.

   - On February 4, 2011, Iron Eagle entered into a six month consulting agreement with IPX Capital, LLC. Pursuant to the agreement, Iron Eagle issued to IPX 15,625 shares of its common stock valued at $6.40 per common share. Upon our completion of a financing transaction of $10 million or more, we will issue an additional 15,625 shares and $100,000, plus an additional 1% of any capital raised in excess of $40,000,000.

   - On March 1, 2011, Iron Eagle entered into an investor relations consulting agreement with Alliance Advisors, LLC that expires on May 31, 2012. Pursuant to the agreement, Iron Eagle agreed to issue 15,000 restricted shares over the term of the agreement, valued at $8.08 per share. The agreement also provides for cash fees beginning on the fourth month of the agreement, ranging from $5,000 a month to $8,500 a month, with increases based upon our completion of a financing transaction of $10 million or more.

   - On March 1, 2011, Iron Eagle entered into a 12 month consulting agreement with Hayden Investor Relations to provide corporate investor and public relations services. Pursuant to the agreement, Iron Eagle issued 9,375 shares of common stock, valued at $8.08 a share. The agreement provides for no monthly cash fee for the first six months of service.

In months seven through twelve, assuming a financing of $10 million or more shall have occurred, the fees will be $7,000 per month. If the financing is less than $10 million, then no cash shall be due and instead, Iron Eagle shall issue an additional 9,375 shares of common stock to Hayden.

   - On March 1, 2011, Iron Eagle entered into a consulting agreement with RJ Falkner & Company, Inc. to prepare and distribute research profile reports to over 9,500 investment professionals on a recurring basis, follow-up with investment professionals and investors on a continuing basis, and respond to inquiries from brokers, money managers and investors. Iron Eagle agreed to pay Falkner a monthly fee of $5,000 payable in restricted shares of common stock, payable each month in advance, calculated on the average closing price of the stock during the prior 20 market trading days. In March and April, Iron Eagle issued which was 962 shares at a value of $10.40 a share. In addition, Iron Eagle issued Falkner a three-year option to purchase 10,625 shares of the Company's common stock, at an exercise price of $8.08 a share.

   - On March 1, 2011, Iron Eagle entered into a media production and placement services agreement with NewsUSA to provide national media exposure for Iron Eagle. NUSA will provide Iron Eagle with $500,000 of media credit to be used in the placement of print and radio features obtained by NUSA on behalf of Iron Eagle. Pursuant to the agreement, Iron Eagle was to issue $125,000 of restricted common shares valued at the 30 day weighted average price as of the effective day of the agreement. In March 2011, pursuant to this agreement, Iron Eagle issued 12,019 shares of stock, valued at $10.40 a share, which vested immediately. For every release after the first media release, for each $25,000 of media credit utilized, Iron Eagle shall debit the guaranteed media credit by $22,500 and pay the remaining $2,500 in cash.

Following completion of this offering, our board of directors will review the above consulting agreements with IPX, Alliance Advisors , Hayden Investor Relations and Falkner and determine whether or not it is in the best interests of Iron Eagle to renew or extend any or all of such agreements.

   - On March 13, 2011, Iron Eagle granted 5,966 shares of stock to Gary Giulietti, as compensation for his services as a director of Iron Eagle from the time period of May 4, 2010, the date Mr. Giulietti joined the board of directors, to March 31, 2011. These shares were valued at $7.60 a share.

   - On March 13, 2011, Iron Eagle granted 4,650 shares of stock to JEA Energy LLC, a firm 100% owned by Joseph Antonini, as compensation for his services as a director of the Company from the time period of July 16, 2010, the date Mr. Antonini joined the board of directors, to March 31, 2011. These shares were valued at $7.60 a share.

   - On May 5, 2011, pursuant to a board of directors authorization, Iron Eagle granted 625 common shares to Solar Flash Partners, LLC, a firm 100% owned by attorney Ron Levy as consideration for Mr. Levy's legal services. These shares were valued at $6.80 per common share.

   - On May 19, 2011, certain of our executive officers, directors and principal stockholders entered into an agreement under which such persons and entities agreed that, upon consummation of this offering, they would convert an aggregate of $972,374 of accrued obligations owed by Iron Eagle to such persons as at December 31, 2010 into an aggregate of 243,095 shares of Iron Eagle common stock, at an effective conversion price of $4.00 per share. Such persons and entities also agreed not to sell any of the shares of common stock of Iron Eagle owned by them for a period of 12 months following completion of this offering, without the prior consent of our board of directors.

   - In addition, on May 19, 2011 each of our three senior executive officers and non-executive directors and other former officers agreed to waive and relinquish all cash and stock compensation and other payments due to them for the three months period ended March 31, 2011, aggregating $615,250.

   - In July and August, 2011, Iron Eagle sold to a total of 4 investors, an aggregate of 8 units of its securities; each unit consisting of:

(a) Iron Eagle's 13% 25,000 note due December 31, 2012,
(b) a Series A Warrant expiring December 31, 2012 entitling the holder to purchase 6,250 shares of common stock at an exercise price of $4.00 per share,
(c) a Series B Warrant entitling the holder to purchase an additional 6,250 shares of common stock at an exercise price of $4.00 per share, and
(d) a Series C Warrant entitling the holder to purchase an additional 31,250 shares of common stock at an exercise price of $0.08 per share.

The Series A Warrants and the Series B Warrants are identical in all respects except that

(i) the Series A Warrants may be exercised either for cash or by cancelling the Note,
(ii)  the Series B Warrants has certain cashless exercise features, and
(iii) the Series A Warrants provide, among other rights, for full-ratchet anti-dilution adjustments and the Series B Warrants provide for weighted-average anti dilution adjustments for lower priced issuances of common stock.

Both the Series A Warrants and the Series B Warrants included in the units sold are callable by Iron Eagle for $0.08 per warrant if the common stock trades at $20.00, for ten consecutive business days after the shares underlying the warrants are registered for resale under the Securities Act of 1933, as amended. As a result of its sale of the 6 units of securities, Iron Eagle received total proceeds of $200,000, less $20,000 paid in commissions and related expenses to certain broker/dealers, including Aegis Capital Corp., who acted as placement agents in connection with the sale of such securities. Iron Eagle used the proceeds of the sale of such securities solely to pay accrued and unpaid professional fees, and defray certain costs of this public offering, including fees payable to Nasdaq, additional professional fees, printing costs, travel expenses and fees payable to the selling agents and their counsel.

On July 20, 2011, Iron Eagle granted 5,000 shares of stock valued at $5.20 a share for a total value of $26,000 to Alliance Advisors as part of the contract entered into in March 2011 to provide investor relation services.

On July 20, 2011, Iron Eagle granted 1,216 shares of stock valued at $8.24 a share for a total value of $10,500 to RJ Falkner & Company, Inc. as part of the contract entered into with RJ Falkner & Company, Inc. in March 2011 to provide consulting services.

On July 20, 2011, Iron Eagle granted 2,841 shares of stock for a total value of $12,500 to Gary Giulietti, as compensation for his services as a director of Iron Eagle from the three months ended June 30, 2011 for a total value of $12,500.

On July 20, 2011, Iron Eagle granted 2,841 shares of stock for a total value of $12,500 to JEA Energy LLC, a firm 100% owned by Joseph
Antonini, as compensation for his services as a director of Iron Eagle from the three months ended June 30, 2011.

On July 20, 2011, Iron Eagle granted 12,500 shares of stock for a total value of $65,000 to Joseph LoCurto, the Company's former Chairman, as a result of loan made by Mr. LoCurto in March 2011.

On July 20, 2011, Iron Eagle granted 12,500 shares of stock for a total value of $65,000 to Jed Sabio, the Company's Executive Vice President of Business Development, as a result of loan made by Mr. Sabio in March 2011.

All of these issuances were made to accredited investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

                 SELECTED CONSOLIDATED FINANCIAL DATA

We are providing the following selected financial information to assist you in your analysis of our financial condition and results of operations. Iron Eagle acquired the entity of Sycamore, the parent of DMC, our operating subsidiary effective January 21, 2010, by the issuance of Iron Eagle's 5% $8.7 million note due September 2, 2011 which is secured by a pledge of 100% of the equity of DMC and its parent entity, Sycamore.

The selected consolidated balance sheet and income statement data of Sycamore and DMC, as of September 30, 2010 and for the two fiscal years ended September 30, 2010 are derived from Sycamore consolidated financial statements audited by The Hall Group CPAs, registered independent accountants. The selected consolidated balance sheet and statement of operations data of Iron Eagle as at December 31, 2010 and for the year ended December 31, 2010 is derived from Iron Eagle's consolidated financial statements audited by The Hall Group, CPAs, independent registered public accountants and are included elsewhere in this prospectus. Also included below are our unaudited consolidated balance sheet as at March 31, 2011 and our unaudited consolidated statement of operations for the three months ended March 31, 2011.

We are also furnishing below the proforma selected consolidated balance sheet and statement of operations of the Iron Eagle as at December 31, 2010 and for the year ended December 31, 2010. Our pro forma selected consolidated balance sheet and consolidated statement of operations data is derived from the audited balance sheet and statement of operations data of Iron Eagle and the unaudited balance sheet and statement of income of Sycamore as at December 31, 2010, and includes pro-forma adjustments resulting from the acquisition of Sycamore and DMC, which was consummated on January 21, 2011. The unaudited proforma selected consolidated balance sheet is prepared as if the acquisition occurred on December 31, 2010 and the unaudited proforma selected consolidated statement of operations was prepared assuming the acquisition occurred on January 1, 2010.

We are also furnishing below the proforma selected consolidated balance sheet and statement of operations of Iron Eagle as at March 31, 2011 and for the three month period ended March 31, 2011, which gives proforma effect to the conversion of $972,374 of accrued Iron Eagle obligations at March 31, 2011 to executive officers, directors and certain other related party stockholders into 243,095 shares of common stock. Our pro forma selected consolidated balance sheet and statement of operations data as at March 31, 2011 and for the three months then ended is derived from the audited consolidated balance sheet and statement of operations data of Iron Eagle and assumes, for purposes of such pro forma consolidated balance sheet that such conversions into common stock occurred on March 31, 2011 and for purposes of such pro forma consolidated statement of operations that such conversions into common stock occurred as of January 1, 2011.

The proforma financial information is unaudited and not necessarily indicative of the actual financial position of Iron Eagle as of December 31, 2010 or what the actual results would have been assuming the acquisition had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.

The related consolidated financial information presented below should be read in conjunction with the historical consolidated financial statements of each of Iron Eagle and Sycamore/DMC and the related notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this prospectus. The historical results indicated below and elsewhere in this prospectus may not be indicative of our future performance.

                      IRON EAGLE GROUP, INC.
                   Consolidated Balance Sheets
              March 31, 2011 and December 31, 2010
              ------------------------------------
                                  December 31, 2010   March 31, 2011
                                      (audited)         (unaudited)
                                  -----------------   --------------
                 ASSETS
Current Assets
  Cash                                   $      976      $ 2,684,139
  Contracts Receivable,
    net of allowance of                           -       14,017,527
    $150,000 and $0
  Costs & Estimated Earnings
    in Excess of Billings                         -          501,203
  Deposits                                        -          132,950
  Other Prepaid Assets                            -          902,731
  Other Assets                                6,000          304,966
  Prepaid Expenses                          611,563                -
                                         ----------      -----------
Total Current Assets                        618,539      $18,543,516
Fixed Assets, Net of Accumulated
  Depreciation of $784,640 and $15,714        2,150          278,688
  Goodwill                                        -        4,727,150
  Non-Compete                                     -          271,644
      ----------      -----------
TOTAL ASSETS                             $  620,689      $23,820,998
                                         ==========      ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable - Related Parties     $  479,439      $   479,439
  Accounts Payable                           78,409       10,047,370
  Advances From Officer                     289,758           65,599
  Accrued Liabilities                       795,936          945,007
  Note Payable - Related Party               18,773        1,079,148
  Billing In Excess of Costs &
    Estimated Earnings                            -        2,408,276
  Accrued Distributions - Taxes                   -           24,340
  Current Maturities - Note Payable               -           11,377
  Capital Lease                               2,344            2,344
  Seller's Note                                   -        8,757,463
  Common Stock to be Issued                  42,155           42,155
  Line of Credit                             50,000           50,000
                                         ----------      -----------
  Total Current Liabilities               1,756,814      $23,912,518
  Notes Payable - Long Term,
    less Current portion                          -            3,802
Earn-out payable to former stockholder            -          828,108
                                         ----------      -----------
TOTAL LIABILITIES                         1,756,814      $24,744,428

                      IRON EAGLE GROUP, INC.
                   Consolidated Balance Sheets
              March 31, 2011 and December 31, 2010
                            (Continued)
              ------------------------------------

Stockholders' Equity
  Preferred Stock ($.00001 par value,
    20,000,000 shares authorized, 0 and 0
    shares issued and outstanding)
  Common Stock ($.00001 par value,
    875,000,000 shares authorized,
    2,314,341 and 200 shares
    issued and outstanding)                     116              118
  Additional Paid-in Capital                 79,851          503,584
  Accumulated Deficit                    (1,216,092)      (1,427,132)
                                         ----------      -----------
Total Stockholders' Equity               (1,136,125)        (923,430)
                                         ----------      -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                   $  620,689      $23,820,998
                                         ==========      ===========

                         IRON EAGLE GROUP, INC.
               Consolidated Statements of Operations
               For the Year Ended December 31, 2010,
            For the Period November 9, 2009 (Inception)
                  through December 31, 2009 and
             for the Three Months Ended March 31, 2011

                                           November 9, 2009
                                             (inception)  Three Months
                              Year Ended       through       Ended
                             December 31,    December 31,   March 31,
                                2010             2009         2011 (1)
                             ------------  --------------  -----------
REVENUES                        $       -      $        -  $12,247,566

COST OF SALES                           -               -   11,411,943
                               ----------      ----------  -----------
GROSS PROFIT                            -               -      835,623
OPERATING EXPENSES
  Shares Issued for Services       30,000               -
  Selling, General and
    Administrative Expenses       118,419               -      322,637
Amortization of
  Non-Compete Agreements                -               -       28,356
Compensation Expense              506,319          40,000      329,563
  Professional Fees               129,117          15,972      258,883
  Professional Fees to
    Related Parties               158,400         215,000            -
                                ---------      ----------  -----------
TOTAL OPERATING EXPENSES          942,255         270,972      939,439
                                ---------      ----------  -----------

NET OPERATING (LOSS)             (942,255)       (270,972)    (103,816)

OTHER INCOME (EXPENSE)             (2,865)              -     (107,224)
                                ---------      ----------  -----------
NET (LOSS) BEFORE
  INCOME TAXES                   (945,120)       (270,972)    (211,040)
  Provision for Income Taxes
    (Expense) Benefit                   -               -            -
                                ---------      ----------  -----------
NET INCOME (LOSS)                (945,120)       (270,972) $  (211,040)
                                =========      ==========  ===========
  Earnings (Loss) per Share,
    basic and diluted           $   (1.77)     $(2,167.78) $     (0.15)
                                =========      ==========  ===========
Weighted Average Shares
 Outstanding:
  Basic & Diluted                 534,642             125    1,455,099
                                =========      ==========  ===========


(1) Reflects the waiver and cancellation in May 2011 by certain executive officers, directors, consultants and related parties of an aggregate of $615,250 of accrued compensation payable during the three month period ended March 31, 2011.

           SYCAMORE ENTERPRISES, LLC AND SUBSIDIARIES
                   Consolidated Balance Sheets

Assets                                             September 30,
                                                  ---------------
                                                 2010          2009
                                             -----------   -----------
Current assets:
  Cash and cash equivalents                  $ 3,186,002   $ 7,439,029
  Contracts receivable, net                   11,109,466    16,783,107
  Costs and estimated earnings in excess
    of billings on uncompleted contracts         472,446       248,238
  Deposits                                       133,950       134,450
  Subchapter-S deposit                            86,364       103,982
  Prepaid expenses and other current
    assets                                        73,935        79,756
                                             -----------   -----------
      Total current assets                    15,062,163    24,788,562
                                             -----------   -----------
Property and equipment:
  Building                                       803,163       803,163
  Motor vehicles                                 387,120       527,661
  Machinery and equipment                        324,861       318,441
  Land                                           211,931       211,931
  Computer equipment                             157,317       152,249
  Office equipment                               154,283       195,289
  Leasehold improvements                          21,885        20,072
                                             -----------   -----------
                                               2,060,560     2,228,806

  Less accumulated depreciation                  782,478       863,588
                                             -----------   -----------
                                               1,278,082     1,365,218
Other assets - Subchapter-S deposit,
   less current portion                          209,888       295,796
                                             -----------   -----------
                                             $16,550,133   $26,449,576
                                             ===========   ===========
Liabilities
Current liabilities:
  Current maturities of long-term debt       $   109,551   $   170,837
  Accounts payable                             5,605,946     9,929,815
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                                   3,048,913     4,683,674
Accrued expenses:
  Payroll                                        390,905       587,420
  Distributions                                  299,478        34,751
  Other                                          433,267       199,123
                                             -----------   -----------
     Total current liabilities                 9,888,060    15,605,620
                                             -----------   -----------

           SYCAMORE ENTERPRISES, LLC AND SUBSIDIARIES
                   Consolidated Balance Sheets
                           (Continued)

Long-term liabilities:
  Long-term debt, less current maturities        570,564       768,191
  Due to member                                1,000,000     1,000,000
                                             -----------   -----------
Total long-term debt                           1,570,564     1,768,191
                                             -----------   -----------
Total equity                                   5,091,509     9,075,765
                                             -----------   -----------
Total Liabilities and Equity                 $16,550,133   $26,449,576
                                             ===========   ===========

             SYCAMORE ENTERPRISES, LLC AND SUBSIDIARIES
               Consolidated Statements of Operations
     For the Years Ended September 30, 2010 and 2009 (audited)
And for the Three Months Ended March 31, 2011 and 2010 (unaudited)

                                 Year Ended         Three Months Ended
                                September 30,            March 31,
                             2010        2009         2011       2010
                           (audited)  (audited)   (unaudited) (unaudited)
                          ----------- ----------- ----------- -----------
Contract revenues earned  $43,003,070 $68,687,661 $10,605,776 $14,131,963

Cost of revenues earned    37,775,348  62,145,617   9,133,176  13,235,754
                          ----------- ----------- ----------- -----------
Gross profit                5,227,722   6,542,044   1,472,600     896,209

Operating expenses          3,365,163   3,202,899   1,058,790     753,083
                          ----------- ----------- ----------- -----------
Income from operations      1,862,559   3,339,145     413,810     143,126

Other (expense) income:      (109,209)     (8,965)    (17,556)    (15,092)
                          ----------- ----------- ----------- -----------
Net income                  1,753,350   3,330,180     396,254     128,034

           Pro Forma Consolidated Statement of Operations

                      IRON EAGLE GROUP, INC.
                  Year Ended December 31, 2010
                           (Unaudited)
                  ----------------------------
                       Iron Eagle(a) Sycamore(b) Adjustments Pro Forma
                        ---------    --------    --------- -----------

REVENUES                $       -   $47,274,347          - $47,274,347

COST OF SALES                   -    41,848,069          -  41,848,069
                        ---------   -----------   -------- -----------
GROSS PROFIT                    -     5,426,278          -   5,426,278
OPERATING EXPENSES
  Shares Issued for
    Services               30,000             -          -      30,000
  Operating Expenses      118,419     1,247,499          -   1,365,918
  Compensation Expense    506,319     1,541,703          -   2,048,022
  Professional Fees       129,117       681,666          -     810,783
  Professional Fees to
    Related Parties       158,400             -          -     158,400
                        ---------   -----------   -------- -----------
TOTAL OPERATING EXPENSES  942,255     3,470,868          -   4,413,123
                        ---------   -----------   -------- -----------
NET OPERATING
  INCOME (LOSS)          (942,255)    1,955,410          -   1,013,155
OTHER INCOME (EXPENSE)     (2,865)      (85,771)         -     (88,636)
                        ---------   -----------   -------- -----------
NET INCOME (LOSS) BEFORE
  INCOME TAXES           (945,120)    1,869,639          -     924,519
  Provision for Income
   Taxes (Expense)Benefit       -             -          -           -
                        ---------   -----------   -------- -----------
NET INCOME (LOSS)       $(945,120)  $ 1,869,639   $      - $   924,519
                        =========   ===========   ======== ===========
Earnings per Share,
  basic and diluted (3) $   (1.77)                         $      1.73
                        =========                          ===========
Weighted average
  outstanding shares
  basic and diluted (3)   534,642                              534,642
                        =========                          ===========
(1) Derived from Iron Eagle's audited consolidated statement of Operations for the year ended December 31, 2010.

(2) Derived from Sycamore's unaudited statement of operations for the year ended December 31, 2010.

(3)  Reflects 1:8 reverse stock split.

       Pro Forma Consolidated Balance Sheet - December 31, 2010
                             (Unaudited)

                                            December 31, 2010
                                      ---------------------------
                       Iron Eagle(1) Sycamore(1) Adjustments(2) Pro Forma(3)
                       ----------   -----------    ----------    -----------
                                         (Unaudited)
ASSETS
Current Assets
  Cash                 $      976   $ 2,168,186    $        -    $ 2,169,162
  Contracts Receivable,
    Net                         -    15,571,073             -     15,571,073
  Costs and Estimated
    Earnings in Excess
    of Billings                 -       701,615             -        701,615
  Deposits                      -       133,950             -        133,950
  Other Prepaid Assets    611,563       330,379             -        941,942
  Other Assets              6,000             -             -          6,000
                       ----------   -----------    ----------    -----------
Total Current Assets   $  618,539   $18,905,203             -    $19,523,742

Fixed Assets, Net of
  Accumulated
  Depreciation         $    2,150   $   303,067             -    $   305,217
Goodwill                        -             -     4,291,304      4,291,304
Non-Compete                     -             -       300,000        300,000
                       ----------   -----------    ----------    -----------
TOTAL ASSETS           $  620,689   $19,208,270    $4,591,304    $24,420,263
                       ==========   ===========    ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable -
    Related Parties    $  479,439   $         -    $ (479,439)   $         -
  Accounts Payable         78,409    10,051,160      (216,000)     9,913,569
  Advances From Officer   289,758             -             -        289,758
  Other Accrued
    Liabilities           795,936       233,708      (276,935)       752,709
  Note Payable -
    Related Party          18,773       750,000             -        768,773
  Billings in Excess
    of Costs and
    Estimated Earnings          -     2,646,431             -      2,646,431
  Current Maturities -
    Note Payable                -         3,460             -          3,460
  Accrued Distribution -
    Taxes                       -       621,478             -        621,478
  Capital Lease             2,344             -             -          2,344
  Seller's Note                 -             -     8,675,463      8,675,463
  Shares to be Issued      42,155             -             -         42,155
  Line of Credit           50,000             -             -         50,000
                       ----------   -----------    ----------    -----------
Total Current
  Liabilities          $1,756,814   $14,306,237    $7,703,089    $23,766,140
                       ----------   -----------    ----------    -----------


       Pro Forma Consolidated Balance Sheet - December 31, 2010
                             (Unaudited)
                             (Continued)

Note Payable - Long Term,
  Less Current                  -         4,553             -          4,553
Earn-out                        -             -       813,321        813,321
                       ----------   -----------    ----------    -----------
TOTAL LIABILITIES      $1,756,814   $14,310,790    $8,516,410    $24,584,014

Stockholders' Equity
  Preferred Stock
    (0 and 0 shares
    issued and
    outstanding)                -             -             -              -
  Common Stock (2,314,341
    and 200 shares issued
    and outstanding)          116             -            12            128
  Additional Paid in
    Capital                79,851             -       972,362      1,052,213
  Accumulated Deficit  (1,216,092)    4,897,480    (4,897,480)    (1,216,092)
                      -----------   -----------    ----------    -----------
TOTAL STOCKHOLDERS'
  EQUITY               (1,136,125)    4,897,480    (3,925,106)      (163,751)
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY $  620,689   $19,208,270     4,591,304    $24,420,263
                       ==========   ===========    ==========    ===========
Consideration:
Seller's Note                           $8,675,463
Earnout - over 4 years                     813,321 Present Value of Earnout
                                        ----------
Total Purchase Price                    $9,488,784

Allocation of Purchase Price
----------------------------
Equity of Delta Mechanical Contractors   4,897,480
Non-compete                                300,000
Customer Contracts                               -
Goodwill                                 4,291,304
                                        ----------
Total Allocation                        $9,488,784

 (1) Derived from Iron Eagle's audited consolidated balance sheet as at December 31, 2010 and from Sycamore's unaudited balance sheet as of December 31, 2010.

(2) Adjustments made to allocate the purchase price of DMC. As a result of the acquisition of DMC, Iron Eagle received $18,905,203 in current assets and $303,067 of fixed assets, which were depreciated and approximated fair value. Iron Eagle assumed current liabilities of $14,306,237 and a $4,553 long term note payable. The former DMC members have a four year earn-out that has been recorded at the net present value of the future cash flows. Specifically identified intangibles include $300,000 for non-compete agreements with the former owner and goodwill of $4,291,304.

(3) Reflects an aggregate of 243,095 shares of common stock issuable upon completion of this offering to certain executive officers of Iron Eagle, members of its board of directors and other stockholders or their affiliates in connection with their agreement to convert an aggregate of $972,374 of Iron Eagle accrued obligations outstanding at March 31, 2011 into common stock at a conversion price of $4.00 per share.

       Pro Forma Consolidated Balance Sheet at March 31, 2011

                                               (Unaudited)
                                             March 31, 2011
                                      ---------------------------
                                   Actual    Adjustments(1) Pro Forma
                                -----------  -----------   -----------
      ASSETS

Current Assets                  $18,543,516            -   $18,543,516
Fixed and Other Assets            5,277,482            -     5,277,482
            -----------    ---------   -----------
TOTAL ASSETS                    $23,820,998            -   $23,820,998
                                ===========    =========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities             $23,912,518    ($972,374)  $22,940,144

Long-Term Liabilities               831,910            -       831,910
                                -----------    ---------   -----------
Total Liabilities               $24,744,428     (972,374)   23,772,054

Total Stockholders' Equity         (923,430)     972,374        48,944
                                -----------    ---------   -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY          $23,820,998            -   $23,820,998
                                ===========    =========   ===========

(1)	Reflects an aggregate of 243,095 shares of common stock issuable upon completion of this offering to certain executive officers of Iron Eagle, members of its board of directors and other stockholders or their affiliates in connection with their agreement to convert an aggregate of $972,374 of Iron Eagle accrued obligations outstanding at March 31, 2011 into common stock at a conversion price of $4.00 per share.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS

The financial and business analysis below provides information we believe is relevant to an assessment and understanding of our financial position, results of operations and cash flows. This financial and business analysis should be read in conjunction with the financial statements and related notes included in this registrant statement.

General
-------
On January 21, 2011, Iron Eagle acquired its only operating business, DMC. The total purchase price (including earnout) of approximately $9,489,000 was paid primarily by Iron Eagle's issuance of a purchase note originally due on June 2, 2011. In May 2011, Bruce A. Bookbinder, the former owner of DMC and its parent entity agreed to extend the due date of this note to September 2, 2011. Iron Eagle's debt obligation is secured by a pledge of 100% of the membership interest in Sycamore, DMC's parent entity and our wholly-owned subsidiary. In the event that such note is not paid when due, it is highly probable that Mr. Bookbinder will exercise his rights to the collateral and retake possession and ownership of Sycamore and DMC. As a result Iron Eagle will lose its entire equity investment in DMC and have no business operations. Iron Eagle is totally dependent upon receipt of the minimum net proceeds of this offering to raise the capital necessary to retire its $8,676,000 debt obligation plus accrued interest of approximately $266,000 to Mr. Bookbinder. Failure to do so would have a material adverse effect on the Company and cast significant doubt as to its ability to continue as a going concern.

Due primarily to the current global economic and financial crisis, DMC revenues in the year ended September 30, 2010 were approximately $25.0 million less than its revenues in the prior year ended September 30, 2009, and the overall construction market continues to remain weak.
In addition, the adverse economic conditions have hampered our ability to obtain additional funds with which to seek additional construction contracts or other types of business opportunities. We are uncertain what potential business ventures will be available to us in the near future, or, if they are available, whether we will be able to obtain debt or equity financing necessary to take advantage of those
opportunities.   We are also uncertain what potential acquisitions will
be available to us in the near future, or, if they are available, whether we will be able to raise funds necessary to take advantage of these opportunities

Iron Eagle has an accumulated deficit through December 31, 2010 totaling $1,216,092 and recurring losses and negative cash flows from operations. Because of these conditions, it will require additional working capital to develop its business operations.

Our ability to pursue and consummate additional acquisitions, sustain or operations and meet our current obligations are dependent on our ability to raise money through the sale of its debt or equity securities.

Results of Operations
---------------------
Three Months Ended March 31, 2011 Compared to the Three Months Ended March 31, 2010

   Revenues
Total revenues for the quarter ended March 31, 2011 increased by $12,248,000 as compared to $0 for the quarter ended March 31, 2010. The increase in revenue was due to the acquisition of DMC.

The backlog as of March 31, 2011 was $31,000,000. During the 2011 first quarter, Iron Eagle received awards for $3,200,000 for work at Electric Boat and the University of Rhode Island. Subsequent to March 31, 2011, DMC has received contracts, change orders and letters of intent for an additional $3,300,000 of work. This includes projects at the US Navy Base in Groton CT, a Veterans Hospital Specialty Clinic in Providence RI and the Railroad Station in Worcester, MA.

A portion of anticipated revenue in any year is not reflected in its backlog at a certain time because some projects are awarded and performed in the same year. DMC believes that approximately $6,000,000 of the existing backlog at March 31, 2011, is not reasonably expected to be completed during the 2011 calendar year.

The schedule for each project is different and subject to change due to circumstances outside the control of DMC. Accordingly, it is not reasonable to assume that the performance of backlog will be evenly distributed throughout a year. DMC believes that its backlog is firm, notwithstanding provisions contained in the contracts which allow customers to modify or cancel the contracts at any time, subject to certain conditions, including reimbursement of costs incurred in connection with the contracts and the possible payment of cancellation
fees.   DMC is actively seeking new contracts to add to its backlog.

   Cost of Revenues
Cost of revenues for the quarter ended March 31, 2011 was $11,412,000 as compared to $0 for the quarter ended March 31, 2010. The increase in cost of revenues for the quarter ended March 31, 2011, as compared to March 31, 2010, was due to the acquisition of DMC.

   Gross Profit
Gross profit for the quarter ended March 31, 2011 was $836,000, or 6.8% of revenues, as compared to a gross profit of $0 for the quarter ended March 31, 2010. The increase in gross profits for the quarter ended March 31, 2011, as compared to March 31, 2010, was due to the acquisition of DMC.

   Operating Expenses
Selling, general and administrative expenses for the quarter ended March 31, 2011 was $323,000, as compared to $172 for the quarter ended March 31, 2010. This increase was primarily a result of the acquisition of DMC.

Compensation expense for the three months ended March 31, 2011 were $330,000 compared to $50,000 for the three months ended March 31, 2010. This increase was primarily a result of the acquisition of DMC and the addition of senior managers and board of directors. All compensation expense related to Iron Eagle's officers has been accrued and not paid as of March 31, 2011.

Professional expenses for the quarter ended March 31, 2011 was $259,000, as compared to $60,000 for the quarter ended March 31, 2010. This increase was primarily a result of the acquisition of DMC and consulting expenses.

Total operating expenses for the three months ended March 31, 2011 were $939,000 compared to $110,000 for the three months ended March 31, 2010. This increase was primarily a result of the acquisition of DMC.

We generated no bad debt expense during the three months ended March 31, 2011 nor for the three months ended March 31, 2010.

   Other Income (Expense)
Other income (expense) for the quarter ended March 31, 2011 was $(107,000), as compared to $(782) for the quarter ended March 31, 2010. This increase in other income was a primarily a result of the acquisition of DMC including $82,000 from interest expense on the seller note and $15,000 due to the increase of the present value of the earn-out payments.

   Provision for Income Taxes
The provision for income taxes for the quarter ended March 31, 2011 was $0, as compared to the provision for income taxes of $0 for the quarter ended March 31, 2010.

   Net Income/(Loss)
As a result of the above mentioned items, Iron Eagle reported a net loss of $211,000, or $0.02 per share-basic and diluted, for the quarter ended March 31, 2011, as compared to reported net loss of $111,000, or $110.95 per share-basic and diluted, for the quarter ended March 31, 2010.

   Liquidity and Capital Resources
Other than our obligation to pay the $8,676,000 purchase note and accrued interest to the former owner of DMC, our principal capital requirement is to fund its work on construction projects. Projects are billed monthly based on the work performed to date. These project billings, less a withholding of retention, which is received as the project nears completion, are collectible based on their respective contract terms. Iron Eagle's subsidiary Delta has historically relied primarily on internally generated funds and bank borrowings to finance its operations.

Since inception Iron Eagle obtained working capital to pay professional fees and related costs of being a public company based solely upon loans from and services provided without compensation by our executive officers and key stockholders. In May 2011, current and former executive officers, directors and certain key stockholders of Iron Eagle agreed to convert $972,374 of their obligations into an aggregate of 243,095 shares of Iron Eagle common stock.

In July and August 2011, Iron Eagle sold in a private placement to 3 accredited investors an aggregate of $200,000 of notes, 50,000 Series A warrants at an exercise price of $4.00 per share, 50,000 Series B warrants at an exercise price of $4.00 per share, and 250,000 Series C warrants at an exercise price of $0.08 per share issued in connection with the notes. These funds, aggregating $180,000 after commissions and expenses, were used solely to pay the costs related to the completion of this offering, including legal, accounting, filing and other fees and expenses.

During the three months ended March 31, 2010, we relied on loans from management and key shareholders. As of March 31, 2011, total cash and cash equivalents was $2,684,000, compared to the $976 reported as of March 31, 2010. This increase was primarily a result of the acquisition of DMC.

   Cash used in operations
Net cash used in operations was $6,820,000 for the quarter ended March 31, 2011, as compared to $782 for the quarter ended March 31, 2010. This increase was primarily a result of the increase in accounts receivable due to the acquisition of DMC, offset by an increase in payables related to the acquisition.

   Cash used in investing activities
Net cash used in investing activities was $(330,000) for the quarter ended March 31, 2011 compared to $0 used in investing activities for the quarter ended March 31, 2010. This increase was primarily a result of the acquisition of DMC.

   Cash provided by financing activities
Net cash provided by financing activities during the quarter ended March 31, 2011 was $9,833,017 compared to $782 for the quarter ended March 31, 2010. This increase was primarily a result of the issuance of the note payable in conjunction with the acquisition of DMC.

   Commitments
Iron Eagle currently has no significant capital expenditure commitments.

   Surety
On some of its projects, Iron Eagle is required to provide a surety bond. Iron Eagle obtains its surety bonds from Berkley Surety. DMC's ability to obtain bonding, and the amount of bonding required, is solely at the discretion of the surety and is primarily based upon net worth, working capital, the number and size of projects under construction and the surety's relationship with management.

The larger the project and/or the number of projects under contract, the greater the requirements are for net worth and working capital. DMC is generally reimbursed from the general contractors for the fee required to be paid to the bonding company. The fees are calculated on a sliding scale and they approximate one percent of the amount of the contract to be performed.

Since inception, DMC has neither been denied any request for payment or performance bonds, nor has a bonding company been required to make a payment on any bonds issued for Iron Eagle.

Iron Eagle's bonding limits have been sufficient given the volume and size of Iron Eagle's contracts. Iron Eagle's surety may require that Iron Eagle maintain certain tangible net worth levels, and may require additional guarantees if Iron Eagle should desire increased bonding limits. At March 31, 2011, approximately $23,000,000 of Iron Eagle's backlog of $31,000,000 is anticipated to be bonded.

   Completed Agreements
On January 8, 2010, Iron Eagle agreed to the terms of a share exchange agreement with Iron Eagle -Nevada and its shareholders. The terms of this agreement were completed on August 18, 2010.

On January 21, 2011, Iron Eagle acquired all of the members' interests in Sycamore, through the principal owner's membership interests.
Sycamore is 100% holder of all of the membership interests of DMC, a mechanical contractor. Iron Eagle is currently engaged in the identification and ongoing negotiations for the acquisition of construction related entities.

   Year ended December 31, 2010
Total operating expenses for the year ended December 31, 2010 were $942,255.

Compensation and professional fees for the year ended December 31, 2010 were $823,836. This is the result of the addition of new management
team.   All compensation expense related to our officers has been
accrued and not paid as of December 31, 2010.

Our general and administrative expenses were $118,419 for the year ended December 31, 2010. This is due to financing, media relations, and travel expenses.

We generated no revenue and recorded no bad debt expense during the year ended December 31, 2010.

For the year ended December 31, 2010, other expense was $2,865 due mostly to interest expense.

Income tax expense (benefit) during the year ended December 31, 2010 was $0.

Net loss for the year ended December 31, 2010 totaled $945,120.

   For the period November 9, 2009 through December 31, 2009
Total operating expenses for the period November 9, 2009 (Inception) through December 31, 2009 were $270,972.

Compensation and professional fees for the period November 9, 2009 (Inception) through December 31, 2009 were $270,972. All compensation expense related to the Company's officers has been accrued and not paid as of December 31, 2009.

We generated no revenue and recorded no bad debt expense during the period November 9, 2009 (Inception) through December 31, 2009.

Other income (expense) was $0 during the period November 9, 2009
(Inception) through December 31, 2009.

Income tax expense (benefit) during the period November 9, 2009
(Inception) through December 31, 2009 was $0.

Net loss for the period November 9, 2009 through December 31, 2009 totaled $270,972.

Liquidity and Capital Resources
-------------------------------
For the year ended December 31, 2010, we relied on loans from management and key shareholders. Our cash position increased from $0 at December 31, 2009 to $976 at December 31, 2010, primarily due to cash used provided by our management and key shareholders.

For the year ended December 31, 2010, cash flows from operations activities were $(96,156) due to expenses related to compensation, legal, audit, and other general working purposes.

For the period November 9, 2009 (Inception) through December 31, 2009, cash flows from operations activities were $(96,157) due to expenses related to compensation, legal, audit, and other general working purposes.

For the year ended December 31, 2010, cash flows from investing activities were $(2,834) due to net fixed assets acquired in the reverse merger between Iron Eagle and Iron Eagle-Nevada.

For the period November 9, 2009 (Inception) through December 31, 2009, cash flows from investing activities were $(2,834) due to net fixed assets acquired in the reverse merger between Iron Eagle and Iron
Eagle-Nevada.

For the year ended December 31, 2010, cash flows from financing activities were $99,966 due to the line of credit assumed in the reverse merger between us and Iron Eagle-Nevada and the recapitalization of Iron Eagle during the time period.

For the period November 9, 2009 through December 31, 2010, cash flows from financing activities were $99,967 due to the line of credit assumed in the reverse merger between us and Iron Eagle Nevada and the recapitalization of us during the time period.

Off-Balance Sheet Arrangements
------------------------------
We have no off-balance sheet arrangements.

Critical Accounting Policies
----------------------------
Our management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of Iron Eagle's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. Our system of internal accounting control is designed to assure, among other items, that

   1) recorded transactions are valid;
   2) valid transactions are recorded; and
   3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of us for the respective periods being presented.

Recent Pronouncements
---------------------
Recently Adopted Accounting Guidance
On January 1, 2010, we adopted Accounting Standard Update2009-16, "Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets." This ASU is intended to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. Iron Eagle does not have a program to transfer financial assets; therefore, this ASU had no impact on our consolidated financial statements.

On January 1, 2010, we adopted ASU 2009-17, "Consolidations (Topic
810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise's continuing involvement with
variable interest entities.   We do not have variable interest
entities; therefore, this ASU had no impact on our consolidated financial statements.

On January 1, 2010, we adopted ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which added disclosure requirements about transfers in and out of Levels 1 and 2 and separate disclosures about activity relating to Level 3 measurements and clarifies existing disclosure requirements related to the level of disaggregation and input and
valuation techniques.   The adoption of this guidance did not have a
material impact on our consolidated financial statements or the related disclosures.

Accounting Guidance Issued But Not Adopted as of December 31, 2010

In October 2009, the FASB issued ASU 2009-13, "Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force," which amends the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. This ASU is effective for fiscal years beginning on or after June 15, 2010, which
is January 1, 2011 for we.   We are currently evaluating the impact of
adopting the guidance.

Management has reviewed these new standards and believes they had or will have no material impact on our financial statements.

                                BUSINESS

General
-------
Through DMC, our subsidiary, we provide construction and contracting services in both the infrastructure and government markets. DMC is a regional subcontractor providing commercial and industrial installation of plumbing, heating, ventilation and air conditioning and fire protection services in the regions of Rhode Island, Southeastern
Massachusetts and Eastern Connecticut.

We typically procure and install equipment to our customers design specifications. We provide contracting services for new construction projects as well as the rehabilitation of existing infrastructure, commercial, and industrial facilities. Our services primarily consist of:

 - Plumbing and piping systems
 - Specialty, process piping & equipment
 - Heating Ventilation and Air Conditioning
 - Upgrades and repairs of HVAC equipment
 - Medical gas piping (e.g. Hospitals)
 - Laboratory service piping
 - Fire protection services
 - Specialty pump installation

We service the following core commercial and industrial construction markets:

 - Military
 - Federal, State and Local Public Works
 - University/College
 - Pharmaceutical Facility
 - Manufacturing Facility
 - Medical
 - Office Building and Towers
 - Specialty Plants and Mills
 - Hotel/Motel
 - Distribution/Warehouse
 - Assisted Living
 - R&D and Laboratory
 - Retail/Entertainment/Recreational
 - Institutional

Our DMC operating subsidiary competes for business primarily in the regions of Rhode Island, Southeastern Massachusetts and Eastern Connecticut. However, DMC has performed work outside of that area in the past. Most of our work is performed on a fixed-price basis. Although we bear the risk of project cost overruns, we believe that we have the ability to seek to recover unforeseen additional costs through project change orders or claims.

Our Strategy and Key Corporate Objectives
-----------------------------------------
Our goal is to become a leading construction and contracting service provider to both the infrastructure and government markets throughout the United States. We believe that the highly-fragmented construction and contracting business lends itself to such strategy. We intend to achieve this goal by implementing the following strategies:

 - Growth through acquisitions. We believe that there are a number of opportunities to acquire for a combination of cash, earn-outs and our securities, the assets or equity of a number of small and medium sized prime contractors and subcontractors to federal, state and municipal public projects as well as government sponsored institutions. Our acquisition model is to seek to acquire established and profitable well-managed companies with revenues of between $35.0 and $100.0 million at multiples of approximately 3.5 to 5.0 times their historical earnings before interest, taxes, depreciation and amortization, or EBITDA.

 - Internal growth opportunities. We believe that there are a number of revenue growth opportunities for DMC in its existing markets as work repairing and upgrading certain infrastructures, such as roads, bridge and schools in the New England market area require municipalities to make necessary expenditures.

 - Achieve a cost savings integration strategy. As we make strategic acquisitions, we intend to pursue a non-invasive cost-savings and integration strategy with easily-outsourced back-office functions being integrated at the corporate-level in order to achieve cost savings and to allow each of our operating subsidiaries to focus on their construction operations and not administrative tasks.

 - Highly experienced management team - We believe that our senior and operating management team consists of business leaders in the construction, government contracting and defense industries, and has the unique set of skills to effectively implement our growth strategy. Our management team has over 30 years of experience identifying, acquiring and managing regional, national and international construction companies which had revenues ranging from $20.0 million to over $1.0 billion.

In order to achieve our growth strategy, we will have to raise additional capital through a combination of loans and equity financings. There is no assurance that such capital will be available or terms that will be acceptable to us.

We intend to benefit from the $100+ billion in annual government infrastructure spending to rebuild the nation's schools, roads, bridges, airports, highways, power plants, military bases, dormitories, public transit, etc. Source: "Construction Outlook 2011" report McGraw-Hill Construction. In addition, according to www.recovery.org, the purpose of the $787 billion federal recovery package is to jump-start the economy to create and save jobs and over $100 billion has been allocated to improve the nation's infrastructure.

Management has a strategic plan to capitalize on the $100 billion market opportunity in infrastructure construction created by the Federal government's economic stimulus package in addition to the billions of federal funds that have been approved to be spent at the state level for projects throughout the United States.

We have developed a comprehensive project budget using what we believe is a proven cost estimating system. Projects are divided into phases and line items indicating separate labor, equipment, material, subcontractor and overhead cost estimates. As a project progresses, our project managers are responsible for planning, scheduling and overseeing operations and reviewing project costs compared to the
estimates. These costs are tracked on a monthly basis.   Out costs have
been and may in the future be impacted by lower than expected labor productivity and higher than expected material costs.

Since January 2010, Iron Eagle management has targeted construction companies that have track records of positive earnings and cash flow for acquisition and possible joint ventures. Iron Eagle's first acquisition in the construction and contracting industry was consummated in January 2011 with its purchase of 100% of the member's interest of DMC. We have also analyzed a number of other construction companies, and held preliminary discussions with certain of them to find the right acquisition targets or joint venture partners. We have not, as yet, agreed upon price or terms or entered into any agreements or non-binding understandings with any third parties, other than Sycamore and its DMC subsidiary.

However, the construction market continues to be weak, and the current economy has severely hampered our ability to obtain financing to implement our acquisition strategy. We are uncertain what potential acquisitions will be available to us in the near future, or whether, if they are available, we will be able to obtain debt or equity financing necessary to take advantage of these opportunities.

DMC Services and Customers
--------------------------
DMC typically procures and installs equipment to its customers design specifications. Virtually all of DMC's revenues are generated by work performed on construction projects as it does not engage in facilities management and therefore does not generate any significant service-related revenues.

Approximately 90% of DMC's projects are acquired on an open bid, plan and spec basis, whereby they will bid the work based on the designs provided by the customer. DMC does not currently have the in-house capabilities to assist in the design and engineering of plumbing, HVAC and fire protection systems. From time to time, DMC will sub-contract the engineering work used in the design phase. Since DMC does not self perform design work, it does not carry professional liability insurance. The primary focus of DMC's business is on material and equipment procurement and installation to the specifications provided by the customer. Most of DMC's work is provided on a fixed-price basis. While project cost overrun risk is generally borne by DMC, they do have the ability to seek to recover additional costs through project change orders and/or claims.

As DMC's business is project-based, their customers are usually general contractors. On occasion, they will bid a job direct with the end user, such as a college or university. There is usually a general contractor that is acting in the capacity of construction manager.

Over the years, DMC has performed numerous projects at the various campuses of the University of Rhode Island. Work has included dormitories, dining halls, classrooms, laboratories, and other university buildings.

DMC's business is vulnerable to the cyclical nature of the markets in which our customers operate and is dependent upon the timing and funding of new contracts. DMC's services are performed primarily under lump sum contracts. The duration of each project varies, however, completion typically occurs within one year.

At any given time, a material portion of DMC's contract revenue may be generated from a single customer through one large contract or various contracts. Our customer base will vary each year based on the nature and scope of the projects undertaken in that year.

For the year ended December 31, 2010, DMC's two principal customers were Gilbane Building Company, Dimeo Construction Company and HV
Collins Company, which accounted for 60% of DMC's total revenues in such year.

Backlog
-------
We had a backlog of anticipated revenue from the uncompleted portions of awarded contracts totaling approximately $31,000,000 as at March 31, 2011 and received contract awards of $3,200,000 from Electric Boat Company and the University of Rhode Island in the quarter ended March 31, 2011. Subsequent to March 31, 2011, we received contract awards and change orders for an additional $3,300,000. Our backlog as of December 31, 2010 was $39,500,000, compared to approximately $42,400,000 as of December 31, 2009.

We anticipated that approximately $6,000,000 of our backlog as at March 31, 2011 is for work that is not expected to be completed in calendar 2011 and is expected to be reflected in 2012 revenues. The schedule for each project is different and subject to change due to circumstances beyond our control. Accordingly it is not reasonable to assume that performance of backlog will be evenly distributed throughout the course of a year. We believe that our backlog is firm notwithstanding provisions in our contracts allowing the customers to modify or cancel the contract at any time, subject in certain cases, to our receipt of cost reimbursement and cancellation fees.

We are actively seeking new contracts to add to its backlog.

Projects Recently Completed and in Progress
-------------------------------------------
Set forth below are examples of a recently completed project and certain other projects currently being undertaken by our DMC subsidiary.

  University of Rhode Island - Bio Tech and Life Science Center located in Kingston, Rhode Island.

DMC completed over $8,500,000 of work at this facility in the spring of 2010. DMC was hired by Gilbane Building Company, a nationally recognized, Providence Rhode Island based, general contractor to install the plumbing and HVAC systems in this LEED Silver certified project. Work included the installation of piping to connect the steam lines from an existing plant to heat exchangers that provided hot water, both potable and non-potable, to the building. In addition, DMC installed four penthouse air handling units to provide the required air flow and ventilation. Energy recovery units were utilized to reclaim heat from the exhaust system and mix with the outside air. Waterless urinals are used in the plumbing systems. Gilbane Building Company is largest customer of DMC in terms of revenue each year, and accounted for 37%, 32% and 24% of DMC annual revenues in each of fiscal years ending September 30 for 2008, 2009 and 2010, respectively.

  University of Rhode Island - College of Pharmacy located in Kingston Rhode, Island.

DMC is approximately 35% complete with work on this $10,800,000 project for Suffolk Construction Company, a general contractor headquartered in Boston, Massachusetts. Work includes the plumbing and HVAC for this newly constructed, 5 story, 140,000 square foot facility. The building will include state of the art teaching laboratories, research laboratories, laboratory support, and office spaces. The construction is occurring on an active campus and includes connections to two existing buildings. This project is also designed to be certified as LEED Silver. Suffolk Construction is a repeat client of DMC.

  P451 Officer Training Command Quarters Naval Station located in
Newport, Rhode Island.

DMC has been hired as a design/build contractor by Absher Construction Company, a Seattle Washington based contractor. This is DMC's first project for Absher, who is also a contractor that performs work on government property. They currently have projects as far away as Hawaii and Rhode Island. On this Newport RI project, DMC is performing the plumbing, HVAC and fire protection work for $5,900,000. This project is a multi story, LEED Silver certified, modified modules with double loaded corridors that has training, support and administrative spaces. At completion, this facility is expected to house and support 464 students. Work is expected commence in the summer of 2011 and is expected to be complete during the summer of 2012.

Principal suppliers
--------------------
Raw materials such as copper pipe and PVC are generally purchased from one of three local vendors. They are Seekonk Supply Co., Independent Pipe Co., and the FW Webb Company, all of which we have been doing business for many years. Pipe valves and fittings are purchased on a job specific basis and therefore we do not carry inventory. Fixtures and large equipment purchases are sometimes acquired from the local offices or distributors of nationally recognized manufacturers including Carrier, Aaon, Trane, York, and Kohler.

Surety Bonds
------------
DMC's ability to obtain performance and completion bonds, and the amount of bonding required, is solely at the discretion of the surety and is primarily based upon the net worth, working capital, the number and size of the project under construction and the surety's relationship with management. As a general rule, surety bonding companies will provide bonding of approximately 15 times the net working capital of the construction company in question, and customarily require personal guarantees from the owners. Accordingly, the larger the project and/or the number of projects under contract, the greater the net worth and working capital requirements. Prime contractors are always required to obtain performance and completion bonding and sub-contractors, such as DMC, are required to obtain bonding on a case by case basis. DMC is generally reimbursed from the general or prime contractors for the fee required to be paid to the bonding company. The fees are calculated on a sliding scale and they approximate one percent of the amount of the contract to be performed.

Since inception, DMC has neither been denied any request for payment or performance bonds, nor has a bonding company been required to make a payment on any bonds issued for it.

Competition
-----------
We believe that the northeast, as well as the United States' construction market is highly fragmented. We believe that companies tend to be successful due to their knowledge of the local environment, industry expertise, and specialized nature of their operations. Many of our competitors may have greater financial and personnel resources.

On public works projects, DMC competes by submitting a sealed bid to the public entity or their designee. The project is typically awarded to the lowest responsible bidder. On private projects, DMC and its competitors negotiate with the developer, or its construction manager, on the costs of the work required.

The mechanical contracting market is highly competitive. There are many larger regional and national companies with resources greater than us. However, some of these large competitors are unfamiliar with the states in which we operate. On private and institutional projects, DMC believes it competes favorably with such companies because of the reputation of DMC and our management team, and their knowledge of the local labor force and its ability to value engineer projects. There are also many smaller contractors and subcontractors who may also compete for work. Management is of the opinion that there are barriers to entry for smaller competitors, including bonding requirements, and relationships with general contractors, subcontractors, suppliers and unions. Some of DMC's competitors include Arden Engineers and Constructors, Aero Mechanical, and NB Kenney and Company.

During economic down cycles resulting in lower government funding for public works projects, competition for the decreased number of available public projects intensified. In addition, downturns in residential and commercial construction activity has caused traditional construction companies to bid on public projects, thereby further increasing the competition for available public sector work. In view of the fact that DMC management has made a strategic decision not to bid on low margin or unprofitable work, increased competition from both infrastructure and traditional construction competitors directly led to a significant decrease in new awards bid upon and granted to DMC, as a result of which revenues and net income before taxes in our operating subsidiary for its fiscal year ended September 30, 2010 was only approximately $43.0 million and $1.65 million, as compared to approximately $69.0 million and $3.2 million in fiscal 2009.

Federal, State, and Local Regulations
-------------------------------------
The construction industry is subject to various governmental regulations from local, state and federal authorities, such as the Occupational Safety and Health Administration and environmental
agencies.   Iron Eagle and its subsidiary must also comply with
regulations as to the use and disposal of solvents and hazardous wastes which compliance is a normal part of its operations.

Environmental Laws
------------------
We need to comply with all the requirements of the federal, state and local governments with respect to environmental issues. All proper permits are secured including those for fuels and hazardous wastes.

All of our job sites contain files and product information data for all of the materials consumed or utilized in our construction process.

Employees
---------
As of August 3, 2011, DMC had approximately 136 employees, consisting of approximately 26 full-time office and project support employees and approximately 110 full-time field employees. The field employees are union workers who are primarily represented by the Plumbers and Pipe Fitters Local 51 and the Sprinkler Fitters and Apprentices of Local
676. The number of field union workers employed varies at any given time, depending on the number and types of ongoing projects and the scope of projects under contract. DMC hires union labor for specific work assignments and can reduce the number of union workers hired at will with no penalty. The unions organized DMC in 2001. DMC believes that its relationship with its workers and the unions are good.

DMC pays benefits to union employees through payments to trust funds established by the unions. DMC's obligation is to pay a percentage of the wages of union workers to these trust funds. DMC is not liable for under funding of these union plans unless it chooses to resign from the union and perform work on an open-shop basis. DMC provides its full-time office employees, not subject to collective bargaining agreements, with medical, life, and disability insurance benefits and a discretionary matching 401(k) plan.

Intellectual Property and Management Information System
-------------------------------------------------------
We do not own any patents or patent rights. Our business is not subject to large seasonal variations. Iron Eagle did not expend funds for research and development during 2010 and 2009 and anticipates no research and development expenses in 2011.

DMC's management information systems primarily consists of off-the-shelf software packages such as AutoCAD, Quickpen, Microsoft Office Applications, Oracles's Contract Manager (project management software) and Sage's Timberline's Office Software for general accounting and project information. DMC manages all accounting and financial reporting functions internally.

Legal Proceedings
-----------------
We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or consolidated results of operation.

Properties
----------
Our operations are conducted in leased properties. The following table lists the facilities:

                                    Approximate Monthly   Expiration
      Location                      Square Feet  Rent        Date
 -----------------                   ---------  -------   -----------
Corporate Headquarters                     800  $ 2,100  Month-to-month
  61 West 62nd Street
  Suite 23F
  New York, NY  10023

DMC Headquarters
  44 Wilclar Street
  Warwick, Rhode Island 02888            9,000  $15,750  December 2014

Additional Facilities:
  9600 E. Arapahoe Road                  5,000  $ 2,885  December 2011
  Suite 260
  Englewood, CO  80112

  8 Webb Street Cranston
  Warwick, Rhode Island 02888            4,000  $ 2,000  August 2011
  10 Dawn Lane
  Warwick, Rhode Island 02888            2,000  $   950  Month-to-month

Our corporate headquarters are located inside a facility leased by Belle Haven Capital, LLC, which is owned by Jason Shapiro, who is an officer, director, and significant shareholder of Iron Eagle. The leases for DMC's headquarters are leased from 44 Wilclar, LLC, a Rhode Island limited liability company, that is 100% owned by Bruce Bookbinder, DMC's president and chief executive officer.

In general, our facilities are sufficient to meet our present needs.

                             MANAGEMENT

  Executive Officer and Directors

All holders of common stock have the right to vote for directors. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders or until his or her death, or resignation and his or her successor is elected.

The board of directors has primary responsibility for adopting and reviewing implementation of our business plan, supervising the development of the business plan, and review of the officers' performance of specific business functions.

Our board of directors and executive officers are:

     Name          Age      Position                     Term
----------------   ---    -----------------------    -------------
Jason M. Shapiro    33    Chief Executive Officer    November 2010
                          Chief Financial Officer      to present
                          Director                   December 2009
                                                       to present

Jed M. Sabio        50    Executive Vice President   November 2010
                          of Business Development      to present

Joseph E. Antonini  70    Chairman of the Board      July 2011
                          of Directors and             to present
                          Director                   July 2010
                                                       to present

Gary J. Giulietti   59    Director                   May 2010
                                                       to present

Jason M. Shapiro is currently our chief executive officer, chief financial officer and a director of Iron Eagle. He was hired as Iron Eagle's chief financial officer in December 29, 2009 to May 4, 2010. Upon the hiring of Eric Hoffman as chief financial officer, Mr. Shapiro's title and responsibilities changed to executive vice president of corporate strategy. On November 29, 2010, the board of directors appointed Jason M. Shapiro, secretary and director, as chief executive officer and chief financial officer. As of that date, Mr. Shapiro no longer served as executive vice president of corporate strategy.

Mr. Shapiro was the chief executive officer and sole director of Iron Eagle Nevada from its inception on November 9, 2009 to August 18, 2010 when it was acquired by Iron Eagle. From 2007-2009, Mr. Shapiro was the vice president of Macquarie Capital Funds, a private equity group where he was responsible for asset management and investments. In the summer and fall of 2006, Mr. Shapiro was a legal intern for Honorable Rosemary Gambardella, a former Chief Judge on the United States Bankruptcy Court for the District of New Jersey. From 1999-2004,

Mr. Shapiro was an associate director of UBS Investment Bank, a global healthcare investment banking firm. Mr. Shapiro is also currently vice president of due diligence and owner of Lincoln Center Capital, a media private equity firm. Mr. Shapiro earned his MBA degree from the University of Pennsylvania Wharton School in 2009. Mr. Shapiro earned a JD degree from the Seton Hall University School of Law in 2007. Mr. Shapiro earned a MS degree in accountancy from Zicklin School of Business' Baruch College in 2006, where he graduated as valedictorian. Mr. Shapiro earned a BS degree in computer science from Rutgers College in 1998 where he graduated in three years and was the class valedictorian. Mr. Shapiro is a certified public accountant and chartered financial analyst.

Jed M. Sabio has served as our executive vice president, business
development since November 2010.   Mr. Sabio is a financial
professional with over 24 years of progressively responsible analytic and managerial positions. For the past 21 years, Mr. Sabio has worked for National Grid and its predecessor companies (KeySpan Energy Corporation and The Brooklyn Union Gas Company), the last two years as a full-time consultant. His most recent positions at National Grid included Director of Mergers and Acquisitions and Director of Finance. In his capacity as director of merger and acquisitions, he led project valuation, coordination of extensive due diligence on all proposed investments, mergers, acquisitions, divestitures, joint ventures, start-up ventures and other related investments of the corporation and its subsidiaries. Mr. Sabio has negotiated deal structure and remuneration, and he has provided financial counsel through deal completion. As National Grid exited the energy services sector, Mr. Sabio was charged with de-consolidating and divesting of the nearly thirty companies that comprised the business unit. Mr. Sabio earned an MBA in finance from St. John's University in 1988 and a BA in Psychology from Queens College in 1985.

Joseph E. Antonini has served as our chairman of the board to Iron Eagle since July 2011 and has served as a director to Iron Eagle since July 2010. Mr. Antonini is the former chairman, president and CEO of Kmart Corporation. At Kmart, Mr. Antonini began as a management trainee, at the then S.S. Kresge Company in 1964 and worked his way up to Chairman of the Board of Directors of the giant retail chain in 1987. He is credited with leading Kmart into a new era by launching store renewal programs of unparalleled scope in retail history. They included expansion of the retailer's specialty store concepts, along with introduction of the Kmart Super Center, both contributors to setting new sales and profit records. Mr. Antonini worked with Kmart until 1995. From 1995 to present, Mr. Antonini has been the chairman of the board of directors of AWG Ltd., a producer and seller of wine. In the past, Mr. Antonini has been awarded key positions that include Chairman of the National Retail Federation and the National Minority Supplier Development Council. He served on the board of directors of Polaroid Corporation from 2003-2005, Chrysler Corporation, from 1989-1995, Shell Oil Company, from 1988-1998; and NBD Bank (ultimately acquired and merged into Bank One and then JPMorgan Chase) from 1987-1989. He is also a recipient of the Horatio Alger Award. Mr. Antonini earned a Bachelor of Science degree in business administration from West Virginia University in 1964. In 1992, he was recognized by West Virginia University as its most distinguished alumni.

Gary J. Giulietti has served as a director to Iron Eagle since July 2010. Mr. Giulietti has been president of the northeast operations and a member of the executive committee of Lockton Companies, LLC, an independently owned commercial insurance brokerage firm. From 1980 to 2000, Mr. Giulietti was vice chairman, worldwide construction for Willis, a construction/surety broker, where he oversaw and managed a worldwide construction insurance practice consisting of domestic offices and 140 international offices. He also assisted in large and mid-cap construction companies in providing their insurance needs as they took their businesses public. Mr. Giulietti earned a Bachelor of Arts degree in Business and Political Science from St. Michael's College in 1973.

Other Key Executives

    Name              Age      Position                      Term
-------------------   ---  ---------------------          ------------
Bruce A. Bookbinder    58  President and Chief Executive  January 2011
                           Officer of Delta Mechanical      to present
                           Contractors LLC

David Greenberg        54  Chief Financial Officer of     January 2011
                           Delta Mechanical Contractors     to present

Independence of Directors
-------------------------
We adhere to the rules of Nasdaq in determining whether a director is independent. Our board of directors also consults with our counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Antonini and Giulietti are the independent directors. Mr. Shapiro is not independent.

Board Committees
----------------
Our board of directors currently has an audit committee, a compensation committee, and a nominating and governance committee. Our board may establish other committees from time to time to facilitate our management.

  Audit Committee. The principal functions of the audit committee are to assist the board in monitoring the integrity of our consolidated financial statements, the independent auditor's qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The audit committee will have the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The audit committee also will be responsible for overseeing our internal audit function.

The audit committee currently consists of Messrs. Antonini and Giulietti, with Mr. Giulietti acting as the chairman. Antonini and Giulietti are "independent," and Mr. Antonini is our audit committee financial expert, under the listing standards of the Nasdaq and under SEC rules and regulations.

  Compensation Committee. The principal functions of the compensation committee are to determine awards to employees of stock or other equity compensation, establish performance criteria for and evaluate the performance of the chief executive officer and approve compensation of all senior executives and directors. The compensation committee is currently comprised of Messrs. Antonini and Giulietti, with Mr. Giulietti acting as the chairman. None of the members of our compensation committee is one of our officers or an officer of any of our subsidiaries.

  Nominating and Governance Committee. Our board of directors has established a nominating and governance committee. The members are Messrs. Antonini and Giulietti, with Mr. Giulietti acting as Chairman. Each is an independent director under Nasdaq listing standards. The nominating and governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and governance committee will consider persons identified by our members, management, stockholders, investment bankers and others. During the period ending immediately after our 2011 annual meeting, the nominees for our board of directors will be approved by the nominating and governance committee.

  We do not have any restrictions on stockholder nominations under our certificate of incorporation or by-laws. However, any stockholder nominations must be received by us not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder's notice to our secretary shall set forth

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
   (a) the name, age, business address and residence address of the person,
   (b) the principal occupation or employment of the person,
   (c) the class and number of shares of our capital stock which are beneficially owned by the person, and
   (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Securities Exchange Act of 1934, as amended, and
(ii) as to the stockholder giving the notice
   (a) the name and record address of the stockholder and
   (b) the class and number of shares of our capital stock which is beneficially owned by the stockholder.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

                        EXECUTIVE COMPENSATION

Overview of Compensation Program
--------------------------------
Our board of directors has overall responsibility for establishing compensation for our directors and executive officers. Our board has delegated to the compensation committee of the Board the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy with respect to our executive officers. The committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. Throughout this prospectus, the individuals who served as our chief executive officer and chief financial officer during fiscal 2011, as well as the other individuals included in the summary compensation table provided below, are referred to as our named executive officers. Compensation and benefits provided to our key executive officers, including Jason Shapiro, Jed Sabio, and Bruce Bookbinder are controlled by their employment agreements described below.

Compensation Philosophy and Objectives
--------------------------------------
The committee believes that the most effective executive compensation program is one designed to retain our key executives, reward the achievement of annual, long-term and strategic goals, align the executives' interests with those of the stockholders and ultimately improve stockholder value. The Committee evaluates both performance and compensation to ensure we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the committee believes executive compensation packages provided to our executives, including our named executive officers, should include both cash and stock-based compensation.

Role of Executive Officers in Compensation Decisions
----------------------------------------------------
The committee makes all compensation decisions for all of our executive officers and, after consultation with our chief executive officer, approves equity awards to our employees. Decisions regarding the non-equity compensation of other employees are made by our chief executive officer after consultation with the Committee.

Our chief executive officer annually reviews the performance of each executive officer other than himself, whose performance is reviewed by the committee. The conclusions reached as the result of and recommendations based on these reviews, including recommendations with respect to salary adjustments and annual bonus or equity award amounts, are presented to the committee. The committee then exercises its discretion in determining adjustments or awards to executive officers.

Setting Executive Compensation
------------------------------
Based on the foregoing objectives, the committee has structured our annual and long-term cash and non-cash executive compensation to:

 - Reward key executives who have been with us and contributed to our success;
 - Entice executives to join us and provide incentive to remain employed; Motivate performance that will lead to long-term improvements in our oil and natural gas operations;
 - Strengthen the alignment between shareholders and executive and key personnel; and
 - Encourage and facilitate executive ownership of our stock.

To meet our objectives, the committee has determined to allocate a significant percentage of total compensation to incentive-based compensation. There is no pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, the committee reviews information provided by our president and chief executive officer, outside consultants and industry surveys and reports to determine the appropriate level and mix of incentive compensation versus base salary.

Executive Compensation Components
---------------------------------
Following completion of this offering, in addition to the terms of the employment agreements with Messrs. Shapiro, Sabio, and Bookbinder, the principal components of compensation for our named executive officers will be:

 - base salary;
 - performance-based incentive compensation;
 - retirement and other benefits; and
 - perquisites and other personal benefits.

  Base Salary

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for our named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position generally will be within the upper 25% quartile of the base salaries for construction and contracting executives in publicly traded companies. In reviewing base salaries for executives, the Committee will primarily consider:

 - market data, to the extent available;
 - internal review of the executive's compensation, both individually and relative to other officers; and
 - individual performance of the executive.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of executive officers will be based on the Committee's assessment of the individual's performance.

Performance-Based Incentive Compensation
----------------------------------------
  Cash Bonus Plan

On May 19, 2011, our board approved a cash bonus plan pool for our senior executive officers. Under the terms of the cash bonus plan, our senior executive officers would be entitled to receive 10% of the consolidated net pre-tax profits of Iron Eagle for each of the four consecutive 12 month periods from April 1 to March 31, commencing April 1, 2011 and ending March 31, 2015. Any bonus payments due for each of the 12 month measuring periods ending March 31st are payable on or before July 31st in each of 2012 through 2015, inclusive; provided, that not more than $1,000,000 may be paid under the cash bonus plan pool with respect any one of the four 12 month measuring periods ending March 31, 2012 through March 31, 2015.

  Long Term Stock Incentive Plan

On July 14, 2011, the compensation committee adopted our Long-Term Stock Incentive Plan, which was approved by the holders of a majority of our outstanding shares of common stock.

Under the terms of the Plan, the committee has the latitude to design cash and stock-based incentive compensation awards intended to promote and reward high performance and achievement of corporate goals by key employees, encourage the growth of stockholder value and allow key employees to participate in our long-term growth and profitability. Compensation is paid in the form of cash bonuses, grants of restricted stock, share units, stock options, stock appreciation rights, performance units and performance bonuses, or some combination of these awards. In granting these awards, the committee may establish any conditions or restrictions it deems appropriate. Stock-based awards will generally vest over a two or three year period after the date of the grant.

If made, all stock-based awards under our Incentive Plan will be made at or above the market price of our common stock at the time of the award. The committee may grant awards of stock options or restricted stock awards to executives at any regularly scheduled or special meeting. The grant date of any stock option or restricted stock award will be determined in accordance with FAS 123(R).

Three grant decisions were made in prior to the date of this prospectus. Independent directors receive an initial stock award of $50,000 for joining our board of directors. Following completion of this offering, our independent directors shall also receive $100,000 a year in compensation to consist of $50,000 in stock awards (valued at the then market price of Iron Eagle common stock at the time of grant of each award) and $50,000 in cash. Non-independent directors do not receive any compensation for serving on the board. These restricted stock grants provide a participation by our non-employee directors in our performance and growth.

The committee does not use specific financial or operational targets to determine awards of incentive compensation. The nature of the construction industry makes targets difficult, because many of the components of financial and operational targets tend to be outside of management's control. These components include general economic conductions, municipality budgets and bidding procedures, weather conditions and unanticipated delays in completion of projects based upon completion schedules under the control of third parties, among others.

Cash bonuses to our executive officers for performance in 2011, if any, have not yet been determined by the Committee. We anticipate the Committee will meet in the first quarter of 2012 to discuss whether cash bonuses are merited by our executive officers. If cash bonuses are granted, we will file a timely Form 8-K disclosing the bonus grants.

Retirement and Other Benefits
-----------------------------
Our senior management does not currently have a 401(k) Profit Sharing Plan. If we create a 401(k) Profit Sharing Plan for our senior management, we will file a timely Form 8-K disclosing the plan.

Perquisites and Other Personal Benefits
---------------------------------------
We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers. The perquisites provided to our named executive officers are set forth in footnotes 5 and 6 of the Summary Compensation Table below. Attributed costs of the personal benefits for the named executive officers for the fiscal year ended December 31, 2010, are included in column (i) of the Summary Compensation Table below.

Tax and Accounting Implications
-------------------------------
The committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 paid to certain individuals. We believe compensation paid under our incentive compensation plans is generally fully deductible for federal income tax purposes. However, in certain situations, the committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers. For fiscal 2010, all amounts paid to our named executive officers were deductible.

We intend to account for stock-based payments including grants and awards under our 2011 Long-Term Incentive Plan in accordance with the requirements of FAS 123(R).

Compensation Committee Report
-----------------------------
The compensation committee has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board that the compensation discussion and analysis be included in this prospectus.

                    THE COMPENSATION COMMITTEE
Gary J. Giulietti, Chairman
Joseph E. Antonini

Summary Compensation Table
--------------------------
The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2010.

                                Stock  Option  All Other
Name                     Year  Salary  Awards  Awards Compensation  Total
------------------       ---- -------- ------- ------ ---------    --------
Jason M. Shapiro (1)     2010 $200,000       -      -         -    $200,000
Chief Executive Officer, 2009   40,000       -      -         -      40,000
Chief Financial Officer  2008      n/a     n/a    n/a       n/a         n/a

Jed M. Sabio (2)         2010      n/a     n/a    n/a       n/a         n/a
Executive Vice President 2009      n/a     n/a    n/a       n/a         n/a
of Business Development  2008      n/a     n/a    n/a       n/a         n/a

Michael J. Bovalino      2010 $119,134 $47,099      -         -    $166,233(2)
Chief Executive Officer  2009      n/a     n/a    n/a       n/a         n/a
(Former)                 2008      n/a     n/a    n/a       n/a         n/a

Eric J. Hoffman          2010 $ 87,812 $31,932      -         -    $119,744(2)
Chief Financial Officer  2009      n/a     n/a    n/a       n/a         n/a
(Former)                 2008      n/a     n/a    n/a       n/a         n/a

Glen R. Gamble  (3)      2010 $ 96,000       -      -         -    $ 96,000
Chairman & President     2009   96,000       -      -         -      96,000
(Former)                 2008   96,000       -      -         -      96,000

Robert A. Hildebrand (3) 2010 $ 96,000       -      -         -    $ 96,000
Secretary & Chief        2009   96,000       -      -    70,000 (4) 166,000
Financial Officer        2008   96,000       -      -    65,000 (4) 161,000
(Former)

(1) As at March 31, 2011, an aggregate of $296,250 of accrued cash and stock compensation was owed to Jason M. Shapiro. On May 19, 2011, Mr. Shapiro agreed to convert $221,250 of such amount that had accrued through December 31, 2010 into 55,313 shares of common stock at an effective conversion price of $4.00 per share upon completion of this offering. In addition, Mr. Shapiro agreed to waive and relinquish an additional $75,000 of such payments that accrued during the three month period ended March 31, 2011.

(2) Mr. Sabio's compensation agreements started on January 1, 2011. As at March 31, 2011 an aggregate of $151,250 of accrued cash and stock compensation was owed to Mr. Sabio. On May 19, 2011, Mr. Sabio agreed to waive and relinquish all rights to receive such payments. See below.

(3) Glen R. Gamble and Robert Hildebrand each resigned as executive officers, effective August 18, 2010. In connection with their resignations, we agreed to pay Mr. Gamble $8,000 per month and Mr. Hildebrand $8,000 per month for consulting services to be provided until such time we no longer requires their services. Messrs. Gamble and Hildebrand's salaries and common stock issuances were accrued and they have not received any cash or stock payments. As at March 31, 2011, an aggregate of $270,000 of accrued compensation was owed to such persons. On May 19, 2011, such Messrs. Gamble and Hildebrand agreed to convert $216,000 of such amount that had accrued through December 31, 2010 into 54,000 shares of common stock at an effective conversion price of $4.00 per share upon completion of this offering. In addition, such persons agreed to waive and relinquish an additional $54,000 of such payments that accrued during the three month period ended March 31, 2011. We have agreed, to terminate their consulting contract upon the closing of raising $10,000,000 with this offering payable at the rate of $9,000 per month to each of Gamble and Hildebrand.

(4) Mr. Hildebrand received a cash bonus of $70,000 for the year ended December 31, 2009 and a cash bonus of $65,000 for the year ended
December 31, 2008.

Michael Bovalino was hired as our chief executive officer in April 26, 2010 and resigned effective November 23, 2010. Mr. Bovalino has earned a total of compensation of $166,233 comprising $119,134 in cash and $47,099 in equity. Mr. Bovalino's salaries and common stock issuances were accrued and he has not received any cash or stock payments.

Eric Hoffman was hired as our chief financial officer in May 4, 2010 and resigned effective November 23, 2010. Mr. Hoffman has earned a total of compensation of $119,743 comprising $87,812 in cash and $31,932 in equity. Mr. Hoffman's salaries and common stock issuances were accrued and he has not received any cash or stock payments.

Employment Agreements
---------------------
   Jason M. Shapiro
On January 1, 2011, Iron Eagle entered into a four year employment agreement with Mr. Shapiro providing for an annual base salary of $225,000 in cash and 75,000 shares per year.

On May 19, 2011, Mr. Shapiro agreed to convert an aggregate of $221,250 of cash and stock compensation owed to him that had accrued through December 31, 2010 into an aggregate of 55,313 additional shares of common stock, and agreed to waive and relinquish an additional $75,000 of accrued cash and stock compensation that accrued during the three month period ended March 31, 2011.

On May 24, 2011, we entered into a new employment agreement with Mr. Shapiro that is effective as of April 1, 2011 and expires on March 31, 2015, with annual renewals thereafter, unless previously terminated by either party. Pursuant to such employment agreement, Mr. Shapiro agreed to serve as our chief executive officer, chief financial officer and a member of our board of directors. Such employment agreement provides for an annual base salary of $225,000 through December 31, 2011, with minimum increases in such base salary of $25,000 per year in each of calendar 2012, 2013 and 2014, and thereafter. In addition under the terms of his employment agreement, Mr. Shapiro will be entitled to participate in 25% of our cash bonus plan pool and will be entitled to receive other incentive bonuses of up to 100% of his base salary, payable in such amounts and at such times as determined in the sole discretion of the compensation committee of the board of directors.

   Jed M. Sabio
Mr. Sabio was hired as executive vice president of business development in November 2010. Effective January 1, 2011, we entered into a four year employment agreement with Mr. Sabio, which originally provided for a $200,000 annual base salary, a signing bonus of $71,000 and 8,875 shares of Iron Eagle common stock with annual incentive bonuses of $50,000 and 15,000 shares of Iron Eagle common stock.

On May 19, 2011, Mr. Sabio agreed to waive and relinquish all cash and stock compensation, aggregating $151,250, that accrued under the consulting agreement for the three month period ended March 31, 2011, represented by the $71,000 cash signing bonus, 6,050 shares of common stock having a contractual value of $30,250 and $50,000 of accrued salary. On May 24, 2011, we entered into a new employment agreement with Mr. Sabio that is effective as of April 1, 2011 and expires on March 31, 2015, with annual renewals thereafter, unless previously terminated by either party. Pursuant to such employment agreement, Mr. Sabio agreed to continue to serve as our executive vice president of corporate development and a member of our board of directors. Such employment agreement provides for an annual base salary of $225,000 through December 31, 2011, with minimum increases in such base salary of $25,000 per year in each of calendar 2012, 2013 and 2014, and thereafter. In addition under the terms of his employment agreement, Mr. Sabio will be entitled to participate in 25% of our cash bonus plan pool and will be entitled to receive other incentive bonuses of up to 100% of his base salary, payable in such amounts and at such times as determined in the sole discretion of the compensation committee of the board of directors.

Director Compensation
----------------------
The following table sets forth, for the last three years, with respect to the individuals serving as our independent directors(1)(2):

                               Stock   Option  All Other
  Name           Year  Cash(3) Awards  Awards Compensation     Total
--------------   ---- ------- -------  ------ ------------   --------
Joseph Antonini  2010 $23,014 $73,014       -            -   $ 96,028
Chairman and     2009     n/a     n/a     n/a          n/a        n/a
 Director        2008     n/a     n/a     n/a          n/a        n/a

Gary Giulietti   2010 $33,014 $83,014       -            -   $116,028
Director         2009     n/a     n/a     n/a          n/a        n/a
                 2008     n/a     n/a     n/a          n/a        n/a

(1) Independent directors receive an initial stock award of $50,000 for joining our board of directors. They shall also receive $100,000 a year in compensation that consists of $50,000 in stock awards and $50,000 in cash. Non-independent directors do not receive any compensation for serving on the board.

(2) Mr. LoCurto was chairman of the board of directors from November 2010 to July 2011. Effective January 1, 2011, we entered into a consulting agreement with Mr. LoCurto. The term of the consulting agreement was four years with an automatic renewal on an annual basis thereafter, unless previously terminated by either party. The consulting agreement provided for an initial annual base fee of $250,000 in cash, 86,203 shares of common stock in Iron Eagle payable in annual installments over the term of the agreement and a signing bonus of $130,000 in cash and 26,000 additional shares of common stock. The agreement also provides for an annual incentive of up to 100% of his base salary, payable at the discretion of the board of directors. On May 19, 2011, Mr. LoCurto agreed to waive and relinquish all cash and stock compensation, aggregating $250,000, that accrued under the consulting agreement for the three month period ended March 31, 2011, represented by the $130,000 cash signing bonus, 11,500 shares of common stock having a contractual value of $57,500 and $62,500 of accrued consulting fees. On July 12, 2011, Iron Eagle and Mr. LoCurto agreed to terminate the consulting agreement and accepted $67,500 for his services.

(3) Messrs. Antonini and Giulietti accrued $80,685 for the cash portion of their board compensation, as of March 31, 2011. Messrs. Antonini and Giulietti have each agreed to convert $55,685 of such accrued cash board compensation that accrued as of December 31, 2010 into 13,921 shares of common stock, and agreed to waive $25,000 of such cash compensation that accrued during the three month period ended March 31, 2011.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2011, with respect to

 - each person who is known by us who beneficially owns more than 5% of our common stock,
 - each director and named executive and
 - all of our directors and officer as a group.

Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                       Number & Class(1) Percentage of Outstanding Shares
Name and Address           of Shares     Before Offering   After Offering
                       --------------    ---------------   --------------
Jason M. Shapiro
61 West 62nd Street,
Suite 23F
New York, NY 10023            333,906 (2)          19.1%             7.0%

Jed M. Sabio
61 West 62nd Street,
Suite 23F
New York, NY 10023            106,250 (3)           6.1%             2.2%

Joseph E. Antonini
61 West 62nd Street,
Suite 23F
New York, NY 10023             18,010 (4)           1.0%             0.4%

Gary J. Giulietti
61 West 62nd Street,
Suite 23F
New York, NY 10023             22,227 (5)           1.3%             0.4%

All Directors & Officers
as a group (4  persons)       480,393              27.5%            10.1%

Other 5% shareholders:

Jake A. Shapiro (2)
61 West 62nd Street,
Suite 23F
New York, NY 10023            340,144 (6)          19.4%             7.2%

Stephen Gropp
1803 North Stafford Street
Arlington, VA  22207          309,843              17.7%           6.5%

Gary E. Smolen
104 Pleasant Street
Meredith, NH 03253            132,146               7.6%             2.8%




Nevada Irrevocable Trust(7)
3540 W. Sahara Ave.
Suite 153
Las Vegas, NV 89102           107,146               6.1%             2.3%

 (1) Based on 1,749,432 shares of common stock outstanding prior to this offering (including 243,095 shares we have agreed to issue to certain officers, directors and principal stockholders upon conversion of $972,374 of accrued obligations owed to such persons or entities) and 4,749,432 shares to be outstanding immediately following completion of this offering.

(2) Consists of 278,593 shares of common stock owned of record and beneficially as of June 30, 2011 plus 55,313 additional shares to be issued to Jason M. Shapiro upon completion of this offering and conversion into common stock of $221,250 of accrued Iron Eagle obligations owed to Mr. Shapiro at December 31, 2010. Jake A. Shapiro is the brother of Jason M. Shapiro, an officer and director of Iron Eagle. Jason M. Shapiro disclaims any beneficial interest in the shares owned of record and beneficially by his brother.

(3) Includes 62,500 shares of common stock acquired by Mr. Sabio in June 2011 for nominal consideration from Jason M. Shapiro and Jake A. Shapiro.

(4) Consists of 12,299 shares owned of record by Mr. Antonini and in the name of JEA Energy LLC, a company solely owned by Joseph E. Antonini, plus 5,711 shares to be issued upon completion of this offering upon conversion of $22,842 of accrued cash directors' fees owed to Mr. Antonini as of December 31, 2010.

(5) Consists of 14,016 shares owned of record by Mr. Giulietti and 8,211 shares to be issued upon completion of this offering upon conversion of $32,842 of accrued cash directors' fees owed to Mr.
Giulietti as of December 31, 2010.

(6) Consists of 220,284 shares of common stock owned of record and beneficially as of June 30, 2011 plus 119,860 additional shares to be issued to Jake Shapiro or his affiliate Belle Haven Partners LLC, upon completion of this offering and conversion into common stock of $479,440 of accrued Iron Eagle obligations owed to Belle Haven and its affiliates as of December 31, 2010. Jason M. Shapiro, an officer and director, is the brother of Jake A. Shapiro. Jake A. Shapiro and Belle Haven each disclaim any beneficial interest in the shares owned of record and beneficially by his brother. Jake Shapiro is 100% owner of Belle Haven Partners and has a consulting contract with Iron Eagle which has independent board approval. Jason Shapiro is 100% owner of Belle Haven Capital. Belle Haven Capital receives $2,100 per month for rent.

(7) The trustee for the Nevada Irrevocable Trust is Mio L. Bonilla, a non-affiliate.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power or investment power with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each holder above has sole voting or investment power with respect to all shares of common stock listed as beneficially owned by that holder.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC to assist Iron Eagle-Nevada with business development planning, raising additional capital, and accessing the public markets. Belle Haven Partners, LLC is 100% owned by Jake Shapiro, a major shareholder of Iron Eagle-Nevada. Jason Shapiro is an employee of Belle Haven Partners, LLC, and is also on our management team. Iron Eagle-Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses. As of March 31, 2011, December 31, 2010 and December 31, 2009, we had accrued $515,000, $453,000 and $213,000, respectively in amounts due to Belle Haven for both out-of-pocket and consulting expenses. This agreement was unanimously approved by all shareholders of Iron Eagle-Nevada and all the independent directors of Iron Eagle.

In accordance with an agreement we entered into with Belle Haven and Jake A. Shapiro on May 19, 2011, Belle Haven and Jake A. Shapiro agreed to waive and relinquish $60,000 of obligations owed to such persons that accrued during the three month period ended March 31, 2011, and further agreed upon completion of this offering to convert $479,440 of Iron Eagle accrued obligations as at December 31, 2010 into 119,860 shares of common stock at an effective conversion price of $4.00 per share. In addition the recipients of such shares have agreed not to sell or offer to sell such shares or other shares of common stock they own in Iron Eagle for a period of 12 months following the completion of this offering, except pursuant to a Board approved lock-up agreement.

On December 31, 2009, we entered in two note agreements with Jason M. Shapiro, an officer and director, for a total of $15,000 as consideration for receipt of cash by us. These notes, which bear a 10% interest rate, were originally due on June 30, 2010, and were extended until June 30, 2011. On March 17, 2011, we entered in a note agreement with Jason Shapiro for $250,000 as consideration for reducing the amount owed to Jason Shapiro by $250,000 for out-of-pocket expenses incurred by Jason Shapiro since November 2009. This note is due December 31, 2011 and bears an interest rate of 10% starting on April 1, 2011.

In May 19, 2011, Jason M. Shapiro also agreed to waive and relinquish $75,000 of obligations owed to him that accrued during the three month period ended March 31, 2011, and further agreed upon completion of this offering to convert $221,250 of other Iron Eagle accrued obligations owed to him as at December 31, 2010 excluding the above $265,000 notes into 55,313 shares of common stock at an effective conversion price of $4.00 per share. In addition Mr. Shapiro has agreed not to sell or offer to sell such shares or other shares of common stock he owns in Iron Eagle for a period of 12 months following the completion of this offering, except as per a Board approved lock-up agreement.

Upon completion of this offering our only remaining outstanding obligations to Jason M. Shapiro shall consist of accrued salary and out-of-pocket expenses from April 1, 2011 and the notes referred to above.

In January 2011, Joseph LoCurto, our former chairman and Jed Sabio, our executive vice president of business development, each lent Iron Eagle the sum of $30,000 that we intend to repay upon completion of this offering.

On May 19, 2011, Mr. Sabio purchased for a consideration of $500 from Jason M. Shapiro and Jake Shapiro an aggregate of 62,500 shares of Iron Eagle common stock (31,500 shares purchased from each). Mr. Sabio has agreed not to sell or offer to sell such shares or other shares of common stock they own in Iron Eagle for a period of 12 months following the completion of this offering, except as per a Board approved lock-up agreement. In addition, in accordance with an agreement we entered into with Mr. Sabio on May 19, 2011, effective upon completion of this offering, Mr. Sabio waived and relinquished $151,250 of Iron Eagle cash and stock compensation obligations that accrued for the benefit of Mr. Sabio during the three month period ended March 31, 2011. Upon completion of this offering our only remaining outstanding obligations to Jed Sabio shall consist of accrued salary and out-of-pocket expenses from April 1, 2011

Joseph E. Antonini and Gary J. Giulietti, two of our non-executive directors, have agreed to waive an aggregate of $25,000 of directors fees that accrued during the three month period ended March 31, 2011, and convert a total of $55,685 of directors compensation accrued as at December 31, 2010 into an aggregate of 13,922 additional shares of common stock, and have further agreed to enter into a lockup" agreement as to their Iron Eagle shares identical to the terms of such agreements entered into with other executive officers and directors.

Our DMC subsidiary is currently indebted to Bruce Bookbinder approximately $750,000 for loans and advances previously made to it prior to the date of Iron Eagle's January 2011 acquisition. The obligation to Mr. Bookbinder is evidenced by a demand note of DMC to Mr. Bookbinder.

Iron Eagle also leases its New York, New York facility under a rental agreement that has a one year lease starting September 1, 2010 for $2,100 a month with Belle Haven Capital, a company of which Jason Shapiro, an officer and director, is a principal. Jason Shapiro is 100% owner of Belle Haven Capital.

During the years ended December 31, 2010 and 2009, we paid affiliated companies $11,200 and $202,500, respectively, for consulting services. Glen Gamble, our former chairman and president, and Dutch Hildebrand, our former chief financial officer and secretary are executives with the affiliated companies.

                         PLAN OF DISTRIBUTION

Iron Eagle is offering the common stock described in this prospectus in a best efforts offering. Aegis Capital Corp. shall act as a selling agent and as the representative of the several selling agents named below. Subject to the terms and conditions contained in the selling agents' agreement, each of the selling agents have agreed to act as agents for Iron Eagle and will use their best efforts to sell, during an offering period commencing on the date of this prospectus and ending not later than September 2, 2011, unless such date is extended by the Company with the written consent of Bruce A. Bookbinder, as holder of the Company's purchase Note due September 2, 2011, a minimum of 2,000,000 shares and a maximum of 3,000,000 shares of common stock, at an initial offering price of $5.00 per share. Neither Aegis Capital Corp. nor any of the other selling agents are acting as underwriters nor will any of the selling agents commit to purchase or purchase any shares of common stock for resale.

A minimum of 2,000,000 shares of common stock must be sold by the expiration of the offering period in order to complete this offering. Until completion of the offering, all proceeds from the sale of our shares will be held in an interest bearing escrow account at Signature Bank, New York, New York. In the event that, for any reason, a minimum of $10,000,000 from the sale of 2,000,000 shares are not received by the expiration of the offering period, or the other conditions to closing set forth below are not met, all escrowed proceeds will be returned to investors in full, together with accrued interest thereon, calculated from the date of deposit to the date immediately prior to the date such proceeds are refunded.

Iron Eagle's common stock is currently traded on the OTCQB under the symbol IEAG.OTCQB. On August 2, 2011, the last reported sale price of the common stock on the OTCQB was $3.20 per common share. Prior to completion of the offering described in this prospectus, Iron Eagle will consummate a one-for-eight reverse split of its outstanding common stock.

Under the terms of the selling agents' agreement with the selling agents, as a condition to completion of this offering and release of the escrowed funds, Iron Eagle is required to:

 - Retire in full the principal of and accrued interest (estimated at approximately $8,942,000) on its promissory note payable to Bruce A. Bookbinder, the former owner of 100% of the equity of Sycamore Enterprises LLC and its DMC subsidiary; and

 - List its common stock on either the Nasdaq Stock Exchange, Inc. or the NYSE:AMEX Stock Exchange, Inc.

In addition to the above,

 - the representations and warranties made by us shall be true and correct and all or our agreements shall have been performed;

 - there shall be no material adverse change in the financial markets, in our business or in our consolidated financial condition; and

- we shall deliver customary closing documents.

We will apply to list our common stock on the Nasdaq Stock Exchange under the symbol: IEAG. There is no assurance that Nasdaq will approve our listing application.

The selling agents shall receive selling commissions equal to seven percent (7%) of the amount raised in the public offering. In addition, Aegis Capital Corp. shall receive an expense allowance equal to two percent (2%) of the amount raised in the public offering, for which it need not account.

Aegis Capital Corp. and/or its designees, at the time of the closing of the offering, shall receive warrants to purchase an aggregate number of shares of common stock as shall equal 4% of the total number of shares sold in the public offering. Neither the warrants nor any of the securities underlying the warrants shall be redeemable by us. The warrants shall be exercisable between the first and fifth anniversary dates of the effective date of this prospectus. The holders of the warrants have agreed that until August 5, 2011 (one year from the date of this prospectus), they will not transfer the warrants or the underlying securities, except to their respective officers, partners or other members of the selling group. The warrants are exercisable at a price per share equal to $6.00, or 120% of the public offering price of the shares offered hereby, and are exercisable at any time or from time to time, in whole or in part, during the warrant exercise term.

At any time during the five years commencing after the effective date of this prospectus, Aegis Capital Corp. or the then holders of a majority of the warrants or the underlying securities shall have the right to require we to prepare and file a post-effective amendment to the registration statement of which this prospectus is a part or a new registration statement, if then required, covering all or any portion of the warrants and/or the underlying securities. In addition, if any time during the warrant exercise term, we shall prepare and file one or more registration statements under the Securities Act of 1933, with respect to a public offering of equity or debt securities, or of any such securities held by our shareholders, we have agreed to include in such registration statement such number of the representative's warrants and/or underlying securities as the holders of such securities may require.

In addition to the selling commissions and non-accountable expense allowance, we have agreed to reimburse Aegis Capital Corp. for their reasonable out-of-pocket expenses incurred in connection with their engagement as selling agents, regardless of whether this offering is consummated, including, without limitation, legal fees and expenses, marketing, syndication and travel expenses. We estimate that such expenses payable by us will be approximately $50,000.

We have agreed to indemnify Aegis Capital Corp. and the other selling agents, and persons who control such persons, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the selling agents may be required to make in respect of these liabilities.

Aegis Capital Corp. will perform financial advisory and investment banking services for us in the ordinary course of our businesses, and may continue to receive, compensation for such services.


                     DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of our certificate of incorporation and bylaws, as amended.

  Common Stock

Iron Eagle's certificate of incorporation authorizes Iron Eagle to issue up to 875,000,000 shares of common stock, $0.00001 par value per share.

Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of the registrant legally available for distribution to shareholders after the payment of all debts and other liabilities.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. We have not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance our future growth. Accordingly, future dividends, if any, will depend upon, among other considerations, we need for working capital and its financial conditions at the time.

Holders of Iron Eagle common stock we are entitled to voting rights of one vote for each share owned of record at all shareholders meetings for all purposes.

Common stock is not redeemable, has no conversion rights and carries no preemptive or other rights to subscribe to or purchase additional common stock. Our common stock does not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

  Transfer Agent

Corporate Stock Transfer Company, Inc. acts as our transfer agent.


                SHARES ELIGIBLE FOR FUTURE SALE

As of August 8, 2011, assuming completion of the one-for-eight reverse stock split, there were 1,506,337 shares of our common stock outstanding of which 242,320 shares may be freely traded without restriction. The remaining common shares are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

Resales or distributions of restricted shares are provided for by the provisions of Rule 144. That rule is a so-called safe harbor rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an selling agent.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of Iron Eagle under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                  FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Iron Eagle as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of we in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such Issue.

                                 EXPERTS

The financial statements of Iron Eagle appearing in this prospectus have been audited by The Hall Group, CPAs, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon for the Company by Jody M. Walker, Attorney At Law, Centennial, Colorado. Meister Seelig & Fein LLP, New York, New York, will act as counsel to the Representative and the selling agents.


              WHERE YOU CAN FIND MORE INFORMATION

Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                      FINANCIAL STATEMENTS

Consolidated Balance Sheets at March 31, 2011
 and December 31, 2010                                        89
Consolidated Statements of Operations for the Three Months
 ended March 31, 2011 and 2010                                91
Consolidated Statements of Cash Flows for the Three Months
 ended March 31, 2011 and 2010                                92
Notes to Consolidated Financial Statements                    94


Report of Independent Registered Public Accounting Firm      121
Consolidated Balance Sheets                                  122
Consolidated Statements of Operations                        123
Consolidated Statement of Changes in Stockholders' Equity    124
Consolidated Statements of Cash Flows                        125
Notes to the Consolidated Financial Statements               126

                         IRON EAGLE GROUP, INC.
                       Consolidated Balance Sheets
                  March 31, 2011 and December 31, 2010

                                           (Unaudited)      (Audited)
                                            March 31,      December 31,
                                               2011            2010
                                            ---------      -----------
                              ASSETS
 Current Assets
  Cash                                     $ 2,684,139    $       976
  Contracts Receivable, net of allowance
   of $150,000 and $ 0                      14,017,527              0
  Costs & Estimated Earnings in Excess of
   Billings on Uncompleted Contracts           501,203              0
  Deposits                                     132,950              0
  Other Prepaid Assets                         908,731        617,563
  Prepaid Tax Deposits                         298,966              0
                                           -----------    -----------
   Total Current Assets                     18,543,516        618,539

 Fixed Assets, Net of Accumulated
  Depreciation of $784,640 and $15,714         278,688          2,150
 Goodwill                                    4,727,150              0
 Non-Compete                                   271,644              0
                                           -----------    -----------
    TOTAL ASSETS                           $23,820,998    $   620,689
                                           ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
  Accounts Payable - Related Parties       $   479,439    $   479,439
  Accounts Payable                          10,047,370         78,409
  Advances From Officer                         65,599        289,758
  Accrued Liabilities                          945,007        795,936
  Notes Payable - Related Party              1,079,148         18,773
  Capital Lease                                  2,344          2,344
  Accrued Distributions - Taxes                 24,340              0
  Common Stock to be Issued                     42,155         42,155
  Billings in Excess of Cost & Estimated
   Earnings on Uncompleted Contracts         2,408,276              0
  Note Payable - Purchase of Delta           8,757,463              0
  Notes Payable - Current Portion               11,377              0
  Line of Credit                                50,000         50,000
                                           -----------    -----------
   Total Current Liabilities                23,912,518      1,756,814
                                           -----------    -----------
 Long-Term Liabilities
  Note Payable - Long-Term                       3,802              0
  Earn-Out                                     828,108              0
                                           -----------    -----------
    TOTAL LIABILITIES                       24,744,428      1,756,814

 Stockholders' Equity
  Preferred Stock ($.00001 par value,
   20,000,000 shares authorized, 0 and 0
   shares                                            0              0
   issued and outstanding)
  Common Stock ($.00001 par value,
   875,000,000 shares authorized, 11,750,485
   and 1,000 shares issued and outstanding)        118            116
  Additional Paid in Capital                   503,584         79,851
   Accumulated Deficit                      (1,427,132)    (1,216,092)
                                           -----------    -----------
   Total Stockholders' Equity                 (923,430)    (1,136,125)
                                           -----------    -----------
    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                $23,820,998    $   620,689
                                           ===========    ===========
               The accompanying notes are an integral
                 part of these financial statements.

                         IRON EAGLE GROUP, INC.
                  Consolidated Statements of Operations
              For the Three Months Ended March 31, 2011 and 2010
                                (Unaudited)

                                         Three Months     Three Months
                                              Ended           Ended
                                         March 31, 2011  March 31, 2010
                                         -----------       -----------
REVENUES                                 $12,247,566       $         0
COST OF REVENUE                           11,411,943                 0
                                         -----------       -----------
GROSS MARGIN                                 835,623                 0

OPERATING EXPENSES
 General and Administrative Expenses         269,578               172
 Depreciation                                 53,059                 0
 Amortization of Non-Compete Agreements       28,356                 0
 Compensation Expense                        329,563            50,000
 Professional Fees                           258,883                 0
 Professional Fees to Related Parties              0            60,000
                                         -----------       -----------
  TOTAL OPERATING EXPENSES                   939,439           110,172
                                         -----------       -----------
NET OPERATING INCOME (LOSS)                 (103,816)         (110,172)

OTHER INCOME (EXPENSE)
 Interest Expense                           (107,224)             (782)
                                         -----------       -----------
NET INCOME (LOSS) BEFORE INCOME TAXES       (211,040)         (110,954)
 Provision for Income Taxes (Expense)
  Benefit                                          0                 0
                                         -----------       -----------
NET INCOME (LOSS)                        $  (211,040)      $  (110,954)
                                         ===========       ===========

 Earnings per Share, basic and diluted   $     (0.02)      $   (110.95)
                                         ===========       ===========
 Weighted Average Shares Outstanding,
  basic and diluted                       11,640,795             1,000
                                         ===========       ===========

                    The accompanying notes are an integral
                      part of these financial statements.

                      IRON EAGLE GROUP, INC.
              Consolidated Statements of Cash Flows
          For the Three Months Ended March 31, 2011 and 2010
                              (Unaudited)

                                         Three Months     Three Months
                                              Ended           Ended
                                         March 31, 2011  March 31, 2010
                                         --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net (Loss)                              $   (211,040)    $  (110,954)
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation & Amortization Expense         81,415               0
   Stock Issued for Services                  423,735               0
   Increase in Goodwill                    (4,727,150)              0
   Increase in Non-Compete                   (300,000)              0
   Increase in Contracts Receivable       (14,017,527)              0
   Increase in Costs & Estimated Earnings
    in Excess of Billings                    (501,203)              0
  (Increase) in Deposits                     (132,950)              0
  (Increase) in Other Prepaid Assets         (291,168)              0
  (Increase) in Prepaid Tax Deposits         (298,966)              0
  Increase in Accounts Payable-Related Party        0          71,143
  Increase (Decrease) in Accounts Payable   9,968,961         (10,971)
  Increase in Advances from Officer          (224,159)              0
  Increase in Accrued Liabilities             149,071          50,000
  Increase in Capital Lease                         0               0
  Accrued Distributions - Taxes                24,340               0
  Increase in Billings in Excess of Cost
   & Estimated Earnings                     2,408,276               0
  Increase in Earn Out                        828,108               0
                                          -----------     -----------
   Net Cash (Used) by Operating Activities (6,820,257)           (782)

CASH FLOWS FROM INVESTING ACTIVITIES
  Fixed Assets Acquired in the Purchase
   of Delta                                  (329,597)              0
  Cash Paid for Acquisition of Delta                0               0

CASH FLOWS FROM FINANCING ACTIVITIES
  Note Payable - Purchase of Delta          8,757,463               0
  Increase in Note Payable - Related Party  1,060,375             782
  Increase in Note Payable                     15,179               0
                                          -----------     -----------
    Net Cash Provided by Financing
     Activities                             9,833,017             782
                                          -----------     -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS   2,683,163               0

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                           976               0
                                          -----------     -----------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                   $ 2,684,139     $         0
                                          ===========     ===========
SUPPLEMENTAL NON-CASH DISCLOSURES:
 Stock Issued for Services                $   423,735     $         0
                                          ===========     ===========
Cash Paid for Interest Expense            $         0     $         0
                                          ===========     ===========
Cash Paid for Income Taxes                $         0     $         0
                                          ===========     ===========

                  The accompanying notes are an integral
                   part of these financial statements.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization

  Nature of Activities, History and Organization:

Iron Eagle Group, Inc. (formerly Pinnacle Resources, Inc.) ("Iron Eagle" or the "Company") was incorporated under the laws of Wyoming in January 1995. In March 2010, the Company re-domiciled in Delaware and changed its name to Iron Eagle Group, Inc. As of April 2009, the Company has discontinued all mining and exploration activities.

Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Iron Eagle intends to benefit from the $100+ billion in annual government infrastructure spending to rebuild the nation's schools, roads, bridges, airports, highways, power plants, military bases, dormitories, public transit, etc. (Source: "Construction Outlook 2011" report McGraw-Hill Construction). In addition, according to www.recovery.org, the purpose of the $787 billion federal recovery package is to jump-start the economy to create and save jobs and over $100 billion has been
allocated to improve the nation's infrastructure.   There can be no
assurance that the Company will not encounter problems as it attempts to implement its business plan.

On January 21, 2011, Iron Eagle Group, Inc. acquired all of the members' interests in Sycamore Enterprises, LLC, through Bruce A. Bookbinder's membership interests (100%). Sycamore Enterprises, LLC is 100% holder of all of the membership interests of Delta Mechanical Contractors, LLC, a mechanical contractor ("Delta"). The Company is currently engaged in the identification and ongoing negotiations for the acquisition of construction related entities.

Iron Eagle entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group (a Nevada corporation) ("Iron Eagle Nevada"). On August 18, 2010, Iron Eagle issued 9,337,296 shares (1,867,459 post-reverse split) of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of Iron Eagle. The shareholders of Iron Eagle Nevada owned a majority of the voting stock of Iron Eagle. Therefore, the transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of Iron Eagle after the exchange, although Iron Eagle is the legal parent company. The share exchange was treated as a recapitalization of Iron Eagle. As such, Iron Eagle Nevada (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Iron Eagle had always been the reporting company and then on the share exchange date, reorganized its capital stock.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization (Continued)

At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

The exchange agreement has been treated as a recapitalization and not a business combination and therefore no proforma information is presented.

As a result of the recapitalization, the Company changed its fiscal year from June 30th to December 31st, to conform to the merged entity.

  Unaudited Interim Financial Statements:

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission ("SEC") regulations for interim financial information. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the balance sheets, statements of operations and statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to SEC rules and regulations. It is presumed that users of this interim financial information have read or have access to the audited financial statements and footnote disclosure for the preceding calendar year contained in the Form 10K, for the year ended December 31, 2010. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

  Operating Cycle:

The Company's work is performed primarily under lump sum contracts. The duration of each project varies; however, completion typically occurs within one year.

  Significant Accounting Policies:

The Company's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization (Continued)

The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

  FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board ("FASB") issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles ("GAAP"). This new guidance created the FASB Accounting Standards Codification ("ASC")("the Codification"). The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification became effective for the Company as of September 15, 2009, the required date of adoption. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company's financial statements.

  Basis of Presentation and Principles of Consolidation:

The Company prepares its financial statements on the accrual basis of accounting. The Company is consolidated with its wholly owned subsidiary, Iron Eagle Nevada (as of August 18, 2010, the date of the reverse merger) and Sycamore Enterprises, LLC and its wholly owned subsidiary, Delta Mechanical Contractors, LLC (as of January 21, 2011, the date of the acquisition). All intercompany transactions have been eliminated.

  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at
the date of the consolidated financial statements.   Estimates also
affect the reported amount of revenues and expenses during the
reporting period.   Accordingly, actual results could differ from those
estimates.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization (Continued)

  Revenue and Cost Recognition - Construction Contracts:

Revenues from construction contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to
date to estimated total costs for each contract.   This method is used
because management considered expended costs to be the best available
measure of progress on these contracts.   Revenues from time and
materials contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near-term.

Contract costs include all direct subcontractors, material, labor costs, benefits, licenses and fees, insurance and payroll taxes, and those indirect costs related to contract performance such as small tools and other indirect costs. Selling, general and administrative costs are changed to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and revenues and recognized in the period in which the revisions
are determined.   Profit incentives are included in revenues when their
realization is reasonably assured.   An amount equal to contract costs
attributable to claims is included in revenues when realization is probably and the amount can be reasonably estimated.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues to be recognized in excess
of amounts billed.   The liability, "Billings in excess of costs and
estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  Income Taxes:

The Company has adopted ASC 740-10 "Income Taxes" (formerly SFAS No. 109, "Accounting for Income Taxes"), which requires the use of the liability method in computation of income tax expense and the current and deferred income tax payable (deferred tax liability) or benefit (deferred tax asset. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized.

  Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income
(loss) by the weighted average number of common shares outstanding for the period covered.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization (Continued)

The inclusion of the Company's warrants, which are considered common stock equivalents as of March 31, 2011 and 2010, in the earnings (loss) per share computation has not been included because the results would be anti-dilutive under the treasury stock method, as the Company incurred a net loss in the periods presented.

  Comprehensive Income (Loss):

ASC 220 "Comprehensive Income" (formerly SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130")), establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the three months ended March 31, 2011 and 2010, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the three months ended March 31, 2011 and 2010.

  Cash and Cash Equivalents:

The Company considers its holdings to be cash equivalents if the instruments mature within 90 days from the date of acquisition and have no penalty for early withdrawal. The Company has a potential concentration of credit risk in that it maintains deposits with a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). The maximum deposit insurance amount is $250,000, which is applied per depositor, per insured depository institution for each account ownership category.

  Contracts Receivable:

The Company provides an allowance for doubtful accounts equal to
estimated bad debt losses.   The estimated losses are based on
historical collection experience, together with a review of the current
status of the existing receivables.   Normal contracts receivable are
due 30 days after the issuance of the invoice. Contract retentions are due 30 days after the completion of the project and acceptance by the owner.

  Prepaid Expenses:

Prepaid expenses are recognized for services that the Company has paid in advance. The value of the services to be rendered are amortized on a straight line basis each month over the term of the contract service period.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization (Continued)

  Fixed Assets:

Fixed assets are recorded at historical cost. Equipment is depreciated on a straight-line basis over its estimated useful life (generally 5 to 7 years). Leasehold improvements are amortized over the shorter of the estimated useful life or lease term. Capital Leases are amortized of the life of the lease. Maintenance and repairs which do not improve or extend the lives of the respective assets, are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations. The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If impairment is indicated, the carrying value of the asset is reduced to fair value.

  Share Based Payments:

The Company accounts for share based payments using a fair value based method whereby compensation cost is measured at the grant date based on the value of the services received and is recognized over the service
period.   The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued. In calculating this fair value, there are certain assumptions used such as the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

  Advertising:

Advertising costs are expensed as incurred. Advertising expense for the three months ended March 31, 2011 and 2010 was $ 0 and $ 0.

  Reclassification:

Certain account balances have been reclassified to enhance financial statement comparability.

  Recent Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow. See Note 14 for a discussion of new accounting pronouncements.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 1 - Nature of Activities, History and Organization (Continued)

  Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820 "Fair Value Measurement and Disclosure" (formerly SFAS No. 157, "Disclosures About Fair Value of Financial Instruments"), the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. As of March 31, 2011 and December 31, 2010 the Company did not have any financial instruments other than cash and cash equivalents.

NOTE 2 - CONTRACT RECEIVABLES

The Company's contract receivables as of March 31, 2011 and December 31, 2010 are as follows:
                                    March 31, 2011  December 31, 2010
                                    --------------   -----------------
Contracts Receivable - Billed & Due    $ 9,302,883             $    0
Contracts Receivable- Retainage          4,864,644                  0
 Less: Allowance for Doubtful Accounts    (150,000)                 0
                                       -----------             ------
Total                                  $14,017,527             $    0
                                       ===========             ======

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The Company's Costs and estimated earnings on uncompleted contracts as of March 31, 2011 and December 31, 2010 are as follows:

                                    March 31, 2011   December 31, 2010
                                    --------------   -----------------
Costs Incurred on Uncompleted
 Contracts                           $ 75,298,191      $          0
Estimated Earnings                      5,613,756                 0
                                     ------------      ------------
                                       80,911,947                 0
Less Billings to Date                 (82,819,020)                0
                                     ------------      ------------
Total                                $ (1,907,073)     $          0
                                     ============      ============

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
(Continued)

The following amounts are included in the accompanying consolidated balance sheets under the following captions:

                                    March 31, 2011   December 31, 2010
                                    --------------   -----------------
Costs and estimated earnings in
 excess of billings on uncompleted
 contracts                           $    501,203      $          0

Billings in excess of costs and
 estimated earnings on uncompleted
 contracts                             (2,408,276)                0
                                      -----------      ------------
Total                                 $(1,907,073)     $          0
                                      ===========      ============

NOTE 4 - PREPAID EXPENSES

The Company has entered into contracts for investor relations and consulting services to assist in the financing and purchasing of construction related entities. All services were prepaid with Company shares and warrants that vested immediately. The value of the services to be rendered are amortized on a straight line basis each month over the terms of the contract service periods. The services remaining to be provided as of March 31, 2011 and December 31, 2010 are reflected as a prepaid asset. The gross prepaid expense as of March 31, 2011 and December 31, 2010 is $1,288,054 and $827,860. The net prepaid expense as of March 31, 2011 and December 31, 2010 is $908,731 and $617,563,
reflecting amortization for the three months ended March 31, 2011 of $169,026 and the year ended December 31, 2010 was $216,297. There were no amounts prepaid as of March 31, 2010.

NOTE 5 - FIXED ASSETS

Fixed assets at March 31, 2011 and December 31, 2010 consist of the following:
                                           March 31,   December 31,
                                              2011          2010
                                             -------       -------
Office Equipment and Furniture            $  172,146       $17,864
Tools and Equipment                          324,861             0
Computer Equipment                           157,317             0
Vehicles                                     387,119             0
Leasehold Improvements                        21,885             0
                                           ---------       -------
  Subtotal                                 1,063,328        17,864
Accumulated Depreciation                    (784,640)      (15,714)
                                           ---------       -------
Total                                      $ 278,688       $ 2,150
                                           =========       =======2

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 5 - FIXED ASSETS (Continued)

Fixed assets are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.

Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.

Depreciation expense for the three months ended March 31, 2011 and 2010 was $53,059 and $0, respectively.

NOTE 6-INTANGIBLE ASSETS & EARN OUT RELATED TO THE ACQUISITION OF DELTA

The aggregate purchase price to be paid by the Company for the purchased membership interests consists of:

   (I)   $9,000,000 buyer note (secured by Delta Mechanical),
   (ii) future contingency payment(s), based on Iron Eagle's results for the years ended December 31, 2011, 2012, 2013 and 2014, not to exceed $250,000 per year or $1,000,000 in aggregate, and
   (iii) a four year employment contract with the president and chief financial officer of Delta Mechanical.

The Company has recorded goodwill of $4,727,150 which represents the purchase price of Delta over the net assets identified less liabilities assumed.

As part of the purchase of Delta Mechanical, the Company also executed a two year non-compete with the Seller, which the Company and that both parties mutually agreed that the $300,000 was a reasonable and fair value of the non-compete.

The identifiable intangible assets are being amortized over their respective useful lives of the non-compete agreement, which is two years. During the three months ended March 31, 2011, the Company recorded amortization expense of $28,356 related to the non-compete agreement.

Goodwill is tested for impairment on an annual basis and between annual tests if events or circumstances indicate that an impairment loss may
have occurred, and written down when impaired.   The Company will
perform our annual impairment tests during the fourth quarter of each year using the opening balance sheet as of the first day of the fourth quarter, with any resulting impairment recorded in the fourth quarter of the fiscal year.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 6 - INTANGIBLE ASSETS & EARN OUT RELATED TO THE ACQUISITION OF DELTA (Continued)

The Company evaluates long-lived assets and amortizable intangible assets whenever events or changes in business circumstances or our planned use of assets indicate that their carrying amounts may not be fully recoverable or that their useful lives are no longer appropriate. Reviews are performed to determine whether the carrying values of assets are impaired based on comparison to the undiscounted expected future cash flows identifiable to such long-lived and amortizable intangible assets. If the comparison indicates that impairment exists, the impaired asset is written down to its fair value.
During the three months ended March 31, 2011, the Company noted no indications of impairment or triggering events to cause a review of goodwill for potential impairment and will conduct its annual goodwill
testing during the fourth quarter of 2011.   There was no goodwill at
December 31, 2010.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC ("Belle Haven") to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. One of Belle Haven's principals is also on Iron Eagle's management team, and the entities have common ownership. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses. As discussed in Note 13, Belle Haven agreed to waive their compensation earned by them during the first quarter of 2011. The compensation expense to Belle Haven began to accrue again as of April 1, 2011.

The Company also leases its New York, New York facility under a rental agreement that has a one year lease starting September 1, 2010 for $2,100 a month with Belle Haven. As of March 31, 2011 and December 31, 2010, the Company had accrued $479,439 and $479,439, respectively in amounts due to Belle Haven.

On December 31, 2009, the Company entered into two note agreements with Jason Shapiro, the Company's current Chief Executive Officer, for a total of $15,000. These notes, which bear a 10% interest rate, were originally due on June 30, 2010, and have been extended until June 30, 2011. The Company also owes Jason Shapiro, its current Chief Executive Officer, $45,952 as of March 31, 2011 and $271,259 as of December 31, 2010 for operating expenses, which, in general include professional fees for audit, legal and investor relations.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

On March 8, 2011, the Company entered into note agreements with two related parties (the Company's Chairman of the Board and the Company's Executive Vice President) for receipt of $60,000 cash for working capital purposes. These notes have similar terms and bear an interest rate of 10% and are due in full upon the earlier of Iron Eagle receiving at least $75,000 of funding or 90 days of issuance with renewable 30 day periods, at the holder's sole discretion.

On March 17, 2011, the Company converted $250,000 of the "Advances from Officer" from the Company's CEO into a note agreement. The note bears an interest rate of 10% and is due December 15, 2011. Should the note not be repaid in it's entirely by December 15, 2011, it will be considered to be in default and the interest rate shall increase to 15%.

NOTE 8 - ACCRUED COMPENSATION

The Company has entered into employment agreements with the Company's management team, as outlined in Note 13. As of March 31, 2011 and December 31, 2010, no cash compensation has been paid, and the Company has accrued amounts pursuant to these agreements.

NOTE 9 - LINE OF CREDIT

The Company has a $50,000 line of credit with a major U.S. financial institution. The current balance is $50,000 plus accrued interest of $469 and carries an interest rate of 6.25%.

NOTE 10 - DEBT ISSUANCES

On March 8, 2011, the Company entered into a note agreement with Alliance Advisors for $7,500 as consideration for receipt of cash by the Company. This note has an interest rate of 12% and is due upon the earlier of June 8, 2011 or Iron Eagle receiving at least $100,000 of funding.

On March 8, 2011, the Company has entered into note agreements with the Company's CEO Chairman of the Board and the Company's Executive Vice President for a total of $60,000, as outlined in Note 7.

On March 17, 2011, the Company converted $250,000 of the "Advances from Officer" from the Company's CEO into a note agreement, as outlined in
Note 7.

On January 21, 2011, as part of the purchase price of Delta Mechanical, the Company issued a buyer note of $ 9,000,000 to Bruce A. Bookbinder ("Buyer Note"). The Buyer Note is secured by the Company's membership interest in Sycamore Enterprises LLC, Delta Mechanical's parent. The due date for the Buyer Note is June 2, 2011.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 10 - DEBT ISSUANCES (Continued)

Unless extended, there is a possibility that the Mr. Bookbinder may exercise his right to the collateral and thus the Company may lose its entire equity investment in Delta. This would have a significant adverse effect of the Company and its operations. The Company's management team is in good relations with Bruce Bookbinder and is in discussions about extending the due date of the Buyer Note.

NOTE 11 - EQUITY

In December 2009, Iron Eagle Nevada issued 1,000 shares pursuant to the "Founder's Agreement" dated December 1, 2009. Three of the founders contributed intellectual capital in exchange for 81.639% of the shares. As no specific intangible assets were identified, the sales were valued at par. 18.36% of the shares were issued in change for 200,000 shares of The Saint James Company. The fair value of the shares obtained, based upon level 3 fair value inputs was $0. The shares are restricted as to their transferability.

The Company entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group, (a Nevada corporation) ("Iron Eagle Nevada"). On August 18, 2010, Iron Eagle issued 9,337,296 shares of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of Iron Eagle. As a result, the shareholders of Iron Eagle Nevada owned a majority of the voting stock of Iron Eagle. The transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of Iron Eagle after the exchange, although Iron Eagle is the legal parent company. The share exchange was treated as a recapitalization of Iron Eagle. As such, Iron Eagle Nevada (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Iron Eagle had always been the reporting company and then on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $(382,707).

In March, 2010, the Company re-domiciled from Wyoming to Delaware.
Also at this time, the terms of its preferred shares was changed from $.01 to $.00001. It also changed its total authorized preferred shares from 2,000,000 to 20,000,000. No preferred shares are issued or outstanding as of March 31, 2011 and December 31, 2010, respectively.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 11 - EQUITY (Continued)

Stock Issued for Services

On May 1, 2010, the Company entered into a one year consulting agreement with an individual for investor relations services. In satisfaction of the agreement, the Company issued 200,000 shares of the
Company's common stock at a per share price of $1.20.   The portion of
services that have not been utilized are recorded as a prepaid expense as of March 31, 2011 and December 31, 2010.

On May 4, 2010, the Company entered into a consulting agreement with a website development firm. In satisfaction for the agreement, the Company issued 5,000 shares of the Company's common stock at a per share price of $1.20.

On May 4, 2010, the Board appointed Gary Giulietti as a Director and granted him 41,667 shares of the Company's common stock at a per share price of $1.20, which vested immediately.

On May 4, 2010, the Company entered into a one year consulting agreement with an investor relations firm. In satisfaction for the agreement, the Company issued 108,750 shares of the Company's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The shares issued vested immediately. The fair value of the warrant was $124,703. The Company has received three months of services under this agreement, and the remaining services are currently on hold pending the Company's decision to resume services. The portion of services that have not been utilized are recorded as a prepaid expense as of March 31, 2011 and December 31, 2010.

On June 5, 2010, the Company entered into a three year consulting agreement with an individual to help the Company obtain financing and related services. The value of the services to be received is $400,000 a year. In satisfaction for the agreement, the Company issued 1,000,000 shares of the Company's common stock, resulting in a per share price of $.40. The portion of services that have not been utilized are recorded as a prepaid expense as of March 31, 2011 and December 31, 2010.

On July 16, 2010, the Board appointed Joseph Antonini as a Director and granted him 38,462 shares of stock, valued at $1.30 a share, which vested immediately.

On August 31, 2010, the Company entered into a non-exclusive agreement with Aegis Capital Corp., an investment bank, to act as their selling agent with respect to a forthcoming public offering. In connection with this agreement the company issued 28,572 shares of stock, valued at $1.05 a share, which vested immediately.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 11 - EQUITY (Continued)

On January 21, 2011, the board of directors ratified its media relations agreement dated December 7, 2010 between Iron Eagle and Market Update Network Corp. ("MUNC") Pursuant to the agreement, the Company granted MUNC 15,759 common shares valued at $0.95 per common share.

On February 4, 2011, Iron Eagle executed a consulting agreement with IPX Capital, LLC ("IPX"). Pursuant to the agreement, the Company granted IPX 125,000 common shares valued at $0.80 per common share, which vested immediately. A success fee of $100,000 in cash will be due upon raising up to $40,000,000, plus an additional 1% of any capital raised in excess of $40,000,000. An additional 125,000 shares will be earned and vest upon the completion of raising the necessary capital to find the Company's first acquisition.

On March 1, 2011, the Company entered into an investor relations consulting agreement with Alliance Advisors, LLC. Pursuant to the 15 month agreement, the Company will issue 120,000 restricted shares over the term of the agreement, including 40,000 to be issued within the first 30 days of the agreement. In March 2011, the Company issued 40,000 shares of common stock, valued at $1.01 a share, which vested immediately. The agreement also provides for cash fees beginning on the fourth month of service. The fees range from $5,000 a month to $8,500 a month, with the escalations occurring upon closing of a financing transaction of $10 million or more and upon a successful listing on the American Stock Exchange of NASDAQ.

 On March 1, 2011, the Company entered into a 12 month consulting agreement with Hayden IR to provide corporate investor and public relations services. Pursuant to the agreement, the Company will issue 75,000 shares of common stock within 30 days of engagement. In March 2011, the Company issued the 75,000 shares, valued at $1.01 a share, which vested immediately. The agreement provides for no monthly cash fee for the first six months of service. In months seven through twelve, assuming a funding event of $10 million or more occurs, the fees will be $7,000 per month. If the Company does not raise enough money to pay the fee, an additional 75,000 shares of restricted common stock will be issued to Hayden IR within 30 days following the sixth month of engagement.

On March 1, 2011, the Company entered into a consulting agreement with RJ Falkner & Company, Inc. ("Falkner") to prepare and distribute "Research Profile" reports to over 9,500 investment professionals on a recurring basis, follow-up with investment professionals and investors on a continuing basis, and respond to inquiries from brokers, money managers and investors. The Company will pay Falkner a monthly retainer fee of $5,000 payable in restricted shares of common stock, payable each month in advance, calculated on the average closing price of the Company's stock during the prior 20 market trading days, which was 7,693 shares at $1.30 a share for the first two months of service.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 11 - EQUITY (Continued)

In addition, the Company issued Falkner a three-year option to purchase 85,000 shares of the Company's common stock, at an exercise price that is equivalent to the last trade price of the Company's common stock on the date prior to the start date of the consulting agreement, which was $1.01 a share.

On March 1, 2011, the Company entered into a media production and placement services agreement with NewsUSA ("NUSA") to provide national media exposure for the Company. NUSA will provide the Company with $500,000 of media credit to be used in the placement of print and radio features obtained by NUSA on behalf of the Company. Pursuant to the agreement, the Company was to issue $125,000 of restricted common shares valued at the 30 day weighted average price as of the effective day of the agreement. In March 2011, pursuant to this agreement, the Company issued 96,154 shares of stock, valued at $1.30 a share, which vested immediately. For every release after the first media release, for each $25,000 of media credit utilized, the Company shall debit the guaranteed media credit by $22,500 and pay the remaining $2,500 in cash.

On March 13, 2011, the Company granted 47,729 shares of stock to Gary Giulietti, as compensation for his services as a director of the Company from the time period of May 4, 2010, the date Mr. Giulietti joined the board of directors, to March 31, 2011. These shares were valued at $0.95 a share.

On March 13, 2011, the Company granted 37,203 shares of stock to JEA Energy LLC, a firm 100% owned by Joseph Antonini, as compensation for his services as a director of the Company from the time period of July 16, 2010, the date Mr. Antonini joined the board of directors, to March 31, 2011. These shares were valued at $0.95 a share.

On May 5, 2011, pursuant to a Board of Directors authorization, the Company granted 5,000 common shares to Solar Flash Partners, LLC, a firm 100% owned by attorney Ron Levy as consideration for Mr. Levy's legal services. These shares were valued at $0.85 per common share. There are no other stock option or other equity based compensation
plans.   As of March 31, 2011 and December 31, 2010, the Company has
accrued $42,155 and $42,155 in shares to be issued to Mr. Bovalino and Mr. Hoffman pursuant to these compensation agreements.

  Purchase of Marketable Securities

On March 15, 2011, the Company purchased 250,000 common shares of Iron
Eagle from Galileo Partners, LLC for $100.   Galileo Partners is an
investment firm where Steven Antebi, a non-affiliate, is the president and chief executive officer.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 11 - EQUITY (Continued)

  Warrants:

As described above, on May 4, 2010, the Company entered into a one year consulting agreement with an investor relations firm. In satisfaction for the agreement, the Company issued 108,750 shares of the Company's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The fair value of the warrant was $124,703. The fair value of the warrant was determined using the Black Scholes option pricing model with the following assumptions:

Risk free interest rate                            2.57%

Volatility                                          333%

Dividend                                              0

Weighted average expected life                  5 years


As described above, on March 1, 2011, the Company entered into a one year consulting agreement with RJ Falkner & Company, Inc. ("Falkner"). As part of the agreement, the Company issued Falkner a three-year option to purchase 85,000 shares of the Company's common stock, at an exercise price of $1.01 a share. The fair value of the warrant was $75,219. The fair value of the warrant was determined using the Black Scholes option pricing model with the following assumptions:

Risk free interest rate                            1.15%

Volatility                                          177%

Dividend                                              0

Weighted average expected life                  3 years

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 11 - EQUITY (Continued)

The following schedule summarizes the Company's warrant activity since inception through March 31, 2011:
                                      Weighted   Weighted
                                      Average     Average    Aggregate
                                      Exercise   Remaining   Intrinsic
                           Warrants    Price       Term        Value
                           --------  --------    ---------   ---------

Outstanding at
  November 9, 2009                0         0            0           0
Warrants granted
  during 2010               108,750  $   1.32      $  2.75           0
Warrants exercised                0         0            0           0
Warrants expired                  0         0            0           0
                            -------  --------      -------     -------
Outstanding at
  December 31, 2010         108,750  $   1.32         2.75           0
                            =======  ========      =======     =======
Warrants granted
  during Q1 2011             85,000  $   1.01      $  3.00           0
Warrants exercised                0         0            0           0
Warrants expired                  0         0            0           0
                            -------  --------      -------     -------
Outstanding at
  March 31, 2011            193,750  $   1.18         2.86           0
                            =======  ========      =======     =======

NOTE 12 - INCOME TAXES

The Company has adopted ASC 740-10 "Income Taxes" (formerly SFAS No. 109, "Accounting for Income Taxes"), which requires the use of the liability method in computation of income tax expense and the current and deferred income tax payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The cumulative tax effect at the expected tax rate of 25% of significant items comprising the Company's net deferred tax amounts as of March 31, 2011 and December 31, 2010, are as follows:

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 12 - INCOME TAXES (Continued)

Deferred Tax Asset Related to:

                                March 31, 2011    December 31, 2010
                                --------------    -----------------
Prior Year                         $ 304,023           $  67,743
Tax Benefit for Current Year          52,760             236,280
                                   ---------           ---------
Total Deferred Tax Asset             356,783             304,023
   Less: Valuation Allowance        (356,783)           (304,023)
                                   ---------           ---------
     Net Deferred Tax Asset        $       0           $       0
                                   =========           =========

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,427,132 and $1,216,092 at March 31, 2011 and December 31, 2010, and will expire in the years 2029 through 2031.

The realization of deferred tax benefits is contingent upon future earnings and is fully reserved at March 31, 2011 and December 31, 2010.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

  Employment Agreements:

On May 19, 2011, the executive management team, the board of directors, Belle Haven Partners, and former officers Glen Gamble and Robert
Hildebrand agreed to waive their compensation for the three months ended March 31, 2011 for an aggregate amount of $615,250. The compensation expense of these parties, as outlined in the agreements below, began to accrue again as of April 1, 2011.

  Shapiro Employment Agreement

Mr. Shapiro was hired as Iron Eagle's chief financial officer in December 29, 2009 to May 4, 2010. Upon the hiring of Eric Hoffman as chief financial officer, Mr. Shapiro's title and responsibilities changed to Executive Vice President of Corporate Strategy. Pursuant to the employment agreement entered into by Iron Eagle, Mr. Shapiro receives an annual compensation of $200,000 in cash and is eligible to receive a cash bonus of up to 200% of base salary, at the discretion of the board of directors.

On November 29, 2010, the board of directors appointed Jason M. Shapiro, secretary and director, as chief executive officer and chief financial officer. As of that date, Mr. Shapiro no longer served as executive vice president of corporate strategy. Effective January 1, 2011, Iron Eagle entered into an employment agreement with Mr. Shapiro. The term of the employment agreement is four years with an automatic renewal on an annual basis thereafter.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

The employment agreement provides for an initial annual base salary of $225,000 in cash and 5,000 shares per year. The agreement also provides for an annual incentive of 100% of his base salary payable.

  Sabio Employment Agreement

Mr. Sabio was hired as executive vice president of business development in November 2010. Effective January 1, 2011, Iron Eagle entered into an employment agreement with Mr. Sabio. The term of the employment agreement is four years with an automatic renewal on an annual basis thereafter. The employment agreement provides for an initial annual base salary of $200,000 in cash and 50,000 shares in Iron Eagle as well as a signing bonus of $71,000 in cash and 71,000 shares in Iron Eagle. The agreement also provides for an initial annual incentive of $50,000 in cash and 75,000 shares in Iron Eagle. Mr. Sabio's compensation, signing bonus, and other benefits will accrue until Iron Eagle raises the necessary capital to fund its first acquisition or acquisitions and the raise is at least $10,000,000.

  LoCurto Consulting Agreement

Mr. LoCurto was appointed as the chairman of the board of directors in
November 2010.   Effective January 1, 2011, Iron Eagle entered into a
consulting agreement with Mr. LoCurto. The term of the consulting agreement is four years with an automatic renewal on an annual basis thereafter. The consulting agreement provides for an initial annual base fee of $250,000 in cash and 100,000 shares in Iron Eagle as well as a signing bonus of $130,000 in cash and 130,000 shares in Iron Eagle. The agreement also provides for an annual incentive of 100% of his base salary payable. Mr. Sabio's fee, signing bonus, and other benefits will accrue until Iron Eagle raises the necessary capital to fund its first acquisition or acquisitions and the raise is at least $10,000,000.

  Bovalino Employment Agreement

Mr. Bovalino was hired as Iron Eagle's chief executive officer in April 2010. In connection with his employment, Iron Eagle entered into a 30 month employment agreement on April 26, 2010. The employment agreement provides for an annual base salary of $300,000, payable as $175,000 in cash and $125,000 in stock awards. The agreement also provides for an annual incentive of 100% of his base salary. Upon termination by Iron Eagle for Cause or Employee's voluntary termination without Good Reason, Employee will receive a) three (3) months of Base Salary if such termination occurred within one (1) year of the signing of this Agreement or b) nine (9) months of Base Salary if such termination occurred over one (1) year from the signing of this Agreement. On September 13, 2010, Iron Eagle amended the employment agreement with Mr. Bovalino.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

The amendment changed the allocation between cash and stock payments for base and bonus compensation, but had no impact on total compensation. Mr. Bovalino's cash based salary increased to $215,000 and stock based salary decreased to $85,000. The allocation of the annual incentive payment between cash and stock changed to $175,000 and $125,000, respectively.

  Hoffman Employment Agreement

Mr. Hoffman was hired as Iron Eagle's chief financial officer in May 2010. In connection with his employment, Iron Eagle entered into a 24 month employment agreement on May 4, 2010. The employment agreement provides for an annual base salary of $225,000, payable as $125,000 in cash and $100,000 in stock awards. The agreement also provides for an annual incentive of 100% of his base salary payable in a ratio consistent with his base salary.

On September 13, 2010, Iron Eagle amended the employment agreement with Mr. Hoffman. The amendments changed the allocation between cash and stock payments for base and bonus compensation, but had no impact on total compensation. Mr. Hoffman's cash based salary increased to $165,000 and stock based salary decreased to $60,000. The allocation of the annual incentive payment between cash and stock changed to $125,000 and $100,000, respectively.

  Former Officers and Directors Resignations

Glen R. Gamble resigned from Iron Eagle effective August 18, 2010. In connection with his resignation and to ensure a smooth transition, Iron Eagle agreed to pay Mr. Gamble $8,000 per month in connection with consulting services to be provided until such time Iron Eagle no longer requires Mr. Gamble's services. Robert Hildebrand resigned from Iron Eagle effective August 18, 2010. In connection with his resignation and to ensure a smooth transition, Iron Eagle agreed to pay Mr. Hildebrand $8,000 per month for consulting services to be provided until such time Iron Eagle no longer requires Mr. Hildebrand's services.

Michael Bovalino resigned from Iron Eagle effective November 23, 2010. Eric Hoffman resigned from Iron Eagle effective November 23, 2010.

  Director Compensation

Independent directors receive an initial stock award of $50,000 for joining Iron Eagle's board of directors. They shall also receive $100,000 a year in compensation that consists of $50,000 in stock
awards and $50,000 in cash.   Non-independent directors do not receive
any compensation for serving on the board.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

  Belle Haven Agreement

The Company entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC ("Belle Haven") to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. One of Belle Haven's employees is also on Iron Eagle's management team, and the entities have common ownership. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses.

  Facilities Leases

The Company leases office space and equipment under noncancelable operating leases with terms of three years. The Company occupies its Englewood, Colorado facility under a rental agreement that has a lease term that was to expire in December 2008. On October 1, 2008, the Company entered into an agreement to extend the lease for an additional 36 months ending December 2011 at a rate of $2,885 a month. The Company also leases its New York, New York facility under a rental agreement that has a one year lease starting September 1, 2010 for $2,100 a month with Belle Haven Capital, LLC, a company of which Jason Shapiro (CEO), is a principal.

The following is a schedule of future minimum rentals under the leases for the years ending December 31:

Year                                  Amount
----                                 -------
2011                                 $50,878
2012                                       -
2013                                       -
2014 and beyond                            -
                                     -------
Total                                $50,878
                                     =======

Additionally, the Company leases two warehouse facilities as a tenant at will with monthly payments of $2,000 and $950, respectively.

Loss Contingencies

Certain conditions may exist as of the date the combined financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and as such, assessment inherently involves an exercise of judgment.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

NOTE 14 - RECENT ACCOUNTING PRONOUNCEMENTS

  Recently Adopted Accounting Guidance

On January 1, 2010, the Company adopted Accounting Standard Update ("ASU") 2009-16, "Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets." This ASU is intended to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. The Company does not have a program to transfer financial assets; therefore, this ASU had no impact on the Company's consolidated financial statements.

On January 1, 2010, the Company adopted ASU 2009-17, "Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise's continuing
involvement with variable interest entities.   The Company does not
have variable interest entities; therefore, this ASU had no impact on the Company's consolidated financial statements.

On January 1, 2010, the Company adopted ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which added disclosure requirements about transfers in and out of Levels 1 and 2 and separate disclosures about activity relating to Level 3 measurements and clarifies existing disclosure requirements related to the level of disaggregation and input and valuation techniques.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 14 - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

The adoption of this guidance did not have a material impact on the Company's consolidated financial statements or the related disclosures.

In October 2009, the FASB issued ASU 2009-13, "Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force," which amends the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. This ASU is effective for fiscal years beginning on or after June 15, 2010, which
was January 1, 2011 for the Company.   The adoption of this guidance
did not have a material impact on the Company's consolidated financial statements or the related disclosures.

  Accounting Guidance Issued But Not Adopted as of March 31, 2011

In December 2010, the FASB amended its existing guidance for goodwill and other intangible assets. This authoritative guidance modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if there are qualitative factors indicating that it is more likely than not that a goodwill impairment exists. The qualitative factors are consistent with the existing guidance which requires goodwill of a reporting unit to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This authoritative guidance becomes effective for the Company in 2012. The implementation of this authoritative guidance is not expected to have a material impact on our consolidated financial position, results of operations and cash flows.

Management has reviewed these new standards and believes they had or will have no material impact on the financial statements of the Company.

NOTE 15  - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES

The Company has adopted fair value guidance and utilized the market approach to measure fair value of financial assets. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 15  - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES
(Continued)

      Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
      Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
      Level 3: Unobservable inputs are used when little or no market Data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible.

As of March 31, 2011 and December 31, 2010, the Company's financial assets and liabilities are measured at fair value using Level 3 inputs, with the exception of cash, which was valued using Level 1 inputs.

                    Fair Value Measurement at
                     March 31, 2011 Using:
           ----------------------------------------
                                          Quoted
                                        Prices In
                                          Active
                                         Markets Significant
                                            For     Other   Significant
                               March 31,IdenticalObservableUnobservable
                                 2011    (Level 1) (Level 2) (Level 3)
                              ---------- ---------- ------- ----------
Assets:
  Cash and cash equivalents   $2,684,139 $2,684,139 $     - $        -
                              ---------- ---------- ------- ----------
Liabilities                   $2,684,139 $2,684,139 $     - $        -
                              ---------- ---------- ------- ----------

Note Payable - Seller's Note  $8,757,463 $        - $     - $8,757,463
Capital Lease                      2,344          -       -      2,344
Line of Credit                    50,000          -       -     50,000
                              ---------- ---------- ------- ----------
                              $8,809,807 $        - $     - $8,809,807
                              ---------- ---------- ------- ----------

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 15  - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES
(Continued)

                      Fair Value Measurement at
                       December 31, 2010 Using:
              -------------------------------------
                                        Quoted
                                      Prices In
                                        Active
                                        Markets Significant
                                          For      Other   Significant
                                      Identical Observable Unobservable
                               December  Assets    Inputs    Inputs
                               31, 2010 (Level 1) (Level 2) (Level 3)
                                ------   ------    ------    -------
Assets:
  Cash and Cash Equivalents     $  976   $  976    $    -    $     -
                                -------  ------    ------    -------
                                $  976   $  976    $    -    $     -
                                -------  ------    ------    -------

Liabilities:
  Capital Lease                 $ 2,344  $    -    $    -    $ 2,344
  Line of Credit                 50,000       -         -     50,000
                                -------  ------    ------    -------
                                $52,344  $    -    $    -    $52,344
                                -------  ------    ------    -------

            Fair Value Measurement at December 31, 2010 Using:
            --------------------------------------------------
                                          Quoted Prices

NOTE 16 - SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855-10, "Subsequent Events", (formerly SFAS No. 165, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure through the date on which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.

In February 2010, the FASB issued Accounting Standards Update 2010-09, "Amendments to Certain Recognition and Disclosure Requirements", which amended ASC 855 and which requires issuers of financial statements to evaluate subsequent events through the date on which the financial statements are issued. FASB 2010-09 defines the term "SEC Filer" and eliminates the requirement that an SEC filer disclose the date through which subsequent events have been evaluated.

                       IRON EAGLE GROUP, INC.
          Notes to the Consolidated Financial Statements
                        As of March 31, 2011
                            (Unaudited)

NOTE 16 - SUBSEQUENT EVENTS (Continued)

This change was made to alleviate potential conflicts between ASC 855-10 and the reporting requirements of the SEC. FASB 2010-09 is effective immediately, but is not expected to have a material effect on the Company's financial statements.

In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed and the following items were noted:

On May 5, 2011, pursuant to a Board of Directors authorization, the Company granted 5,000 common shares to Solar Flash Partners, LLC, a firm 100% owned by attorney Ron Levy as consideration for Mr. Levy's legal services. These shares were valued at $0.85 per common share.

On May 19, 2011, the executive management team, the board of directors, Belle Haven Partners, and former officers Glen Gamble and Robert
Hildebrand agreed to waive their compensation for the three months ended March 31, 2011 for an aggregate amount of $615,250. The compensation expense of these parties, as outlined in Note 13, began to accrue again as of April 1, 2011.

No other reportable subsequent events were noted.

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of Iron Eagle Group, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Iron Eagle Group, Inc. (a development stage enterprise) as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2010, for the period from November 9, 2009 (Inception) through December 31, 2009 and for the period November 9, 2009 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management's assertion about the effectiveness of Iron Eagle Group, Inc.'s internal control over financial reporting as of and for the years ended December 31, 2010 and 2009 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iron Eagle Group, Inc. as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year ended December 31, 2010, for the period from November 9, 2009 (Inception) through December 31, 2009, and for the period November 9, 2009 (Inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Hall Group, CPAs
Dallas, Texas
March 17, 2011

                      IRON EAGLE GROUP, INC.
                 (A Development Stage Enterprise)
                    Consolidated Balance Sheets
             December 31, 2010 and December 31, 2009
             ---------------------------------------

                                       December 31,     December 31,
                                           2010             2009
                                       ------------     ------------
                   ASSETS
Current Assets
  Cash                                     $    976         $      -
  Other Assets                                6,000                -
  Prepaid Expenses                          611,563                -
                                           --------         --------
Total Current Assets                        618,539                -
Other Assets
  Note Receivable                                 -           10,000
Fixed Assets, Net of Accumulated
  Depreciation of $15,714 and $0              2,150                -
                                           --------         --------
TOTAL ASSETS                               $620,689         $ 10,000
                                           ========         ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable - Related Parties     $  479,439       $  215,000
  Accounts Payable                           78,409           10,971
  Advances From Officer                     289,758                -
  Accrued Liabilities                       795,936           40,000
  Note Payable - Related Party               18,773           15,000
  Capital Lease                               2,344                -
  Common Stock to be Issued                  42,155                -
  Line of Credit                             50,000                -
                                         ----------       ----------
Total Current Liabilities                 1,756,814          280,971
                                         ----------       ----------
TOTAL LIABILITIES                         1,756,814          280,971
Stockholders' Equity
  Preferred Stock ($.00001 par value,
    20,000,000 shares authorized, 0 and 0
    shares issued and outstanding)                -                -
  Common Stock ($.00001 par value,
    875,000,000 shares authorized,
    11,571,706 and 1,000 shares
    issued and outstanding)                     116                1
  Additional Paid-in Capital                 79,851                -
  Accumulated Deficit                    (1,216,092)        (270,972)
                                         ----------       ----------
Total Stockholders' Equity               (1,136,125)        (270,971)
                                         ----------       ----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                   $  620,689       $   10,000
                                         ==========       ==========

           See accompanying notes to financial statements.

                        IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
               Consolidated Statements of Operations
               For the Year Ended December 31, 2010,
             For the Period November 9, 2009 (Inception)
      through December 31, 2009 and Cumulative Since Inception

                                Year           November 9, 2009     Cumulative
                                Ended            through          Since Inception
                            December 31, 2010 December 31, 2009 (November 9, 2009)
                            ----------------- -----------------  ------------
REVENUES                         $        -          $      -       $         -

OPERATING EXPENSES
  Shares Issued for Services         30,000                 -            30,000
  General and Administrative
    Expenses                        118,419                 -           118,419
  Compensation Expense              506,319            40,000           546,319
  Professional Fees                 129,117            15,972           145,089
  Professional Fees to
    Related Parties                 158,400           215,000           373,400
                                 ----------          --------         ---------
TOTAL OPERATING EXPENSES            942,255           270,972         1,213,227
                                 ----------          --------         ---------

NET OPERATING INCOME (LOSS)        (942,255)         (270,972)       (1,213,227)

OTHER INCOME (EXPENSE)               (2,865)                -            (2,865)
                                 ----------          --------       -----------

NET INCOME (LOSS) BEFORE
  INCOME TAXES                     (945,120)         (270,972)       (1,216,092)
  Provision for Income Taxes
    (Expense) Benefit                     -                 -                 -
                                 ----------          --------       -----------

NET INCOME (LOSS)                $ (945,120)         (270,972)      $(1,216,092)
                                 ==========          ========       ===========

  Earnings (Loss) per Share,
    basic and diluted            $    (0.22)         $(271.00)
                                 ==========          ========

Weighted Average Shares
 Outstanding, basic and
 diluted                         4,277,132             1,000
                                 =========             =====

           See accompanying notes to financial statements.

                        IRON EAGLE GROUP, INC.
                   (A Development Stage Enterprise)
        Consolidated Statement of Changes in Stockholders' Equity
 For the Period November 9, 2009 (Inception) Through December 31, 2010

                                                Additional
                                  Common Stock    Paid-In    Retained
                                 Shares   Amount  Capital    Earnings     Total
                              ----------    ----  -------   ---------  -----------
Balance at November 9, 2009            -    $  -  $     -   $       -  $         -

Capital Contribution on
  November 9, 2009                 1,000       1        -           -            1

Net Income (Loss)                      -       -        -    (270,972)    (270,972)
                              ----------    ----  ------- -----------  -----------

Balance at December 31, 2009       1,000    $  1        - $  (270,972) $  (270,971)
                              ==========    ====  ======= ===========  ===========

Share Exchange                    (1,000)     (1)       -           -           (1)

Recapitalization              11,543,134     115   49,852           -       49,967

Shares Issued for Services        28,572       1   29,999           -       30,000

Net Loss                               -       -        -    (945,120)    (945,120)
                              ----------    ----  ------- -----------  -----------

Balance at December 31, 2010  11,571,706    $116  $79,851 $(1,216,092) (1,136,125)
                              ==========    ====  ======= ===========  ===========

           See accompanying notes to financial statements.

                          IRON EAGLE GROUP, INC.
                     (A Development Stage Enterprise)
                  Consolidated Statements of Cash Flows
                  For the Year Ended December 31, 2010,
                  For the Period November 9, 2009 through
            December 31, 2009 and Cumulative Since Inception

                                             Year       November 9,      Cumulative
                                             Ended     2009 through    Since Inception
                                          December 31,  December 31,     (November 9,
                                             2010          2009              2009
                                          -----------  ------------    ---------------
CASH FLOWS FROM OPERATINGS ACTIVITIES

  Net (Loss)                              $(945,120)     $(270,972)     $(1,216,092)
  Adjustments to reconcile
    net income to net cash
    provided by operating activities:
  Stock Issued for Services                  30,000              -           30,000
  Depreciation Expense                          684              -              684
  (Increase) in Other Assets                 (6,000)             -           (6,000)
  (Increase) in Prepaid Expenses           (611,563)             -         (611,563)
  (Increase) Decrease in Note Receivable     10,000        (10,000)               -
  Increase in Accounts Payable -
    Related Party                           264,439        215,000          479,439
  Increase in Accounts Payable               67,438         10,971           78,409
  Increase in Advances from Officer         289,758              -          289,758
  Increase in Note Payable -
   Related Party                              3,773         15,000           18,773
  Increase in Capital Lease                   2,344              -            2,344
  Increase in Stock to be Issued             42,155              -           42,155
  Increase in Accrued Liabilities           755,936         40,000          795,936
                                          ---------      ---------       ----------
Net Cash (Used) by Operating Activities     (96,156)            (1)         (96,157)

CASH FLOWS FROM INVESTING ACTIVITIES
  Net Fixed Assets Acquired in
    Reverse Merger                           (2,834)             -           (2,834)
CASH FLOWS FROM FINANCING ACTIVITIES
  Line of Credit Assumed in Reverse Merger   50,000              -           50,000
  Recapitalization of Company                49,967              -           49,967
  Contributed Capital                            (1)             1                -
                                          ---------      ---------       ----------
Net Cash Provided by Financing Activities    99,966              1           99,967
                                          ---------      ---------       ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS       976              -              976
CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                          -              -                -
                                          ---------      ---------       ----------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                        $     976      $       -       $      976
                                          =========      =========       ==========
SUPPPLEMENTAL NON-CASH DISCLOSURES:
  Stock Issued
    for Services                          $  30,000      $              $    30,000
                                          =========      =========      ===========
  Cash Paid for Interest Expense                  -              -                -
                                          =========      =========      ===========
  Net Fixed Assets Acquired
    in Reverse Merger                         2,834              -            2,834
                                          =========      =========      ===========
  Line of Credit Assumed
    in Reverse Merger                        50,000              -           50,000
                                          =========      =========      ===========
  Recapitalization of Company                49,967              -           49,967
                                          =========      =========      ===========

           See accompanying notes to financial statements.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Iron Eagle Group, Inc. (formerly Pinnacle Resources, Inc.) ("Iron Eagle" or the "Company") was incorporated under the laws of Wyoming in January 1995. In March 2010, the Company re-domiciled in Delaware and changed its name to Iron Eagle Group, Inc. The Company has discontinued all domestic mining and exploration activities. All foreign mining and exploration activities were discontinued as of April 2009.

Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a strategic plan to capitalize on the $100 billion market opportunity in infrastructure construction created by the Federal government's stimulus package in addition to the billions of federal funds that have been approved to be spent at the state level for projects throughout the United States. There can be no assurance that the Company will not encounter problems as it attempts to implement its business plan.

The Company is in the development stage and presents its financial statements in accordance with Accounting Standards Codification ("ASC") 915 "Development Stage Entities" (formerly Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by
Development Stage Enterprises").   As of December 31, 2010, the Company
had three full-time employees, owned minimal fixed assets and did not generate revenue.

On January 21, 2011, Iron Eagle Group, Inc. acquired all of the members' interests in Sycamore Enterprises, LLC, through the Principal Owner's (Bruce A. Bookbinder) membership interests (100%). Sycamore Enterprises, LLC is 100% holder of all of the membership interests of DMC Contractors, LLC, a mechanical contractor ("Delta"). The Company is currently engaged in the identification and ongoing negotiations for the acquisition of construction related entities.

Iron Eagle entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group (a Nevada corporation) ("Iron Eagle Nevada"). On August 18, 2010, Iron Eagle issued 9,337,296 shares of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of Iron Eagle. The shareholders of Iron Eagle Nevada owned a majority of the voting stock of Iron Eagle. Therefore, the transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of Iron Eagle after the exchange, although Iron Eagle is the legal parent company. The share exchange was treated as a recapitalization of Iron Eagle.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(Continued)

As such, Iron Eagle Nevada (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Iron Eagle had always been the reporting company and then on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

The exchange agreement has been treated as a recapitalization and not a business combination and therefore, no proforma information is presented.

As a result of the recapitalization, the Company changed its fiscal year from June 30th to December 31st, to conform to the merged entity.

  Significant Accounting Policies:

The Company's management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that

1) recorded  transactions  are valid;
2) valid  transactions  are recorded;  and
3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board ("FASB") issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles ("GAAP"). This new guidance created the FASB Accounting Standards Codification ("ASC" ("the Codification"). The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification became effective for the Company as of September 15, 2009, the required date of adoption. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company's financial statements.

  Basis of Presentation and Principles of Consolidation:

The Company prepares its financial statements on the accrual basis of accounting. The Company is consolidated with its wholly owned subsidiary, Iron Eagle Nevada, as of the date of August 18, 2010, the date of the reverse merger. All intercompany transactions have been eliminated.

  Income Taxes:

The Company has adopted ASC 740-10 "Income Taxes" (formerly SFAS No. 109, "Accounting for Income Taxes"), which requires the use of the liability method in computation of income tax expense and the current and deferred income tax payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized.

  Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income
(loss) by the weighted average number of common shares outstanding for the period covered.

The inclusion of the Company's warrants, which are considered common stock equivalents as of December 31, 2010, in the earnings (loss) per share computation has not been included because the results would be anti-dilutive under the treasury stock method, as the Company incurred a net loss in the periods presented.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

  Comprehensive Income (Loss):

ASC 220 "Comprehensive Income" (formerly SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130")), establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended December 31, 2010 and 2009, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the years ended December 31, 2010 and 2009.

  Prepaid Expenses:

Prepaid expenses are recognized for services that the Company has paid
in advance.   The value of the services to be rendered are amortized on
a straight line basis each month over the term of the contract service period.

  Fixed Assets:

Fixed assets are recorded at historical cost. Equipment is depreciated on a straight-line basis over its estimated useful life (generally 5 to 7 years). Leasehold improvements are amortized over the shorter of the estimated useful life or lease term. Capital Leases are amortized over the life of the lease. Maintenance and repairs are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Statement of Operations.

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If impairment is indicated, the carrying value of the asset is reduced to fair value.

  Share Based Payments:

The Company accounts for share based payments using a fair value based method whereby compensation cost is measured at the grant date based on the value of the services received and is recognized over the service period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued. In calculating this fair value, there are certain assumptions used such as the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

  Recent Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow. See Note 10 for a discussion of new accounting pronouncements.

  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820 "Fair Value Measurement and Disclosure" (formerly SFAS No. 157, "Disclosures About Fair Value of Financial Instruments"), the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. As of December 31, 2010 and 2009 the Company did not have any financial instruments other than cash and cash equivalents.

NOTE 2 - PREPAID EXPENSES

The Company has entered into contracts for investor relations and consulting services to assist in the financing and purchasing of construction related entities. All services were prepaid with Company shares and warrants that vested immediately. The value of the services to be rendered are amortized on a straight line basis each month over the terms of the contract service periods. The services remaining to be provided as of December 31, 2010 are reflected as a prepaid expense. The gross prepaid expense as of December 31, 2010 is $827,860. The net prepaid expense as of December 31, 2010 is $611,563, reflecting amortization for the year ended December 31, 2010 was $216,297. There were no amounts prepaid as of December 31, 2009.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 3 - FIXED ASSETS

Fixed assets at December 31, 2010 and 2009 consist of the following:

                                          December 31,   December 31,
                                               2010          2009
                                             -------       -------
Office Equipment and Capital Leases          $14,655       $     -
Furniture                                      3,209             -
                                             -------       -------
  Subtotal                                    17,864             -
Accumulated Depreciation                     (15,714)            -
                                             -------       -------
Total                                        $ 2,150       $     -
                                             =======       =======

Fixed assets are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.
Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to seven years.

In August 2008, Iron Eagle entered into a lease agreement for a copier for 39 months which is classified as a capital lease. Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $684 and $0, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC ("Belle Haven") to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. One of Belle Haven's principals is also on Iron Eagle's management team, and the entities have common ownership. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses. The Company also leases its New York, New York facility under a rental agreement that has a one-year lease starting
September 1, 2010 for $2,100 a month with Belle Haven.   As of December
31, 2010 and 2009, the Company had accrued $453,000 and $213,000, respectively in amounts due to Belle Haven.

On December 31, 2009, the Company entered in two note agreements with the Jason Shapiro, the Company's current Chief Executive Officer, for a total of $15,000. These notes, which bear a 10% interest rate, were originally due on June 30, 2010, and have been extended until June 30, 2011. The Company also owes its current Chief Executive Officer $271,259 as of December 31, 2010 and $2,000 as of December 31, 2009 for operating expenses, which, in general include professional fees for audit, legal and investor relations.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 5 - ACCRUED COMPENSATION

The Company has entered into employment agreements with the Company's management team, as outlined in Note 9. As of December 31, 2010, no cash compensation has been paid, and the Company has accrued amounts pursuant to these agreements.

NOTE 6 - LINE OF CREDIT

The Company has a $50,000 line of credit with a major U.S. Financial institution. The current balance is $50,000 plus accrued interest of $469 and carries an interest rate of 6.25%.

NOTE 7 - EQUITY

In December 2009, Iron Eagle Nevada (pre-merger) issued 1,000 shares pursuant to the "Founder's Agreement" dated December 1, 2009. Three of the founders contributed intellectual capital in exchange for 81.639% of the shares. As no specific intangible assets were identified, the sales were valued at par. 18.36% of the shares were issued in change for 200,000 shares of The Saint James Company. The fair value of the shares obtained, based upon level 3 fair value inputs was $0. The shares are restricted as to their transferability.

The Company entered into a share exchange agreement to acquire 100% of the outstanding common stock of Iron Eagle Group, (a Nevada corporation) ("Iron Eagle Nevada"). On August 18, 2010, Iron Eagle issued 9,337,296 shares of common stock in exchange for a 100% equity interest in Iron Eagle Nevada. As a result of the share exchange, Iron Eagle Nevada became the wholly owned subsidiary of Iron Eagle. As a result, the shareholders of Iron Eagle Nevada owned a majority of the voting stock of Iron Eagle. The transaction was regarded as a reverse merger whereby Iron Eagle Nevada was considered to be the accounting acquirer as its shareholders retained control of Iron Eagle after the exchange, although Iron Eagle is the legal parent company. The share exchange was treated as a recapitalization of Iron Eagle. As such, Iron Eagle Nevada (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Iron Eagle had always been the reporting company and then on the share exchange date, reorganized its capital stock. At the time of the exchange transaction, Iron Eagle had assets of approximately $830,065 and equity of approximately $49,967 and Iron Eagle Nevada had assets of approximately $10,000 with a deficit of approximately $382,707.

In March, 2010, the Company re-domiciled from Wyoming to Delaware.
Also at this time, the par value of its preferred shares was changed from $.01 to $.00001. It also changed its total authorized preferred shares from 2,000,000 to 20,000,000. No preferred shares are issued or outstanding as of December 31, 2010 and 2009, respectively.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 7 - EQUITY (Continued)

  Stock Issued for Services:

On May 1, 2010, the Company entered into a one year consulting agreement with an individual for investor relations services. In satisfaction of the agreement, the Company issued 200,000 shares of the
Company's common stock at a per share price of $1.20.   The portion of
services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On May 4, 2010, the Company entered into a consulting agreement with a website development firm. In satisfaction for the agreement, the Company issued 5,000 shares of the Company's common stock at a per share price of $1.20.

On May 4, 2010, the Board appointed Gary Giulietti as a Director and granted him 41,667 shares of the Company's common stock at a per share price of $1.20, which vested immediately.

On May 4, 2010, the Company entered into a one year consulting agreement with an investor relations firm. In satisfaction for the agreement, the Company issued 108,750 shares of the Company's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The shares issued vested immediately. The fair value of the warrant was $124,703. The Company has received three months of services under this agreement, and the remaining services are currently on hold pending the Company's decision to resume services. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On June 5, 2010, the Company entered into a three year consulting agreement with an individual to help the Company obtain financing and related services. The value of the services to be received is $400,000 a year. In satisfaction for the agreement, the Company issued 1,000,000 shares of the Company's common stock, resulting in a per share price of $.40. The portion of services that have not been utilized are recorded as a prepaid expense as of December 31, 2010.

On July 16, 2010 the Board appointed Joseph Antonini as a Director and granted him 38,462 shares of stock, valued at $1.30 a share, which vested immediately.

On August 31, 2010 the Company entered into a non-exclusive agreement with Aegis Capital Corp., an investment bank, to act as their selling agent with respect to a forthcoming public offering. In connection with this agreement the company issued 28,572 shares of stock, valued at $1.05 a share, which vested immediately.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 7 - EQUITY (Continued)

Other than the plans mentioned under Subsequent Events (Note 13) and the compensation plans of Michael Bovalino and Eric Hoffman, there are
no other stock option or other equity based compensation plans.   As of
December 31, 2010, the Company has accrued $42,155 in shares to be issued to Mr. Bovalino and Mr. Hoffman pursuant to these compensation agreements.

  Warrants:

As described above, on May 4, 2010, the Company entered into a one year consulting agreement with an investor relations firm. In satisfaction of the agreement, the Company issued 108,750 shares of the Company's common stock at a per share price of $1.20 and a 5 year warrant to purchase up to 108,750 shares with an exercise price of $1.32 per share. The fair value of the warrant was $124,703. The fair value of the warrant was determined using the Black Scholes option pricing model with the following assumptions:

  Risk free interest rate                            2.57%
  Volatility                                          333%
  Dividend                                              0
  Weighted average expected life                  5 years

The following schedule summarizes the Company's warrant activity since inception through December 31, 2010:

                                      Weighted   Weighted
                                      Average     Average   Aggregate
                                      Exercise   Remaining  Intrinsic
                           Warrants    Price       Term       Value
                           -------     ------    --------    -------
Outstanding at
  November 9, 2009               0     $    0      $    0     $    0
Warrants granted
  during 2010              108,750       1.32        4.02          0
Warrants exercised               0          0           0          0
Warrants expired                 0          0           0          0
                           -------     ------      ------     ------
Outstanding at
  December 31, 2010        108,750     $ 1.32      $ 4.02     $    0
                           =======     ======      ======     ======

NOTE 8 - INCOME TAXES

The Company has adopted ASC 740-10 "Income Taxes" (formerly SFAS No. 109, "Accounting for Income Taxes"), which requires the use of the liability method in computation of income tax expense and the current and deferred income tax payable (deferred tax liability) or benefit (deferred tax asset). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 8 - INCOME TAXES (Continued)

The cumulative tax effect at the expected tax rate of 25% of significant items comprising the Company's net deferred tax amounts as of December 31, 2010 and 2009, respectively are as follows:

  Deferred Tax Asset Related to:

                                          December 31,    December 31,
                                              2010            2009
                                           ---------        ---------
Prior Year                                 $ (67,743)       $       0
  Tax Benefit for Current Year               236,280           67,743
                                           ---------        ---------
Total Deferred                               304,023           67,743
                                           ---------        ---------
  Less: Valuation Allowance                 (304,023)         (67,743)
                                           ---------        ---------
    Net Deferred Tax Asset                 $       0        $       0

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,216,092 at December 31, 2010, and will expire in the years 2029 and 2030.

The realization of deferred tax benefits is contingent upon future earnings and has been fully reserved at December 31, 2010 and 2009, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

  Employment Agreements:
On November 5, 2009, the Company entered into a three-year employment agreement with Jason Shapiro, the Company's current Chief Financial Officer, Acting Chief Executive Officer and Director on the Company's
Board.   The agreement provides a salary of $200,000 per year and
reasonable and customary terms related to vacation, holidays and travel. The agreement provides for a cash bonus of up to 200% of his base salary based upon reaching certain objectives of the Company and at the sole discretion of the board. The agreement may be terminated by the Company or employee with three months advance written notice. This employment agreement was amended with the amendment becoming effective January 1, 2011.

On May 4, 2010, the Company hired Eric J. Hoffman as the Chief Financial Officer and entered into a 24 month employment agreement.
The employment agreement provided for an annual base salary of $225,000, payable as $125,000 in cash and $100,000 in stock awards.
The agreement also provides for an annual incentive of 100% of his base salary payable in a ratio consistent with his base salary. On September 13, 2010, the Company amended the employment agreement with Mr. Hoffman.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

The amendments changed the allocation between cash and stock payments for base and bonus compensation, but had no impact on total compensation. Mr. Hoffman's cash based salary increased to $165,000 and stock based salary decreased to $60,000. The allocation of the annual incentive payment between cash and stock changed to $125,000 and $100,000, respectively. On November 23, 2010, the Company accepted Mr. Hoffman's resignation. The Company has accrued all compensation due to Mr. Hoffman. As of December 31, 2010, no cash payments have been made and no stock has been issued.

On April 20, 2010, the Company hired Michael J. Bovalino as the Chief Executive Officer and entered into a 30 month employment agreement. The employment agreement provides for an annual base salary of $300,000, payable as $175,000 in cash and $125,000 in stock awards. The agreement also provides for an annual incentive of 100% of his base salary. Upon termination by us for cause or employee's voluntary termination without good reason, Employee will receive a) three months of base salary if such termination occurred within one year of the signing of his employment agreement or b) nine months of base salary if such termination occurred over one year from the signing of his employment agreement. On September 13, 2010, the Company amended the employment agreement with Mr. Bovalino.

The amendment changed the allocation between cash and stock payments for base and bonus compensation, but had no impact on total compensation. Mr. Bovalino's cash based salary increased to $215,000 and stock based salary decreased to $85,000. The allocation of the annual incentive payment between cash and stock changed to $175,000 and $125,000, respectively. On November 23, 2010, the Company accepted Mr. Bovalino's resignation. The Company has accrued all compensation due to Mr. Bovalino. As of December 31, 2010, no cash payments have been made and no stock has been issued.

  Belle Haven Agreement:

The Company entered into an agreement on November 15, 2009 with Belle Haven Partners, LLC ("Belle Haven") to assist Iron Eagle Nevada with business development planning, raising additional capital, and accessing the public markets. One of Belle Haven's employees is also on Iron Eagle's management team, and the entities have common ownership. Iron Eagle Nevada agreed to pay Belle Haven $20,000 per month starting September 1, 2009, as well as to reimburse them for all out-of-pocket expenses.

  Facilities Leases:

The Company leases office space and equipment under noncancelable operating leases with terms of three years. The Company occupies its Englewood, Colorado facility under a rental agreement that has a lease term that was to expire in December 2008.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

On October 1, 2008, the Company entered into an agreement to extend the lease for an additional 36 months ending December 2011 at a rate of $2,885 a month. The Company also leases its New York, New York facility under a rental agreement that has a one year lease starting September 1, 2010 for $2,100 a month with Belle Haven Capital, LLC, a company of which Jason Shapiro (CEO), is a principal. The following is a schedule of future minimum rentals under the leases for the years ending December 31:
    Year                                         Amount
    ----                                        -------
    2011                                        $50,878
    2012                                              0
    2013                                              0
    2014 and beyond                                   0
                                                -------
    Total                                       $50,878
                                                =======

At times, the Company has subleased space in its Colorado facility to two tenants. Sublease income for the years ended December 31, 2010 and 2009 was $0, and $2,000, respectively. All sublease income is treated as a reduction in rent expense.

  Loss Contingencies:

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and as such, assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 10 - RECENT ACCOUNTING PRONOUNCEMENTS

  Recently Adopted Accounting Guidance:

On January 1, 2010, the Company adopted Accounting Standard Update ("ASU") 2009-16, "Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets." This ASU is intended to improve the information provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. The Company does not have a program to transfer financial assets; therefore, this ASU had no impact on the Company's consolidated financial statements.

On January 1, 2010, the Company adopted ASU 2009-17, "Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise's continuing
involvement with variable interest entities.   The Company does not
have variable interest entities; therefore, this ASU had no impact on the Company's consolidated financial statements.

On January 1, 2010, the Company adopted ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which added disclosure requirements about transfers in and out of Levels 1 and 2 and separate disclosures about activity relating to Level 3 measurements and clarifies existing disclosure requirements related to the level of disaggregation and
input and valuation techniques.   The adoption of this guidance did not
have a material impact on the Company's consolidated financial statements or the related disclosures.

  Accounting Guidance Issued But Not Adopted as of December 31, 2010:

In October 2009, the FASB issued ASU 2009-13, "Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force," which amends the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. This ASU is effective for fiscal years beginning on or after June 15, 2010, which
is January 1, 2011 for the Company.   The Company is currently
evaluating the impact of adopting the guidance.

Management has reviewed these new standards and believes they had or will have no material impact on the financial statements of the Company.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 11 - FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through December 31, 2010 totaling $1,216,092 and recurring losses and negative cash flows from operations. Because of these conditions, the Company will require additional working capital to develop its business operations.

The Company's success will depend on its ability to raise money through debt and the sale of stock to meet its cash flow requirements. The ability to execute its strategic plan is contingent upon raising the necessary cash to 1) pursue and close acquisitions; 2) sustain limited
operations; and, 3) meet current obligations.   The current economy has
severely hampered the Company's ability to raise funds to close on identified acquisitions. The construction market continues to remain weak. The Company is uncertain what potential acquisitions will be available to us in the near future, or whether, if they are available, if they will be able to raise funds necessary to take advantage of these opportunities. Management believes that the efforts it has made to promote its business will continue for the foreseeable future.
These conditions raise substantial doubt about Iron Eagle Group, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Iron Eagle Group, Inc. be unable to continue as a going concern.

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES

The Company has adopted fair value guidance and utilized the market approach to measure fair value of financial assets. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market Data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES
(Continued)

As of December 31, 2010, the Company's financial assets and liabilities are measured at fair value using Level 3 inputs, with the exception of cash, which was valued using Level 1 inputs. There were no financial assets or liabilities as of December 31, 2009.

                                     Fair Value Measurement at
                                     December 31, 2010 Using:
                                 ------------------------------------
                                      Quoted
                                      Prices In
                                      Active
                                      Markets   Significant
                                      For       Other      Significant
                                      Identical Observable Unobservable
                             December Assets    Inputs     Inputs
                             31, 2010 (Level 1)(Level 2)   (Level 3)
                             -------  ------   -------      -------
Assets:
Cash and Cash Equivalents    $   976   $976     $  -        $     -
                             -------   ----     ----        -------
                                 976    976        -              -
                             -------   ----     ----        -------
Liabilities:
  Capital Lease                2,344      -        -          2,344
  Line of Credit              50,000      -        -         50,000
                             -------   ----     ----        -------
                             $52,344   $  -     $  -        $52,344
                             =======   ====     ====        =======


                                     Fair Value Measurement at
                                     December 31, 2009 Using:
                                 ------------------------------------
                                      Quoted
                                      Prices In
                                      Active
                                      Markets   Significant
                                      For       Other      Significant
                                      Identical Observable Unobservable
                             December Assets    Inputs     Inputs
                            31, 2009 (Level 1)(Level 2)   (Level 3)
                             -------  ------   -------      -------
Assets:
Cash and Cash Equivalents    $     -   $  -     $  -        $     -
                             -------   ----     ----        -------
                                   -      -        -              -
                             -------   ----     ----        -------

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND LIABILITIES
(Continued)

Liabilities:
  Capital Lease                    -      -        -              -
  Line of Credit                   -      -        -              -
                             -------   ----     ----        -------
                             $     -   $  -     $  -        $     -
                             =======   ====     ====        =======

NOTE 13 - SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855-10, "Subsequent Events", (formerly SFAS No. 165, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure through the date on which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.

In February 2010, the FASB issued Accounting Standards Update 2010-09, "Amendments to Certain Recognition and Disclosure Requirements", which amended ASC 855 and which requires issuers of financial statements to evaluate subsequent events through the date on which the financial statements are issued. FASB 2010-09 defines the term "SEC Filer" and eliminates the requirement that an SEC filer disclose the date through which subsequent events have been evaluated.

This change was made to alleviate potential conflicts between ASC 855-10 and the reporting requirements of the SEC. FASB 2010-09 is effective immediately, but is not expected to have a material effect on the Company's financial statements.

In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed and the following items were noted:

  Acquisition:

On January 21, 2011, Iron Eagle Group, Inc. acquired all of the members' interests in Sycamore Enterprises, LLC, through Bruce A.
Bookbinder's membership interests (100%). Sycamore Enterprises, LLC is 100% holder of all of the membership interests of DMC Contractors, LLC, a mechanical contractor ("Delta").

Delta is a regional subcontractor providing commercial and industrial installation of plumbing, heating, ventilation and air conditioning and fire protection services in the regions of Rhode Island, Southeastern Massachusetts and Eastern Connecticut.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

The aggregate purchase price to be paid by Buyer for the purchased membership interests consists of (i) a $9,000,000 buyer note (secured by Delta) and (ii) future contingency payment(s), based on the Company's results for the years ended December 31, 2011, 2012, 2013 and 2014, not to exceed $250,000 per year or $1,000,000 in aggregate, and
(iii) a four year employment contract with the President and Chief Financial Officer of Delta.

The Company has agreed to secure its obligations to Mr. Bookbinder by pledging to Mr. Bookbinder and granting to Mr. Bookbinder a 100% security interest in the membership interest in Sycamore Enterprises, LLC together with the other Collateral until the buyer note is repaid.

The Company filed a Form 8-K on February 4, 2011 with details of the acquisition. The Company will consolidate Delta and the combined results will be reflected in the Company's March 31, 2011 Form 10-Q.

The following proforma information reflects the acquisition of Delta by Iron Eagle. The Unaudited Proforma Consolidated Balance Sheet as of December 31, 2010 and Unaudited Proforma Consolidated Statement of Operations for the year ended December 31, 2010 have been prepared to reflect the acquisition and the adjustments described in the accompanying notes. The historical financial statements for Iron Eagle are presented from audited financial statements as of and for the year ended December 31, 2010. The historical unaudited financial statements for Delta are prepared as of and for the year ended December 31, 2010.

The Unaudited Proforma Consolidated Balance Sheet is prepared as of the acquisition occurred on December 31, 2010.

The Unaudited Proforma Consolidated Statement of Operations was prepared assuming the acquisition occurred on January 1, 2010. The proforma financial information is unaudited and not necessarily indicative of the actual financial position of the Company as of December 31, 2010 or what the actual results would have been assuming the acquisition had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

                                             December 31, 2010
                                                (Unaudited)
                                      ---------------------------
                                                Delta
                              Iron Eagle(a)  Mechanical(b) Adjustments(c) Pro Forma
                             -------------   ------------- -------------- ---------
Current Assets
  Cash                          $      976     $ 2,168,186 $        -   $ 2,169,162
  Contracts Receivable, Net              -      15,571,073          -    15,571,073
  Costs and Estimated
    Earnings in Excess
    of Billings                          -         701,615          -       701,615
  Deposits                               -         133,950          -       133,950
  Other Prepaid Assets             611,563         330,379          -       941,942
  Other Assets                       6,000               -          -         6,000
                                ----------     ----------- ----------   -----------
Total Current Assets            $  618,539     $18,905,203          -   $19,523,742

Fixed Assets, Net of
  Accumulated Depreciation      $    2,150     $   303,067          -   $   305,217
Goodwill                                 -               -  4,615,841     4,615,841
Non-Compete                              -               -    300,000       300,000
                                ----------     ----------- ----------   -----------
TOTAL ASSETS                    $  620,689     $19,208,270 $4,915,841   $24,744,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable -
    Related Parties             $  479,439             $ 0          -      $479,439
  Accounts Payable                  78,409      10,051,160          -    10,129,569
  Advances From Officer            289,758               -          -       289,758
  Other Accrued Liabilities        795,936         233,708          -     1,029,644
  Note Payable - Related Party      18,773         750,000          -       768,773
  Billings in Excess of Costs
    and Estimated Earnings               -       2,646,431          -     2,646,431
  Current Maturities -
    Note Payable                         -           3,460          -         3,460
  Accrued Distribution -
    Taxes                                -         621,478          -       621,478
  Capital Lease                      2,344               -          -         2,344
  Seller's Note                          -               -  9,000,000     9,000,000
  Shares to be Issued               42,155               -          -        42,155
  Line of Credit                    50,000               -          -        50,000
                                ----------     ----------- ----------   -----------
Total Current Liabilities       $1,756,814     $14,306,237 $9,000,000   $25,063,051
                                ----------     ----------- ----------   -----------
Note Payable - Long Term,
  Less Current                           -           4,553          -         4,553
Earn-out                                 -               -    813,321       813,321
                                ----------     ----------- ----------   -----------
TOTAL LIABILITIES               $1,756,814     $14,310,790 $9,813,321   $25,880,925


                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

Stockholders' Equity
  Preferred Stock (0 and 0
    shares issued and outstanding)       -               -          -             -
  Common Stock (11,571,706 and
    1,000 shares issued and
    outstanding)                       116               -          -           116
  Additional Paid in Capital        79,851               -          -        79,851
  Accumulated Deficit           (1,216,092)      4,897,480 (4,897,480)   (1,216,092)
                                ----------     ----------- ----------   -----------
Total Stockholders' Equity      (1,136,125)      4,897,480 (4,897,480)   (1,136,125)
                                ----------     ----------- ----------   -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY          $  620,689     $19,208,270  4,915,841   $24,744,800
                                ==========     =========== ==========   ===========
Consideration:
Seller's Note                                    9,000,000
Earnout - over 4 years                             813,321 Present Value of
                                               -----------  Earnout
Total Purchase Price                           $ 9,813,321

Allocation of Purchase Price
----------------------------
Equity of DMC Contractors                      $ 4,897,480
Non-compete                                        300,000
Customer Contracts                                       -
Goodwill                                         4,615,841
                                               -----------
Total Allocation                               $ 9,813,321

(a) Scheduled from Iron Eagle's audited consolidated balance sheet as of December 31, 2010

(b) Scheduled from Delta's unaudited balance sheet as of December 31,
2010

(c) Adjustments made to allocate the purchase price of Delta.   With
the acquisition of Delta, the Company received $18,905,203 in current assets and $303,067 of fixed assets, which were depreciated and
approximated fair value.    The Company assumed current liabilities of
$14,306,237 and a $4,553 long term note payable.    The former Delta
members have a four year earn-out that has been recorded at the net
present value of the future cash flows.     Specifically identified
intangibles include $300,000 for non-compete agreements with the former owner and goodwill of $4,802,520.

                          IRON EAGLE GROUP, INC.
             Pro Forma Consolidated Statement of Operations
              For the Year Ended December 31, 2010

                               Year Ended December 31, 2010
                               ----------------------------
                                     Delta
                    Iron Eagle(a) Mechanical(b) Adjustments Pro Forma
                         ---------  ----------- ---------  -----------

REVENUES                 $       -   $47,274,347 $      -  $47,274,347

COST OF SALES                    -    41,848,069        -   41,848,069
                         ---------   ----------  --------  -----------

GROSS PROFIT                     -    5,426,278              5,426,278

OPERATING EXPENSES
  Shares Issued for
    Services                30,000            -         -       30,000
  Operating Expenses       118,419    1,247,499         -    1,365,918
  Compensation Expense     506,319    1,541,703         -    2,048,022
  Professional Fees        129,117      681,666         -      810,783
  Professional Fees to
    Related Parties        158,400            -         -      158,400
                         ---------   ----------  --------  -----------
TOTAL OPERATING EXPENSES   942,255    3,470,868         -    4,413,123
                         ---------   ----------  --------  -----------
NET OPERATING
  INCOME (LOSS)           (942,255)   1,955,410         -    1,013,155

OTHER INCOME (EXPENSE)      (2,865)     (85,771)        -      (88,636)
                         ---------   ----------  --------  -----------
NET INCOME (LOSS) BEFORE
  INCOME TAXES            (945,120)   1,869,639         -      924,519
  Provision for Income
    Taxes (Expense)
    Benefit                      -            -         -            -
                         ---------   ----------  --------  -----------
NET INCOME (LOSS)        $(945,120)  $1,869,639  $      -  $   924,519
                         =========   ==========  ========  ===========

EARNINGS PER SHARE
Earnings per Share,
  basic and diluted      $   (0.22)                        $      0.22
                         =========                         ===========
Weighted Average Shares
  Outstanding,
  basic and diluted      4,277,132                           4,277,132
                         =========                         ===========

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

(a) Scheduled from Iron Eagle's audited consolidated Statement of
Operations for the year ended December 31, 2010

(b) Scheduled from Delta's unaudited Statement of Operations for the year December 31, 2010

  Shares Issued for Services:

On January 21, 2011, the board of directors ratified its media relations agreement dated December 7, 2010 between we and Market Update Network Corp. ("MUNC") Pursuant to the agreement, the Company granted MUNC 15,759 common shares valued at $0.95 per common share.

On February 4, 2011, we executed a consulting agreement with IPX Capital, LLC ("IPX"). Pursuant to the agreement, the Company granted IPX 125,000 common shares valued at $0.80 per common share, which
vested immediately.    A success fee of $100,000 in cash will be due
upon raising up to $40,000,000, plus an additional 1% of any capital
raised in excess of $40,000,000.   An additional 125,000 shares will be
earned and vest upon the completion of raising the necessary capital to find the Company's first acquisition.

On March 1, 2011, the Company entered into an investor relations consulting agreement with Alliance Advisors, LLC. Pursuant to the 15 month agreement, the Company will issue 120,000 restricted shares over the term of the agreement, including 40,000 to be issued within the first 30 days of the agreement. In March 2011, the Company issued 40,000 shares of common stock, valued at $1.01 a share, which vested immediately. The agreement also provides for cash fees beginning on the fourth month of service. The fees range from $5,000 a month to $8,500 a month, with the escalations occurring upon closing of a financing transaction of $10 million or more and upon a successful listing on the American Stock Exchange of NASDAQ.

On March 1, 2011, the Company entered into a 12 month consulting agreement with Hayden IR to provide corporate investor and public relations services. Pursuant to the agreement, the Company will issue
75,000 shares of common stock within 30 days of engagement.   In March
2011, the Company issued the 75,000 shares, valued at $1.01 a share,
which vested immediately.   The agreement provides for no monthly cash
fee for the first six months of service. In months seven through twelve, assuming a funding event of $10 million or more occurs, the fees will be $7,000 per month. If the Company does not raise enough money to pay the fee, an additional 75,000 shares of restricted common stock will be issued to Hayden IR within 30 days following the sixth month of engagement.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

On March 1, 2011, the Company entered into a consulting agreement with RJ Falkner & Company, Inc. ("Falkner") to prepare and distribute "Research Profile" reports to over 9,500 investment professionals on a recurring basis, follow-up with investment professionals and investors on a continuing basis, and respond to inquiries from brokers, money managers and investors. The Company will pay Falkner a monthly retainer fee of $5,000 payable in restricted shares of common stock, payable each month in advance, calculated on the average closing price of the Company's stock during the prior 20 market trading days, which was 7,693 shares at $1.30 a share for the first two months of service. In addition, the Company issued Falkner a three-year option to purchase 85,000 shares of the Company's common stock, at an exercise price that is equivalent to the last trade price of the Company's common stock on the date prior to the start date of the consulting agreement, which was $1.01 a share.

On March 1, 2011, the Company entered into a media production and placement services agreement with NewsUSA ("NUSA") to provide national media exposure for the Company. NUSA will provide the Company with $500,000 of media credit to be used in the placement of print and radio features obtained by NUSA on behalf of the Company. Pursuant to the agreement, the Company was to issue $125,000 of restricted common shares valued at the 30 day weighted average price as of the effective day of the agreement. In March 2011, pursuant to this agreement, the Company issued 96,154 shares of stock, valued at $1.30 a share, which vested immediately. For every release after the first media release, for each $25,000 of media credit utilized, the Company shall debit the guaranteed media credit by $22,500 and pay the remaining $2,500 in cash.

  Debt Issuance

On March 8, 2011, the Company entered into a note agreement with Alliance Advisors for $7,500 as consideration for receipt of cash by the Company. This note has an interest rate of 12% and is due upon the earlier of June 8, 2011 or we receiving at least $100,000 of funding.

On March 8, 2011, the Company entered into note agreements with 2 related parties (the Company's Chairman of the Board and the Company's Executive Vice President) for receipt of $60,000 cash for working capital purposes. These notes have similar terms and bear an interest rate of 10% and are due in full upon the earlier of we receiving at least $75,000 of funding or 90 days of issuance with renewable 30 day periods, at the holder's sole discretion.

On March 17, 2011, the Company converted $250,000 of the "Advances from Officer" from the Company's CEO into a note agreement. The note bears an interest rate of 10% and is due December 15, 2011. Should the note not be repaid in it's entirely by December 15, 2011, it will be considered to be in default and the interest rate shall increase to 15%.

                       IRON EAGLE GROUP, INC.
                  (A Development Stage Enterprise)
          Notes to the Consolidated Financial Statements
                  As of December 31, 2010 and 2009

NOTE 13 - SUBSEQUENT EVENTS (Continued)

  Purchase of Marketable Securities:

On March 15, 2011, the Company purchased 250,000 common shares of the registrant from Galileo Partners, LLC for $100. Galileo Partners is an investment firm where Steven Antebi, a non-affiliate, is the president and chief executive officer.

  Compensation Agreements:

Effective as of January 1, 2011, the Board ratified compensation agreements for Joseph LoCurto, Jed Sabio, and Jason Shapiro.

No other reportable subsequent events were noted.

                      SYCAMORE ENTERPRISES, LLC
                          AND SUBSIDIARIES

                   CONSOLIDATED FINANCIAL STATEMENTS

                        FOR THE YEARS ENDED
                     September 30, 2010 AND 2009

                       SYCAMORE ENTERPRISES, LLC
                           AND SUBSIDIARIES

                          Table of Contents


                                                             Page

Report of Independent Registered Public Accounting Firm      150

Consolidated Balance Sheets
  September 30, 2010 and 2009                                151

Consolidated Statements of Income
   For the years ended September 30, 2010 and 2009           153

Consolidated Statements of Changes in Equity
  For the years ended September 30, 2010 and 2009            154

Consolidated Statements of Cash Flows
  For the years ended September 30, 2010 and 2009            155

Notes to the Consolidated Financial Statements
   September 30, 2010 and 2009                               157

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member
Sycamore Enterprises, LLC and Subsidiaries
Warwick, Rhode Island

We have audited the accompanying consolidated balance sheets of Sycamore Enterprises, LLC ("the Company") as of September 30, 2010 and 2009, and the related consolidated statements of income, changes in
equity and cash flows for the years then ended.   These financial
statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sycamore Enterprises, LLC as of September 30, 2010 and 2009 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


The Hall Group, CPAs
Dallas, Texas

August 2, 2011

                       SYCAMORE ENTERPRISES, LLC
                      Consolidated Balance Sheets
                      September 30, 2010 and 2009

                                  Assets

                                               2010              2009
                                               ----              ----
Current Assets:
  Cash and Cash Equivalents                 $ 3,186,002    $ 7,439,029

  Contracts Receivable, Net of Allowance
    of $150,000 and $150,000                 11,109,466     16,783,107

  Costs and Estimated Earnings in Excess
    of Billings on Uncompleted Contracts        472,446        248,238
  Deposits                                      133,950        134,450
  Subchapter S Deposit                           86,364        103,982
  Prepaid Expenses and Other Current Assets      73,935         79,756
                                            -----------    -----------
      Total Current Assets                   15,062,163     24,788,562


Property and Equipment:
  Building                                      803,163        803,163
  Land                                          211,931        211,931
  Motor Vehicles                                387,120        527,661
  Machinery and Equipment                       324,861        318,441
  Computer Equipment                            157,317        152,249

  Office Equipment                              154,283        195,289
  Leasehold Improvements                         21,885         20,072
                                            -----------    -----------
                                              2,060,560      2,228,806
  Less Accumulated Depreciation &
    Amortization                               (782,478)      (863,588)
                                            -----------    -----------
         Net Property and Equipment           1,278,082      1,365,218


Other Assets:
   Subchapter S Deposit, less current
     portion                                    209,888        295,796
                                            -----------    -----------
Total Assets                                $16,550,133    $26,449,576
                                            ===========    ===========

              The accompanying notes are an integral part
                     of the financial statements.

                         SYCAMORE ENTERPRISES, LLC
                   Consolidated Balance Sheets (Continued)
                         September 30, 2010 and 2009

                           Liabilities and Equity

                                                2010            2009
                                                ----            ----
Current Liabilities:
  Current Maturities of Long-Term Debt      $   109,551    $   170,837
  Accounts Payable                            5,605,946      9,929,815
  Billings in Excess of Costs and Estimated
    Earnings on Uncompleted Contracts         3,048,913      4,683,674
Accrued Expenses:
  Payroll                                       390,905        587,420
  Distributions                                 299,478         34,751
  Other                                         433,267        199,123
                                            -----------    -----------
          Total Current Liabilities           9,888,060     15,605,620

Long-Term Liabilities:
  Long-Term Debt, Less Current Maturities       570,564        768,191
   Due to Member                              1,000,000      1,000,000
                                            -----------    -----------
         Total Long-Term Liabilities          1,570,564      1,768,191
                                            -----------    -----------
              Total Liabilities              11,458,624     17,373,811

Equity:
  Delta Mechanical Contractors, LLC
   Member's Equity                            4,757,084      8,847,596
  Non-Controlling Interest                      334,425        228,169
                                            -----------    -----------
            Total Equity                      5,091,509      9,075,765
                                            -----------    -----------
Total Liabilities and Equity                $16,550,133    $26,449,576
                                            ===========    ===========

              The accompanying notes are an integral part
                     of the financial statements.

                       SYCAMORE ENTERPRISES, LLC
                    Consolidated Statements of Income
           For the Years Ended September 30, 2010 and 2009

                                        September 30,     September 30,
                                           2010               2009
                                        ------------      ------------
Revenues:
 Contract Revenues Earned               $43,003,070       $68,687,661
 Cost of Revenues Earned                 37,775,348        62,145,617
                                        -----------       -----------
    Gross Profit                          5,227,722         6,542,044


Operating Expenses:
 Depreciation and Amortization              176,368           213,444

 Selling, General and Administrative      3,188,795         2,989,455
                                        -----------       -----------

    Total Operating Expenses              3,365,163         3,202,899


Net Operating Income                      1,862,559         3,339,145

Other Income (Expense)
  Interest Income                            15,412            67,358

  Interest Expense                         (104,924)         (124,617)
  Loss on Sale of Equipment                 (18,911)                0
  Other Income (Expense)                       (786)           48,294
                                        -----------       -----------
    Total Other Income (Expense)           (109,209)           (8,965)

Net Income                              $ 1,753,350       $ 3,330,180

Less:  Net Income Attributable to
        Non-Controlling Interest           (106,256)          (95,666)

                                        -----------       -----------
Net Income Attributable to Delta
  Mechanical Contractors, LLC           $ 1,647,094       $ 3,234,514
                                        ===========       ===========

              The accompanying notes are an integral part
                     of the financial statements.

                       SYCAMORE ENTERPRISES, LLC
               Consolidated Statements of Changes in Equity
             For the Years Ended September 30, 2010 and 2009

                                       Delta
                                     Mechanical            Non-
                                    Contractors,        Controlling
                                     LLC Member          Interest        Total Equity
                                    -----------         -----------      ------------
Balances as of September 30, 2008   $ 8,715,247          $ 132,503       $ 8,847,750

   Net Income                         3,234,514             95,666         3,330,180

   Distributions                     (3,102,165)                 0        (3,102,165)
                                    -----------          ---------       -----------
Balances as of September 30, 2009     8,847,596            228,169         9,075,765

   Net Income                         1,647,094            106,256         1,753,350

   Distributions                     (5,737,606)                 0        (5,737,606)
                                    -----------          ---------       -----------
Balances as of September 30, 2010   $ 4,757,084          $ 334,425       $ 5,091,509
                                    ===========          =========       ===========

              The accompanying notes are an integral part
                     of the financial statements.

                         SYCAMORE ENTERPRISES, LLC
                  Consolidated Statements of Cash Flows
             For the Years Ended September 30, 2010 and 2009

                                            2010              2009
                                            ----              ----
Cash flows from operating activities
  Net income                            $ 1,753,350       $ 3,330,180
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization           176,368           213,444
    Loss on sale of property and equipment   18,911                 0
 Increase (decrease) in cash resulting
   from a change in:
    Contracts receivable, net             5,673,641         2,797,227
    Costs and estimated earnings in excess
     of billings on uncompleted contracts  (224,208)         (120,829)
    Prepaid expenses and other current
     assets                                   5,821           (41,978)
    Accounts payable                     (4,323,869)         (172,845)
    Billings in excess of costs and
     estimated earnings on uncompleted
     contracts                           (1,634,761)          133,236
   Accrued expenses                          37,629          (125,801)
                                        -----------       -----------
      Net cash provided by operating
       activities                         1,482,882         6,012,634
                                        -----------       -----------
Cash flows from investing activities:
  Purchases of property and equipment      (199,156)          (33,373)
  Proceeds from sale of property and
   equipment                                 91,013                 0
  Deposits refunded                         104,026           194,290
                                        -----------       -----------
      Net cash provided by (used in)
       investing activities                  (4,117)          160,917
                                        -----------       -----------
Cash flows from financing activities:
  Distributions to member                (5,472,879)       (3,123,433)
  Principal payments on long-term debt     (258,913)         (166,888)
                                        -----------       -----------
      Net cash (used in) financing
       activities                        (5,731,792)       (3,290,321)
                                        -----------       -----------
 Net increase (decrease) in cash and
  cash equivalents                       (4,253,027)        2,883,230
Cash and cash equivalents at the
  beginning of the year                   7,439,029         4,555,799
                                        -----------       -----------
Cash and cash equivalents at the end of
  the year                              $ 3,186,002       $ 7,439,029
                                        ===========       ===========

Supplemental cash flow disclosures:
  Cash paid during the year for
    Interest                            $   104,924       $   124,617
                                        ===========       ===========

              The accompanying notes are an integral part
                     of the financial statements.

                        SYCAMORE ENTERPRISES, LLC
               Notes to Consolidated Financial Statements
                        September 30, 2010 and 2009

Note 1 - Operations
-------------------
Sycamore Enterprises, LLC (herein referred to as "the Company" or
"Sycamore") is a holding company whose only asset is its investment in Delta Mechanical Contractors, LLC ("Delta").

Delta is a wholly owned subsidiary of the holding company Sycamore. Delta is a subcontractor providing commercial and industrial installations of plumbing, HVAC, and fire protection systems throughout
the New England region.   Sycamore and Delta are collectively referred
to as "the Companies".

The consolidated financial statements include the accounts of Sycamore Enterprises, LLC and its wholly owned subsidiary Delta Mechanical Contractors, LLC. The Company has consolidated its Variable Interest Entity ("VIE"), 44 Wilclar, LLC which is not owned by the parent, but is wholly owned by the Company's sole member. 44 Wilclar, LLC ("44 Wilclar") is a real estate entity that was formed in 2007 to acquire and renovate a facility for the Company in Rhode Island. Refer to Note 16 - Variable Interest Entities for additional information. Upon consolidation, all significant intercompany transactions were eliminated.

On January 21, 2011, Iron Eagle Group ("Iron Eagle"), a publically traded company, acquired Sycamore by the issuance of an $8.7 million note bearing 5% interest, which is due September 2, 2011. This note is
secured by a pledge of 100% of the equity of Delta and Sycamore.   44
Wilclar was excluded from the acquisition. See Note 20 - Subsequent Events for additional information regarding the acquisition.

Note 2 - Significant Accounting Policies
----------------------------------------
A summary of the significant accounting policies followed by the Companies in the preparation of the accompanying consolidated financial statements is set forth below:

Operating Cycle - The Companies' work is performed primarily under lump-sum contracts. The duration of each project varies; however, completion typically occurs within one (1) year.

Amended Codification - Effective for the year ended September 30, 2010, the Company retroactively adopted the amended presentation and disclosure provisions of accounting for non-controlling interests in consolidated financial statements. In accordance with these amended provisions of consolidation, the term "minority interest" is now referred to as "non-controlling interest" and is reported as a separate component of equity apart from parent company equity on the face of the balance sheet. Consolidated net income is adjusted to include the net income attributed to the non-controlling interest, with separate disclosure of net income attributable to the parent and non-controlling interest on the face of the consolidated statement of operations or comprehensive operations. The financial statements as of and for the years ended September 30, 2010 and 2009 have been restated to reflect these changes.

                      SYCAMORE ENTERPRISES, LLC
               Notes to Consolidated Financial Statements
                    September 30, 2010 and 2009

Note 2 - Significant Accounting Policies - (Continued)
-----------------------------------------------------
Estimates - The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition - Construction Contracts - Revenues from construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Revenues from time and materials contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near-term.

Contract costs include all direct subcontractors, material, labor costs, benefits, licenses and fees, insurance, and payroll taxes, and those indirect costs related to contract performance such as small tools and other indirect costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reasonably estimated.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Contracts Receivable - The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables. Normal contracts receivable are due thirty (30) days after the issuance of the invoice. Contract retentions are due thirty (30) days after the completion of the project and acceptance by the owner.

                        SYCAMORE ENTERPRISES, LLC
                Notes to Consolidated Financial Statements
                       September 30, 2010 and 2009

Note 2 - Significant Accounting Policies - (Continued)
-----------------------------------------------------
Property and Equipment - All property and equipment are stated at cost. Major renewals, additions, and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed in the year incurred.

Depreciation - Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

     Assets                     Life in Years
     ------                     -------------
     Building                        39
     Motor vehicles                   5
     Machinery and equipment          5
     Computer equipment               5
     Office equipment                 5
     Leasehold improvements     Life of lease

Income Taxes - The Companies are limited liability companies and have elected to be taxed as S-Corporations under applicable Internal Revenue Service code provisions. As such corporate income, losses and credits are passed through to their member. The Companies accrue distributions to the member to reflect a portion of the increase in the personal income tax liabilities related to the corporate income included on the individual's income tax returns.

During the year ended September 30, 2010, the Company adopted accounting principles relating to the disclosure of uncertain income tax positions. The related pronouncements changed the manner in which the Company recognizes, presents, and discloses uncertain tax positions within their financial statements. Accordingly, the Company may recognize tax benefits only in the event that a position is more likely than not to be sustained upon examination by the applicable taxing authority. There was no impact on the September 30, 2010 consolidated financial statements of the Company as a result of the adoption of accounting for uncertain income tax positions. Tax years from 2007 through the current year remain open for examination by federal and state tax authorities.

Advertising - Advertising costs are expensed as incurred. Advertising expense for the years ended September 30, 2010 and 2009 were $1,488 and $595, respectively.

Reclassification of Prior Year's Balances - Certain account balances as of September 30, 2009 have been reclassified to enhance financial statement comparability.

                       SYCAMORE ENTERPRISES, LLC
                Notes to Consolidated Financial Statements
                      September 30, 2010 and 2009

Note 3 - Cash and Cash Equivalents
----------------------------------
The Company considers its holdings to be cash equivalents if the instruments mature within ninety (90) days from the date of acquisition and have no penalty for early withdrawal. The Company has a potential concentration of credit risk in that it maintains deposits with a financial institution's in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). The maximum deposit insurance amount is $250,000, which is applied per depositor, per insured depository institution for each account ownership category. As of September 30, 2010, the Company had $3,263,766 in excess of FDIC limits.

Note 4 - Contract Receivables
-----------------------------
The Company's contract receivables consist of the following:

                                             2010             2009
                                             ----             ----
   Contract receivables:
     Billed:
       Completed contracts              $   461,550      $   175,513
       Contracts-in-progress              7,306,484       10,263,881
       Retained                           3,491,432        6,493,713
                                        -----------      -----------
                                         11,259,466       16,933,107
   Less allowance for doubtful accounts    (150,000)        (150,000)
                                        -----------      -----------
      Total Contract receivables        $11,109,466      $16,783,107

Generally, contracts receivable are due thirty (30) days after the issuance of the invoice. Contract retentions are due thirty (30) days after the completion of the project and acceptance by the owner.

The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables.

Note 5 - Costs and Estimated Earnings on Uncompleted Contracts
--------------------------------------------------------------
The Company's costs and estimated earnings on uncompleted contracts are as follows:
                                             2010              2009
                                              ----              ----
Costs incurred on uncompleted contracts  $ 46,993,210    $ 71,308,116
Estimated earnings                          3,922,270       6,187,403
                                         ------------    ------------
                                           50,915,480      77,495,519
Less billings to date                     (53,491,947)    (81,930,955)
                                         ------------    ------------
Net Costs and Estimated Earnings on
  Uncompleted Contracts                  $ (2,576,467)   $ (4,435,436)
                                         ============    ============

                       SYCAMORE ENTERPRISES, LLC
               Notes to Consolidated Financial Statements
                      September 30, 2010 and 2009

Note 5 - Costs and Estimated Earnings on Uncompleted Contracts -
(Continued)
----------------------------------------------------------------
The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

The components of the Costs and Estimated Earnings on Uncompleted
Contracts are included in the accompanying consolidated balance sheets under the following captions:

                                              2010           2009
                                              ----           ----
  Costs and estimated earnings in
   excess of billings on uncompleted
   contracts                              $   472,446   $   248,238

  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                               (3,048,913)   (4,683,674)
                                          -----------   -----------
  Net Costs and Estimated Earnings on
   Uncompleted Contracts                  $(2,576,467)  $(4,435,436)
                                          ===========   ===========

Note 6 - Note Payable - Line of Credit
--------------------------------------
The Companies have a $3,000,000 revolving note payable-line of credit with a bank expiring January 31, 2011 which is secured by substantially all business assets of the Companies. The note payable - line of credit is subject to certain financial and reporting covenants. The note payable-line of credit bears interest at the bank's prime rate plus one percent (1%), with a minimum rate of four and one half percent (4.5%). At September 30, 2010 and 2009, there was no outstanding balance on the note payable-line of credit.

Note 7 - Accounts Payable
-------------------------
Accounts payable includes amounts due to subcontractors of $1,041,050 and $2,174,928 as of September 30, 2010 and 2009, respectively, that have been retained pending final acceptance of subcontract work.

                       SYCAMORE ENTERPRISES, LLC
              Notes to Consolidated Financial Statements
                      September 30, 2010 and 2009

Note 8 - Long-Term Debt
-----------------------
The following is a summary of long-term debt at September 30:

                                                              2010           2009
                                                              ----           ----
Mortgage note payable, to a bank, collateralized by
 the related building and land and personally
 guaranteed by a member and Delta with a monthly
 principal payment of $6,000 through August 2016,
 plus variable interest                                    $ 404,000      $ 476,000

Second mortgage payable, to a bank, collateralized by
 the related building and land and personally
 guaranteed by the member and Delta with a
 monthly principal payment of $2,875 through
 May 2013, plus variable interest. A balloon
 payment of $175,375 is due in May 2013                      267,375        301,875

Note payable, with monthly payments of $332 at an
 interest rate of 12.64% through May 2013.  This
 note is secured by office equipment                           8,740         11,430

Notes payable, with monthly payments from $766 to
 $3,677 including interest at rates from 4% to 7.2%
 through January 2012.  The notes are secured by
 motor vehicles                                                    -        149,723
                                                           ---------      ---------
                                                             680,115        939,028

Less current maturities                                      109,551        170,837
                                                           ---------      ---------
                                                           $ 570,564      $ 768,191
                                                           =========      =========

Aggregate maturities of long-term debt are as follows for the years ending September 30:

     2011              $ 109,551
     2012                109,960
     2013                272,604
     2014                 72,000
     2015                 72,000
     Thereafter           44,000
                       ---------
                       $ 680,115
                       =========

                      SYCAMORE ENTERPRISES, LLC
              Notes to Consolidated Financial Statements
                     September 30, 2010 and 2009

Note 9 - Income Taxes
---------------------
Effective August 1, 2005, the member elected to be treated as a Subchapter S Corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the corporate income or loss and credits are passed through to the member and combined with his personal income and deductions to determine taxable income on his individual tax returns at the federal level.

The Companies' accrue distributions to the member to cover the federal and state income taxes which must be paid by the member on his personal income tax returns resulting from corporate taxable income included on his individual tax returns. The total distributions accrued at September 30, 2010 and 2009 were $299,478 and $34,751, respectively.

The Tax Reform Act of 1987 requires a corporation treated as a Subchapter S Corporation for income tax purposes to make a refundable, non-interest bearing deposit with the Internal Revenue Service in order to retain a fiscal year-end as opposed to changing to a calendar year-end. The Companies elected to retain the fiscal year of September 30 and maintained deposits with the Internal Revenue Service of $296,252 and $399,778 at September 30, 2010 and 2009, respectively. The deposits are adjusted annually based on changes in the Companies' taxable income. The deposits are refundable upon liquidation of the corporation, loss of S Corporation status or conversion to a calendar year-end.

A portion of the income from residential construction contracts is deferred for tax purposes. The income deferred on residential construction contracts was approximately $0 and $502,283 at September 30, 2010 and 2009, respectively.

Note 10 - Multiemployer Pension Plan
------------------------------------
The Company makes contributions to multiemployer pension plans that cover its various union employees. Multiemployer pension costs incurred for the years ended September 30, 2010 and 2009 were $1,626,008 and $2,305,637, respectively. Other union fringe benefit costs incurred were $3,252,015 and $4,611,274 for the years ended September 30, 2010 and 2009, respectively.

The Multiemployer Pension Plan Amendments Act of 1980 amended ERISA to establish funding requirements and obligations for employers participating in multiemployer plans, principally related to employer withdrawal from or termination of such plans. Separate actuarial calculations of the Company's position are not available with respect to the multiemployer plans.

Note 11 - Defined Contribution Plan
-----------------------------------
The Company has a defined contribution retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, employees meeting certain eligibility requirements can currently elect to defer an amount up to IRS limitations. The Company provides a

                        SYCAMORE ENTERPRISES, LLC
               Notes to Consolidated Financial Statements
                       September 30, 2010 and 2009

Note 11 - Defined Contribution Plan - (Continued)
------------------------------------------------
matching contribution based on participants' contributions.
Contributions in the amount of $55,456 and $57,246 were made to this plan for the years ended September 30, 2010 and 2009, respectively.

Note 12 - Concentrations
------------------------
Transactions with three (3) major customers accounted for approximately fifty seven percent (57%) and sixty two percent (62%) of the contract revenues of the Companies for the years ended September 30, 2010 and 2009, respectively.

Contracts receivable with these 3 major customers accounted for approximately sixty percent (60%) and fifty four percent (54%) of contracts receivable of the Companies at September 30, 2010 and 2009, respectively.

Note 13 - Contingencies
-----------------------
The Company is involved in litigation with respect to certain matters and claims arising in the ordinary course of business. It is the opinion of management (based upon advice of legal counsel) that such litigation and claims will be resolved without material effect to the Company's consolidated financial statements.

Note 14 - Operating Leases
--------------------------
The Company leases a warehouse facility as a tenant at will with monthly payments of $2,000. Rent expense under the agreement was $24,000 during the years ended September 30, 2010 and 2009, respectively.

The Company leases a warehouse facility as a tenant at will with monthly payments of $950. Rent expense under the agreement was $11,400 and $9,500 during the years ended September 30, 2010 and 2009, respectively.

The Company formerly leased an office and warehouse facility as a tenant at will through January 2009 and October 2009, respectively. Rent expense under these leases was $1,585 and $31,786 during the years ended September 30, 2010 and 2009, respectively.

Note 15 - Related Party Transactions
------------------------------------
Due to Related Parties - The Companies have an amount due to member of $1,000,000 at September 30, 2010 and 2009, with interest at seven and three-quarters percent (7.75%), payable monthly. The amount is no longer subordinate to the surety and/or bank interests and the Company can repay any of the amount due as its management deems appropriate. During the year ended September 30, 2010 the bank and surety were made aware of all significant distributions.

                     SYCAMORE ENTERPRISES, LLC
             Notes to Consolidated Financial Statements
                    September 30, 2010 and 2009

Note 15 - Related Party Transactions - Continued
------------------------------------------------
Related Party Lease - Delta leases their primary operating facility as a tenant at will from Wilclar, a consolidated VIE. Under the agreement Delta is required to pay monthly installments of $12,500. Delta is also responsible for the operating expenses of the building. Rent expense was $150,000 for the years ended September 30, 2010 and 2009, respectively, and was eliminated in consolidation.

Note 16 - Variable Interest Entity
----------------------------------
44 Wilclar, LLC (Wilclar) is a real estate entity that was formed in 2007 to acquire and renovate a facility for the Company in Rhode Island. It is not owned by the Company but is wholly owned by Delta's sole member. All of Wilclar's rental income is from Delta. The "primary beneficiary" of a Variable Interest Entity ("VIE") is required to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to make significant decisions about its activities; or (iii) has a group of equity owners that do not have an obligation to absorb losses or the right to receive returns generated by its operations.

The Company has determined that 44 Wilclar, LLC is a VIE for which Delta is deemed the primary beneficiary and, accordingly, has included it in the Company's consolidated financial statements for the years ended September 30, 2010 and 2009.

The following is selected information for 44 Wilclar, LLC as of September 30:

                                                   2010       2009
                                                   ----       ----
The Company's variable interest in 44 Wilclar, LLC is comprised of:

   Loan guaranties                              $ 671,375  $ 777,875
                                                =========  =========

                       SYCAMORE ENTERPRISES, LLC
               Notes to Consolidated Financial Statements
                      September 30, 2010 and 2009

Note 16 - Variable Interest Entity - (Continued)
-----------------------------------------------
44 Wilclar, LLC rents commercial real estate in Rhode Island exclusively to Delta.

                                                    2010        2009
                                                    ----        ----
Selected financial information from 44
 Wilclar, LLC:
  Assets                                      $ 1,005,800  $ 1,006,044
  Liabilities                                     671,375      777,875
  Equity                                          334,425      228,169
  Rental income                                   150,000      150,000
  Net income                                      106,256       95,666

At September 30, 2010 and 2009, 44 Wilclar, LLC has assets with a carrying amount of $948,485 and $969,079, respectively. These assets are classified on the consolidated balance sheet as building and land and were specifically collateralized by its mortgage debt outstanding. the VIE's creditors have no further recourse against the Company, except to the extent of the $671,375 and $777,875 guarantee by Delta Mechanical Contractors, LLC to the VIE's mortgage creditor at September 30, 2010 and 2009, respectively.

Note 17 - Backlog (Unaudited)
----------------------------
The following schedule shows a reconciliation of backlog representing the amount of revenues the Company expects to realize from work to be performed on uncompleted contracts in progress at September 30, 2010 and for contractual agreements on which work has not yet begun.

   Balance at September 30, 2009        $ 25,159,272
   New contracts and adjustments          62,287,624
                                        ------------
                                          87,446,896
   Less contract revenues earned, 2010    43,003,070
                                        ------------
   Balance at September 30, 2010        $ 44,443,826
                                        ============

                       SYCAMORE ENTERPRISES, LLC
              Notes to Consolidated Financial Statements
                    September 30, 2010 and 2009

Note 18 - Surety Bonds
----------------------
The Companies, as a condition for entering into some of its construction contracts, had outstanding surety bonds as of September 30, 2010 and 2009.

Note 19 - Recent Accounting Pronouncements
------------------------------------------
In January 2010, the Company adopted Accounting Standard Update 2009-16, "Transfers and Servicing (Topic 860): Accounting for Transfers of
Financial Assets."   This ASU is intended to improve the information
provided in financial statements concerning transfers of financial assets, including the effects of transfers on financial position, financial performance and cash flows, and any continuing involvement of the transferor with the transferred financial assets. Iron Eagle does not have a program to transfer financial assets; therefore, this ASU had no impact on our consolidated financial statements.

In January 2010, the Company adopted ASU 2009-17, "Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities", which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise's continuing involvement with variable interest entities.

On January 1, 2010, we adopted ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements," which added disclosure requirements about transfers in and out of Levels 1 and 2 and separate disclosures about activity relating to Level 3 measurements and clarifies existing disclosure requirements related to the level of disaggregation and input and
valuation techniques.   The adoption of this guidance did not have a
material impact on our consolidated financial statements or the related disclosures.

Management has reviewed these new standards and believes they had or will have no material impact on our financial statements.

Note 20 - Subsequent Events
---------------------------
On January 21, 2011, Iron Eagle Group ("Iron Eagle") acquired 100% of the member's interest of Sycamore and Delta from Sycamore's the sole member. The total purchase price was paid by delivery of Iron Eagle's $9.0 million note, with interest at 5%, that was payable on or before June 2, 2011. Under the terms of the agreement, the note was subject to reduction on a dollar for-dollar basis if the working capital of Sycamore and Delta as of the January 21, 2011 closing date was less than $5.0 million.

On May 18, 2011, it was determined the working capital at closing was $4,675,463 and the principal amount of the note was reduced to $8,675,463 accordingly. On May 31, 2011 the note's maturity date was extended to September 2, 2011. The note is secured by 100% of the

                       SYCAMORE ENTERPRISES, LLC
               Notes to Consolidated Financial Statements
                      September 30, 2010 and 2009

Note 20 - Subsequent Events - (Continued)
----------------------------------------
equity of Delta, which can revert to the member if the entire note, together with accrued interest thereon, is not paid in full by September 2, 2011.

In addition, per the purchase agreement, in the event that Sycamore and Delta achieve consolidated net income before interest, taxes, depreciation and amortization, or "EBITDA," in any one or more of the four fiscal years ending December 31, 2011 through December 31, 2014, Iron Eagle will pay future contingent payments based on the results for such fiscal years, not to exceed $250,000 in any one of such four fiscal years or $1.0 million in the aggregate.

Iron Eagle also agreed to employ Sycamore's sole Member as President of Delta for a period of four years through December 31, 2014. In connection with the May 31, 2011 agreement to extend the maturity date of the note to September 2, 2011, the Company agreed, following payment of such note, to either secure a full release to the Company's sole member from his personal indemnity liability to Berkley Regional Insurance Company, a bonding company to Delta, or to provide an indemnity bond or other acceptable form of indemnity to him.

The Company's $3,000,000 revolving line of credit expired on January 31, 2011 and was not renewed.

No other material subsequent events were noted.

                             Prospectus

                      Iron Eagle Group, Inc.

                            August 8, 2011

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as selling agents and with respect to their unsold allotments or subscriptions.

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.
We shall pay the expenses.

SEC Registration Fee                             $  1,825.09
Printing and Engraving Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Miscellaneous
                                                 -----------
TOTAL                                           $

Item 14. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of we as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of we in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

From January 2010 to the present, Iron Eagle issued the following shares of common stock (adjusted to give effect to our 1-for-40 reverse stock split that occurred on July 13, 2010 and the one-for-eight reverse stock split that will be consummated prior to completion of the offering of the securities included in this registration statement.

On January 8, 2010, 1,167,162 common shares were issued to the former shareholders of Iron Eagle Group, Inc., a Nevada Corporation in connection with a business combination. These shares were held in escrow until August 18, 2010. In exchange, the Iron Eagle Nevada shareholders surrendered all of their issued and outstanding Iron Eagle Nevada one-class common stock.

On February 23, 2010, Iron Eagle issued 625 shares of common stock, valued at $6,000, to pay fees to a non-affiliated website development firm.

On May 1, 2010, Iron Eagle agreed to issue 25,000 shares common stock at a share price valued at $240,000 under an investor relations services agreement with Gary Smolen.

On May 4, 2010, Iron Eagle entered into a director's agreement with Gary Giulietti to become a member of its board, and issued 5,208 shares of our common stock valued at $50,000.

On May 4, 2010, Iron Eagle entered into a one year consulting agreement with CCG, an investor relations firm. In satisfaction for the agreement, Iron Eagle issued 13,594 shares of its common stock valued at $130,500 and a 5 year warrant to purchase up to 13,594 additional shares at an exercise price of $10.56 per share. The fair value of the warrant was $124,703. We received three months of services under this agreement. The portion of services that have not been utilized are recorded as a prepaid expense.

On June 5, 2010, Iron Eagle entered into a three year consulting agreement with Steven Antebi to help it obtain financing and related services. The value of the services to be received was agreed upon to be $400,000. In satisfaction for the agreement, Iron Eagle issued 125,000 shares of our common stock, valued at $3.20 per share. The portion of services that have not been utilized are recorded as a prepaid expense.

On July 16, 2010, the board of directors appointed Joseph Antonini as a director and granted him 4,808 shares of stock, valued at $50,000, which shares vested immediately.

On August 31, 2010, Iron Eagle entered into a financing agreement with Aegis Capital Corp., an investment bank, to act as their underwriter with respect to this public offering. In connection with such agreement, Iron Eagle paid Aegis Capital Corp., $30,000 in the form of 3,572 shares of common stock, valued at $8.40 a share.

On February 4, 2011, Iron Eagle entered into a six month consulting agreement with IPX Capital, LLC ("IPX"). Pursuant to the agreement, Iron eagle issued to IPX 15,625 shares of its common stock valued at $6.40 per common share. Upon our completion of a financing transaction of $10 million or more, we will issue an additional 15,625 shares and $100,000, plus an additional 1% of any capital raised in excess of $40,000,000.

On March 1, 2011, Iron Eagle entered into an investor relations consulting agreement with Alliance Advisors, LLC that expires on May 31, 2012. Pursuant to the agreement, Iron Eagle agreed to issue 15,000 restricted shares over the term of the agreement, valued at $8.08 per share. The agreement also provides for cash fees beginning on the fourth month of the agreement, ranging from $5,000 a month to $8,500 a month, with increases based upon our completion of a financing transaction of $10 million or more.

On March 1, 2011, Iron Eagle entered into a 12 month consulting agreement with Hayden Investor Relations to provide corporate investor and public relations services. Pursuant to the agreement, Iron Eagle issued 9,375 shares of common stock, valued at $8.08 a share. The agreement provides for no monthly cash fee for the first six months of service. In months seven through twelve, assuming a financing of $10 million or more shall have occurred, the fees will be $7,000 per month. If the financing is less than $10 million, then no cash shall be due and instead, we shall issue an additional 9,375 shares of Common Stock to Hayden.

On March 1, 2011, Iron Eagle entered into a consulting agreement with RJ Falkner & Company, Inc. to prepare and distribute "Research Profile" reports to over 9,500 investment professionals on a recurring basis, follow-up with investment professionals and investors on a continuing basis, and respond to inquiries from brokers, money managers and investors. Iron Eagle agreed to pay Falkner a monthly fee of $5,000 payable in restricted shares of common stock, payable each month in advance, calculated on the average closing price of the stock during the prior 20 market trading days. In March and April Iron Eagle issued which was 962 shares at a value of $10.40 a share. In addition, Iron Eagle issued Falkner a three-year option to purchase 10,625 shares of the Company's common stock, at an exercise price of $8.08 a share.

On March 1, 2011, the Company entered into a media production and placement services agreement with NewsUSA to provide national media exposure for the Company. NUSA will provide the Company with $500,000 of media credit to be used in the placement of print and radio features obtained by NUSA on behalf of the Company. Pursuant to the agreement, the Company was to issue $125,000 of restricted common shares valued at the 30 day weighted average price as of the effective day of the agreement. In March 2011, pursuant to this agreement, the Company issued 12,019 shares of stock, valued at $10.40 a share, which vested immediately. For every release after the first media release, for each $25,000 of media credit utilized, the Company shall debit the guaranteed media credit by $22,500 and pay the remaining $2,500 in cash.

On March 13, 2011, the Company granted 5,966 shares of stock to Gary Giulietti, as compensation for his services as a director of the Company from the time period of May 4, 2010, the date Mr. Giulietti joined the board of directors, to March 31, 2011. These shares were valued at $7.60 a share.

On March 13, 2011, the Company granted 4,650 shares of stock to JEA Energy LLC, a firm 100% owned by Joseph Antonini, as compensation for his services as a director of the Company from the time period of July 16, 2010, the date Mr. Antonini joined the board of directors, to March 31, 2011. These shares were valued at $7.60 a share.

On May 5, 2011, pursuant to a Board of Directors authorization, the Company granted 625 common shares to Solar Flash Partners, LLC, a firm 100% owned by attorney Ron Levy as consideration for Mr. Levy's legal services. These shares were valued at $6.80 per common share.

On May 19, 2011, certain of our executive officers, directors and principal stockholders entered into an agreement under which such persons and entities agreed that, upon consummation of this offering, they would convert an aggregate of $972,374 of accrued obligations owed by Iron Eagle to such persons as at December 31, 2010 into an aggregate of 243,095 shares of Iron Eagle common stock, at an effective conversion price of $4.00 per share.

In addition, on May 19, 2011 each of our three senior executive officers and non-executive directors and other former officers agreed to waive and relinquish all cash and stock compensation and other payments due to them for the three months period ended March 31, 2011, aggregating $615,250.

In July and August 2011, Iron Eagle sold to a total of 4 investors, an aggregate of 9 units of its securities; each unit consisting of (a) Iron Eagle's 13% $25,000 note due December 31, 2012, (b) a Series A Warrant expiring December 31, 2012 entitling the holder to purchase 6,250 shares of common stock at an exercise price of $4.00 per share,
(c) a Series B Warrant entitling the holder to purchase an additional 6,250 shares of common stock at an exercise price of $4.00 per share, and (d) a Series C Warrant entitling the holder to purchase an additional 31,250 shares of common stock at an exercise price of $4.00 per share. The Series A Warrants and the Series B Warrants are identical in all respects except that (a) the Series A Warrants may be exercised either for cash or by canceling the Note, (b) the Series B Warrants has certain cashless exercise features, and (c) the Series A Warrants provide, among other rights, for full-ratchet anti-dilution adjustments and the Series B Warrants provide for weighted-average anti dilution adjustments for lower priced issuances of common stock. Both the Series A Warrants and the Series B Warrants included in the units sold are callable by Iron Eagle for $0.08 per warrant if the common stock trades at $20.00, for ten consecutive business days after the shares underlying the warrants are registered for resale under the Securities Act of 1933, as amended.

On July 20, 2011, Iron Eagle granted 5,000 shares of stock valued at $5.20 a share for a total value of $26,000 to Alliance Advisors as part of the contract entered into in March 2011 to provide investor relation services.

On July 20, 2011, Iron Eagle granted 1,216 shares of stock valued at $8.24 a share for a total value of $10,000 to RJ Falkner & Company, Inc. as part of the contract entered into with RJ Falkner & Company, Inc. in March 2011 to provide consulting services.

On July 20, 2011, Iron Eagle granted 2,841 shares of stock for a total value of $12,500 to Gary Giulietti, as compensation for his services as a director of Iron Eagle from the three months ended June 30, 2011 for a total value of $12,500.

On July 20, 2011, Iron Eagle granted 2,841 shares of stock for a total value of $12,500 to JEA Energy LLC, a firm 100% owned by Joseph
Antonini, as compensation for his services as a director of Iron Eagle from the three months ended June 30, 2011.

On July 20, 2011, Iron Eagle granted 12,500 shares of stock for a total value of $65,000 to Joseph LoCurto, the Company's former Chairman, as a result of loan made by Mr. LoCurto in March 2011.

On July 20, 2011, Iron Eagle granted 12,500 shares of stock for a total value of $65,000 to Jed Sabio, the Company's Executive Vice President of Business Development, as a result of loan made by Mr. Sabio in March 2011.

As a result of its sale of the 8 units of securities, Iron Eagle received total proceeds of $200,000, less $20,000 paid in commissions and related expenses to Aegis Capital, who acted as placement agent in connection with the sale of such securities.

Iron Eagle used the proceeds of the sale of such securities to pay accrued and unpaid professional fees, and defray certain costs of this public offering, including fees payable to Nasdaq, printing costs, travel expenses and fees payable to the selling agents and their counsel.

All of these issuances were made to sophisticated investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 16.  Exhibits and Financial Statement Schedules

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

(1.1) Underwriter's Agreement
(3.1) Articles of Incorporation incorporated by referenced to Form 10SB filed August 7, 1997, File No. 0-22965
 (3.2) Amendment to Articles of Incorporation incorporated by referenced to Form 10SB filed August 7, 1997, File No. 0-22965
 (3.3) Bylaws incorporated by reference to Form 10SB filed August 7, 1997, File No. 0-22965
 (4.1) Specimen Common Stock Certificate incorporated by reference to
        Form 10SB filed August 7, 1997, File No. 0-22965
 (5)  Opinion of Jody M. Walker, Attorney At Law
(10)  Material Contracts

Share Exchange between Pinnacle Resources, Inc. and the Shareholders of Iron Eagle Group and Meister Seelig & Fein LLP incorporated by reference to Form 8-K filed on January 11, 2010

Escrow Agreement between Pinnacle Resources, Inc. and the Shareholders of Iron Eagle Group and Meister Seelig & Fein LLP incorporated by reference to Form 8-K filed on January 11, 2010

Letter of Engagement dated December 22, 2009 between CCG Investor
Relations Partners LLC incorporated by reference to Form 8-K filed on July 2, 2010

Antebi Advisory Agreement incorporated by reference to Form
8-K filed on July 2, 2010

Sycamore Enterprises Pledge and Assignment of Membership Interest incorporated by reference to Form 8-K on February 4, 2011.

Jason M. Shapiro Employment Agreement incorporated by reference to Form 8-K on February 4, 2011.

Joseph LoCurto Consulting Agreement incorporated by reference to Form 8-K on February 4, 2011.

Jed Sabio Employment Agreement incorporated by reference to Form 8-K on February 4, 2011.

Lease Between we and Belle Haven Capital, LLC incorporated by reference to Form 8-K on February 4, 2011.

Media Relations Agreement incorporated by reference to Form 8-K on February 4, 2011.

IPX Consulting Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

Alliance Advisors Consulting Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

Alliance Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

Hayden IR Consulting Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

RJ Falkner Consulting Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

NewsUSA Agreement incorporated by reference to Form 8-K filed on March
28, 2011.

LoCurto Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

Sabio Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.

Shapiro Note Agreement incorporated by reference to Form 8-K filed on March 28, 2011.
Accrued Compensation Waiver Agreement between the Registrant and certain Executive officers, directors and consultants (*)

Accrued Compensation Conversion Agreement among the Registrant and certain Executive officers, directors and consultants (*)

Subscription Agreement form of Note due December 31, 2012, Series A Warrant and Series B Warrant (*) offered and sold by registrant in private placement consummated in July and August 2011 (*).

(11)   Statement of Computation of Per Share Earnings
       This Computation appears in the Financial Statements.

(21)  Subsidiaries of Iron Eagle Group, Inc.
(23.1) Consent of The Hall Group, CPAs re: Iron Eagle Group, Inc.
(23.2) Consent of The Hall Group, CPAs re: Sycamore Enterprises, LLC (23.3) Consent of Jody M. Walker, Attorney
            At Law, included in Exhibit 5
-------------------------------
(*)  Filed with this Amendment 1 to Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
       i. To include any prospectus required by Section 10(a) (3) of the Securities Act;
      ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
      iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
      i. If Iron Eagle is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by Iron Eagle pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus filed by Iron Eagle pursuant to Rule 424(b) (2), (b)
(5), or (b) (7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      ii. If we is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Iron we certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment No.1 to Form S-1 registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 8th day of August, 2011.

 Iron Eagle Group, Inc.

/s/Jason M. Shapiro
------------------------------------
By: Jason M. Shapiro
Chief Executive Officer



/s/ Jason M. Shapiro     Chief Executive Officer        August 8, 2011
------------------------ Chief Financial Officer
Jason M. Shapiro         Controller/Director


/s/ Joseph E. Antonini   Chairman and Director          August 8, 2011
------------------------
Joseph E. Antonini


/s/ Gary J. Giulietti    Director                       August 8, 2011
------------------------
Gary J. Giulietti